                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement             [ ] Confidential, For Use of
                                                 the Commission Only
[ ]  Definitive Proxy Statement                  (as permitted by Rule
                                                 14a-6(e)(2))
[ ]  Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule
    14a-11(c) or Rule 14a-12


                           CROSSWORLDS SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

[ ]   No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      Common Stock, par value $0.001 per share, of CrossWorlds Software, Inc.
--------------------------------------------------------------------------------

(2)   Aggregate number of securities to which transactions applies:
      27,026,143 shares of CrossWorlds Common Stock (representing the number of shares of CrossWorlds Common Stock outstanding as of November 19,
      2001
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     The filing fee of $25,135 was calculated pursuant to Exchange Act
     Rule 0-11(c)(1) by multiplying 1/50th of 1% by the aggregate amount of cash to be transferred to security holders in the transaction.
--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     $125,671,565
--------------------------------------------------------------------------------

(5)  Total fee paid:

     $25,135
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

--------------------------------------------------------------------------------

                        SPECIAL MEETING OF STOCKHOLDERS

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

Dear CrossWorlds Software, Inc. stockholder:

     The board of directors of CrossWorlds Software, Inc. has approved a merger combining International Business Machines Corporation and CrossWorlds.

     If the merger is completed, holders of CrossWorlds' common stock will receive $4.65 in cash, without interest, for each share of CrossWorlds' common stock they own.

     Stockholders of CrossWorlds will be asked, at a special meeting of CrossWorlds' stockholders, to adopt the merger agreement. The board of directors of CrossWorlds has determined that the merger and the merger agreement are in the best interests of CrossWorlds' stockholders and has declared the merger advisable and recommends that CrossWorlds' stockholders adopt the merger agreement.

     The date, time and place of the special meeting to consider and vote upon a proposal to adopt the merger agreement is as follows:

     [            , January   , 2002
     9:00 a.m., local time
     CrossWorlds Software, Inc.
     577 Airport Boulevard
     Burlingame, California 94010]

     The proxy statement attached to this letter provides you with information about the special meeting of the CrossWorlds stockholders and the proposed merger. We encourage you to read the entire proxy statement carefully.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, if you are a holder of CrossWorlds' common stock please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us.

                                          ALFRED J. AMOROSO
                                          President and Chief Executive Officer
                                          CrossWorlds Software, Inc.

     The proxy statement is dated December   , 2001, and is first being mailed
to stockholders of CrossWorlds on or about December   , 2001.

THE PROXY STATEMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT IBM AND CROSSWORLDS THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO CROSSWORLDS STOCKHOLDERS UPON WRITTEN OR ORAL REQUEST. STOCKHOLDERS SHOULD CONTACT CROSSWORLDS SOFTWARE, INC. AT 577 AIRPORT BOULEVARD, BURLINGAME, CALIFORNIA 94010, ATTN: INVESTOR RELATIONS, (650) 685-9000.

TO OBTAIN TIMELY DELIVERY OF REQUESTED DOCUMENTS BEFORE THE SPECIAL MEETING, YOU
MUST REQUEST THEM NO LATER THAN             , 200 , WHICH IS FIVE BUSINESS DAYS
BEFORE THE DATE OF THE SPECIAL MEETING.

ALSO SEE "WHERE YOU CAN FIND MORE INFORMATION" IN THE PROXY STATEMENT.

                           CROSSWORLDS SOFTWARE, INC.
                             577 AIRPORT BOULEVARD
                          BURLINGAME, CALIFORNIA 94010
                                 (650) 685-9000
                             ---------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY    , 2002

To the stockholders of CrossWorlds Software, Inc.:

     A special meeting of stockholders of CrossWorlds Software, Inc., a Delaware
corporation, will be held on                , January   , 2002 at 9:00 a.m.,
local time, at the executive offices of CrossWorlds located at 577 Airport Boulevard, Burlingame, California 94010, for the following purposes:

     l. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 29, 2001, among International Business Machines Corporation, Duke Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of IBM, and CrossWorlds Software, Inc.; and

     2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

     The board of directors of CrossWorlds has fixed the close of business on
December   , 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of CrossWorlds' common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of it. At the close of business on the record date, CrossWorlds had outstanding and entitled
to vote [               ] shares of common stock. Holders of CrossWorlds' common
stock are entitled to dissenters' rights under the Delaware General Corporation Law in connection with the merger. See "Appraisal Rights" on page 29.

     YOUR VOTE IS IMPORTANT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF CROSSWORLDS' COMMON STOCK IS REQUIRED TO ADOPT THE MERGER AGREEMENT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO ATTEND. IF YOU SIGN, DATE AND MAIL YOUR PROXY CARD WITHOUT INDICATING HOW YOU WISH TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT. IF YOU FAIL TO RETURN YOUR CROSSWORLDS PROXY CARD, THE EFFECT WILL BE THAT YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE CROSSWORLDS SPECIAL MEETING BUT WILL EFFECTIVELY BE COUNTED AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT. IF YOU DO ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Directors,

                                          ALFRED J. AMOROSO
                                          President and Chief Executive Officer

Burlingame, California
December   , 2001

     CROSSWORLDS' BOARD OF DIRECTORS HAS DECLARED ADVISABLE, AND RECOMMENDS, THAT CROSSWORLDS' STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    3
MARKET PRICE AND DIVIDEND DATA..............................    9
THE SPECIAL MEETING.........................................   10
  Date, Time and Place......................................   10
  Purpose of Special Meeting................................   10
  Record Date; Stock Entitled to Vote; Quorum...............   10
  Votes Required............................................   10
  Voting by CrossWorlds' Directors, Executive Officers and
     Certain Stockholders...................................   10
  Voting of Proxies.........................................   10
  Revocability of Proxies...................................   11
  Solicitation of Proxies...................................   11
THE COMPANIES...............................................   12
  CrossWorlds...............................................   12
  IBM.......................................................   12
  IBM Merger Subsidiary.....................................   12
THE MERGER..................................................   13
  Background to the Merger..................................   13
  Reasons for the Merger and Board of Directors'
     Recommendation.........................................   19
  Opinion of Thomas Weisel Partners LLC.....................   20
  Interests of CrossWorlds' Directors and Management in the
     Merger.................................................   25
  Appraisal Rights..........................................   29
  Accounting Treatment......................................   31
  Form of the Merger........................................   31
  Merger Consideration......................................   31
  Conversion of Shares; Procedures for Exchange of
     Certificates...........................................   31
  Effective Time of the Merger..............................   32
  Delisting and Deregistration of CrossWorlds' Common
     Stock..................................................   32
  Material United States Federal Income Tax Consequences of
     the Merger.............................................   32
  Regulatory Matters........................................   33
  Litigation................................................   33
  Continuation of CrossWorlds' Employee Benefits............   34
  Effect on Awards Outstanding Under CrossWorlds' Stock
     Plans..................................................   34
THE MERGER AGREEMENT AND STOCKHOLDERS AGREEMENT.............   35
  The Merger Agreement......................................   35
  The Stockholders Agreement................................   43
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   45
STOCKHOLDER PROPOSALS.......................................   47
OTHER MATTERS...............................................   47
WHERE YOU CAN FIND MORE INFORMATION.........................   48

Annexes:

  Annex A -- Agreement and Plan of Merger
  Annex B -- Stockholders Agreement
  Annex C -- Opinion of Thomas Weisel Partners LLC
  Annex D -- Section 262 of the Delaware General Corporation Law -- Appraisal Rights

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT WILL CROSSWORLDS' STOCKHOLDERS RECEIVE IN THE MERGER?

A: As a result of the merger, CrossWorlds' stockholders will receive $4.65 in cash, without interest, for each share of CrossWorlds' common stock they own. For example, if you own 100 shares of CrossWorlds' common stock, you will receive $465 in cash in exchange for your CrossWorlds shares.

Q: WHAT DO I NEED TO DO NOW?

A: We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then just mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of CrossWorlds' stockholders.

Q: WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

A: The failure to return your proxy card will have the same effect as voting against the merger.

Q: MAY I VOTE IN PERSON?

A: Yes. If your shares are not held in "streetname," you may attend the special meeting of CrossWorlds' stockholders, and vote your shares in person, rather than signing and returning your proxy card.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of CrossWorlds stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the effect of a vote against the merger.

Q: SHOULD I SEND IN MY CROSSWORLDS STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will receive written instructions for exchanging your shares of CrossWorlds' common stock for the merger consideration of $4.65 in cash, without interest, for each share of CrossWorlds' common stock.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods. We expect to complete the merger shortly after the special meeting.

Q: AM I ENTITLED TO DISSENTERS' RIGHTS?

A: Yes. Holders of CrossWorlds' common stock are entitled to dissenters' rights under the Delaware General Corporation Law in connection with the merger.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

     CROSSWORLDS SOFTWARE, INC.
     Attn: Investor Relations
     577 Airport Boulevard
     Burlingame, California 94010
     Telephone: (650) 685-9000

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the documents we refer to herein. See "Where You Can Find More Information" on page 48. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

FORWARD-LOOKING INFORMATION

     This proxy statement may contain projections or other forward-looking statements regarding future events or the future financial performance of CrossWorlds. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee retention and other risks detailed in the current filings with the SEC of both IBM and CrossWorlds, including their most recent filings on Form 10-Q, which discuss these and other important risk factors concerning their respective operations.

THE COMPANIES (PAGE 12)

     CROSSWORLDS SOFTWARE, INC.
     577 Airport Boulevard
     Burlingame, California 94010
     Telephone: (650) 685-9000

     CrossWorlds provides business integration software to extend and unite a company's evolving business processes. CrossWorlds' products help companies streamline and improve internal operations and trading relationships through a cohesive business process management approach. With a patented, unified architecture for integrating processes within the enterprise and across the Internet to trading partners, CrossWorlds' products reduce information technology costs, increase productivity and improve responsiveness to customer demands. CrossWorlds was incorporated in Delaware in March 1996.

     INTERNATIONAL BUSINESS MACHINES CORPORATION
     One New Orchard Road
     Armonk, New York 10504
     Telephone: (914) 499-1900

     IBM, a New York corporation, develops and manufactures advanced information technologies, including computer systems, software, networking systems, storage drives and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services worldwide.

     DUKE ACQUISITION CORP.
     One New Orchard Road
     Armonk, New York 10504
     Telephone: (914) 499-1900

     Duke Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of IBM. Duke Acquisition Corp. was organized solely for the purpose of entering into the merger agreement with CrossWorlds and completing the merger and has not conducted any business operations.

MERGER CONSIDERATION (PAGE 31)

     If the merger is completed, you will receive $4.65 in cash, without interest, in exchange for each share of CrossWorlds' common stock that you own.

     After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a CrossWorlds' stockholder. CrossWorlds' stockholders will receive the merger consideration after exchanging their CrossWorlds' stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to CrossWorlds' stockholders shortly after completion of the merger.

MARKET PRICE AND DIVIDEND DATA (PAGE 9)

     CrossWorlds' common stock is listed on The Nasdaq National Market. On October 29, 2001, the last full trading day prior to the public announcement of
the proposed merger, CrossWorlds' common stock closed at $3.54. On December   ,
2001, the last full trading day prior to the date of this proxy statement,
CrossWorlds' common stock closed at $          .

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 32)

     The exchange of shares of CrossWorlds' common stock for the cash merger consideration will be a taxable transaction to CrossWorlds' stockholders for United States federal income tax purposes.

     TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU.

REASONS FOR THE MERGER (PAGE 19)

     The CrossWorlds board of directors approved the merger based on a number of factors, including the following:

     - the value of the consideration to be received by CrossWorlds' stockholders in the merger pursuant to the merger agreement, as well as the fact that stockholders would receive the consideration in cash with no financing condition;

     - CrossWorlds' prospects if it were to remain independent, the relative size of CrossWorlds and its competitors and CrossWorlds' future as an independent company in light of weakness in third quarter bookings, decreases in deferred revenue amounts in the third quarter, fears of continued customer delays or deferrals of purchases in the fourth quarter and beyond, risks of personnel retention and the weak and uncertain current and anticipated worldwide economic environment;

     - the fact that the companies operating in the application server market were beginning to adopt standards that included integration capabilities, creating thereby an inevitable convergence between the integration and application server markets, thus reducing the potential market for the products of CrossWorlds;

     - the current status of the integration server market and the perceived competitive advantage in the industry of large infrastructure software players with significant distribution capacity, compatible product and service offerings and substantial financial resources;

     - the possible alternatives to the merger (including the possibility of continuing to operate CrossWorlds as an independent entity, and the perceived risks thereof), the range of possible benefits to CrossWorlds' stockholders of such alternatives and the timing and the likelihood of accomplishing the goal of any of such alternatives, and the board of directors' assessment that none of such alternatives were reasonably likely to present superior opportunities for CrossWorlds, or reasonably likely to create greater value for CrossWorlds' stockholders, than the merger;

     - the financial condition, historical results of operations and business and strategic objectives of CrossWorlds, as well as the risks involved in achieving those objectives;

     - other historical information concerning CrossWorlds' business, prospects, financial performance and condition, operations, technology, management and competitive position;

     - the fact that the $4.65 per share to be paid as the consideration in the merger represents a premium of approximately 62.0% over the one-month trailing average of $2.87 per share, a premium of approximately 37.6% over the one-week trailing average of $3.38 per share, and a premium of approximately 31.4% over the $3.54 closing sale price for the shares on The Nasdaq National Market on October 29, 2001, the last trading day prior to the public announcement of the execution of the merger agreement;

     - the fact that Thomas Weisel Partners LLC and members of CrossWorlds' management had contacted approximately 25 selected companies (including
       IBM) in the application server, enterprise application integration, application vendor and other infrastructure software segments of the market regarding their interest in a possible acquisition transaction with CrossWorlds and, although each party was afforded ample time and information to submit an offer, of those contacted, only IBM had made a formal offer to acquire CrossWorlds; and

     - the opinion of Thomas Weisel Partners, dated October 29, 2001, that, as of that date, the merger consideration to be received by CrossWorlds' stockholders pursuant to the merger was fair to such stockholders from a financial point of view. A copy of the Thomas Weisel Partners opinion is attached to this proxy statement as Annex C. Such opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered and limitations of the review undertaken by Thomas Weisel Partners.

RECOMMENDATIONS TO STOCKHOLDERS (PAGE 19)

     The CrossWorlds board of directors believes that the merger is advisable and fair to you and in your best interests. The CrossWorlds board of directors has declared advisable, and recommends, that you vote "for" adoption of the merger agreement.

OPINION OF FINANCIAL ADVISOR (PAGE 20)

     In deciding to approve the merger, one of the factors that the CrossWorlds board of directors considered was the opinion of its financial advisor, Thomas Weisel Partners, delivered orally to the CrossWorlds board of directors on October 29, 2001, and confirmed in writing on that same day, that, based upon certain assumptions and qualifications, the merger consideration to be received by the stockholders of CrossWorlds pursuant to the merger was fair to the stockholders of CrossWorlds from a financial point of view as of such date. The full text of the Thomas Weisel Partners opinion describes the basis for its opinion and is attached as Annex C to this proxy statement. CROSSWORLDS URGES YOU TO READ THE ENTIRE OPINION CAREFULLY.

THE SPECIAL MEETING OF CROSSWORLDS' STOCKHOLDERS (PAGE 10)

     Time, Date and Place.  A special meeting of the stockholders of CrossWorlds
will be held on           , January   , 2002, at the principal executive offices
of CrossWorlds located at 577 Airport Boulevard, Burlingame, California 94010 at 9:00 a.m., local time, to consider and vote upon a proposal to adopt the merger agreement.

     Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of CrossWorlds' common stock at the close of
business on December   , 2001, the record date for the special meeting. You will
have one vote at the special meeting for each share of CrossWorlds' common stock
you owned at the close of business on the record date. There are [     ] shares
of CrossWorlds' common stock entitled to be voted at the special meeting.

     Required Vote. The adoption of the merger agreement requires the affirmative vote of a majority of the shares of CrossWorlds' common stock outstanding at the close of business on the record date.

     Share Ownership of Directors and Management. The directors and executive officers of CrossWorlds and their affiliates own approximately 36.83% of the shares entitled to vote at the special meeting. Directors and executive officers of CrossWorlds who own approximately 35.19% of the shares entitled to vote at the special meeting have agreed to vote their shares in favor of adoption of the merger agreement.

INTERESTS OF CROSSWORLDS' OFFICERS AND DIRECTORS IN THE MERGER (PAGE 25)

     When considering the recommendation by the CrossWorlds board of directors, you should be aware that a number of CrossWorlds' officers and directors have interests in the merger that are different from the interests of other CrossWorlds stockholders. For example, if the merger is consummated, certain indemnification arrangements for current and former directors and officers of CrossWorlds will be continued and certain of CrossWorlds' officers may also be entitled to retention bonus payments in connection with the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER (PAGE 35)

     IBM and CrossWorlds are obligated to complete the merger only if they satisfy or, in some cases, waive several conditions, including:

     - the holders of a majority of the outstanding shares of CrossWorlds' common stock must have voted in favor of adopting the merger agreement;

     - the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other applicable competition, merger control, antitrust or similar law must have expired or been terminated;

     - no temporary restraining order, preliminary or permanent injunction or other decree issued by any court of competent jurisdiction or legal restraint or prohibition which has the effect of preventing the completion of the merger may be in effect;

     - certain consents, approvals, authorizations, qualifications and orders must have been obtained by CrossWorlds; and

     - IBM and CrossWorlds must not have breached in any material respect any of the representations, warranties and covenants contained in the merger agreement.

     In addition, IBM will be obligated to complete the merger only if there is no pending suit, action or proceeding by any governmental entity or third party, or any such suit, action or proceeding threatened by a governmental entity (in each case, other than a suit, claim, action, investigation or proceeding brought by a third party based on state law fiduciary duty claims related to the transactions contemplated by the merger agreement):

     - challenging or seeking to restrain or prohibit the completion of the merger;

     - seeking to prohibit or limit in any material respect the ownership or operation by CrossWorlds or IBM (or their respective affiliates) of a material portion of the respective businesses or assets of CrossWorlds and its subsidiaries (taken as a whole) or IBM and its subsidiaries (taken as a whole) or to require any of them to dispose of or hold separate any material portion of the respective businesses or assets of CrossWorlds and its subsidiaries (taken as a whole) or IBM and its subsidiaries (taken as a whole) as a result of the merger;

     - seeking to impose limitations on the ability of IBM (or its affiliates) to acquire or hold, or exercise full rights or ownership of, any shares of CrossWorlds' common stock (including the right to vote those shares); or

     - seeking to prohibit IBM (or any of its affiliates) from effectively controlling in any material respect a substantial portion of the business or operations of CrossWorlds or its subsidiaries.

     IBM's obligation to complete the merger is subject to the further condition that there not be any restraining order, injunction or other court order or decree or legal restraint or prohibition in effect that could reasonably be expected to result in any of the effects described in the immediately preceding bullet points.

TERMINATION OF THE MERGER AGREEMENT (PAGE 37)

     IBM and CrossWorlds can terminate the merger agreement under certain circumstances, including:

     - by mutual written consent of IBM, Duke Acquisition Corp. and CrossWorlds;

     - by IBM or CrossWorlds, if the merger has not been completed by March 31, 2002 for any reason; provided, however, that this right to terminate the merger agreement will not be available to a party whose action or failure to act was a principal cause or resulted in the failure of the merger to be completed by that date and such action or failure constituted a breach of the merger agreement;

     - by IBM or CrossWorlds, if any restraining order, injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition is in effect, which has become final and nonappealable;

     - by either IBM or CrossWorlds, if the stockholders of CrossWorlds do not adopt the merger agreement at a stockholders meeting duly convened therefor or at any adjournment or postponement of such meeting;

     - by IBM or CrossWorlds, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to the merger and cannot be cured or has not been cured within 25 days after written notice of such breach or failure;

     - by IBM if any restraining order, injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition having the effects described in the bullet points in the second paragraph under "-- Conditions to the Merger" above has become final and non-appealable; or

     - by IBM in the event that CrossWorlds' board of directors or any committee thereof (a) withdraws or proposes publicly to withdraw, or modifies or proposes publicly to modify in a manner adverse to IBM, the recommendation or declaration of advisability by such board or any such committee of the merger agreement or the merger, or resolves or agrees to take any such action, or (b) fails to confirm its recommendation and declaration of advisability of the merger agreement and the merger within ten business days after a written request by IBM that it do so.

LIMITATION ON CONSIDERING OTHER ACQUISITION PROPOSALS (PAGE 36)

     CrossWorlds has agreed not to (a) solicit, initiate or encourage, or take any other action knowingly to facilitate, any takeover proposal or (b) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to or otherwise cooperate in any way with, any takeover proposal, unless the other party making the takeover proposal has made a bona fide unsolicited takeover proposal to the CrossWorlds board of directors that the board of directors determines in good faith is or is reasonably likely to be superior to the merger.

EXPENSES AND TERMINATION FEES (PAGE 37)

     The merger agreement provides that regardless of whether the merger is consummated, all expenses incurred by the parties shall be borne by the party incurring such expenses.

     The merger agreement requires, however, that CrossWorlds pay IBM a termination fee of $4.8 million if, among other things:

     - the merger agreement is terminated by either IBM or CrossWorlds because the merger has not been consummated by March 31, 2002 and (i) at or prior to such termination, another takeover proposal from a third party has been made, announced or become known to the CrossWorlds stockholders, or any person or group has acquired ownership of 10% or more of CrossWorlds' common stock, and (ii) within 12 months following such termination CrossWorlds or any of its subsidiaries enters into an agreement with respect to, or consummates, any takeover proposal;

     - the merger agreement is terminated by either IBM or CrossWorlds because the special meeting of CrossWorlds' stockholders was held and the CrossWorlds stockholders have failed to adopt the merger agreement and
       (i) at or prior to such termination, another takeover proposal from a third party has been made, announced or become known to the CrossWorlds stockholders, or any person or group has acquired ownership of 10% or more of CrossWorlds' common stock, and (ii) within 12 months following such termination CrossWorlds or any of its subsidiaries enters into an agreement with respect to, or consummates, any takeover proposal; or

     - the merger agreement is terminated by IBM because the board of directors of CrossWorlds or a committee thereof has (i) withdrawn or adversely modified or publicly proposed to withdraw or adversely modify the recommendation or declaration of advisability of the board of directors or such committee in favor of the merger or (ii) failed to confirm its recommendation and declaration of advisability of the merger agreement and the merger within 10 business days of a written request by IBM that it do so.

ACCOUNTING TREATMENT (PAGE 31)

     The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

REGULATORY MATTERS (PAGE 33)

     The Hart-Scott-Rodino Antitrust Improvements Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has ended. Both IBM and CrossWorlds have filed the required notification and report forms. The required waiting period expires on December 20, 2001 unless extended by the Antitrust Division or the Federal Trade Commission with a request for additional information.

APPRAISAL RIGHTS (PAGE 29)

     CrossWorlds' stockholders have the right under Delaware law to dissent from the approval of the merger and to exercise appraisal rights and to receive payment in cash for the fair value of their shares of CrossWorlds' common stock determined in accordance with Delaware law. The fair value of shares of CrossWorlds' common stock as determined in accordance with Delaware law may be more or less than the merger consideration to be paid to non-dissenting CrossWorlds stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must follow specific procedures. Dissenting CrossWorlds stockholders must precisely follow these specific procedures to exercise appraisal rights, or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex D. We encourage all of CrossWorlds' stockholders to read these provisions carefully and in their entirety.

                         MARKET PRICE AND DIVIDEND DATA

     CrossWorlds common stock is included in The Nasdaq National Market under the symbol "CWLD." This table shows, for the periods indicated, the range of high and low closing per share sales prices for CrossWorlds' common stock as reported on The Nasdaq National Market.

                                                                 CROSSWORLDS'
                                                                 COMMON STOCK
                                                              ------------------
                                                                LOW        HIGH
                                                              -------     ------
YEAR ENDED DECEMBER 31, 2000
  Second quarter (from June 1, 2000)........................  $ 9.125     18.125
  Third quarter.............................................   15.563     26.375
  Fourth quarter............................................    3.313     17.375
YEAR ENDED DECEMBER 31, 2001
  First quarter.............................................    2.344      7.000
  Second quarter............................................    2.150      3.100
  Third quarter.............................................     2.30       4.14
  Fourth quarter (through December   , 2001)................       --         --

     Prior to June 1, 2000, there was no public market for CrossWorlds' common stock.

     The following table sets forth the closing per share sales price of CrossWorlds' common stock, as reported on The Nasdaq National Market on October 29, 2001, the last full trading day before the public announcement of the
proposed merger, and on December   , 2001, the latest practicable trading day
before the printing of this proxy statement:

                                                              CROSSWORLDS'
                                                              COMMON STOCK
                                                              CLOSING PRICE
                                                              -------------
October 29, 2001............................................      $3.54
December   , 2001...........................................      $  --

     CrossWorlds has never declared or paid cash dividends on its common stock. The current policy of CrossWorlds is to retain earnings for use in its business. Following the merger there will be no further market for CrossWorlds' common stock.

                              THE SPECIAL MEETING

     We are furnishing this proxy statement to stockholders of CrossWorlds as part of the solicitation of proxies by the CrossWorlds board of directors for use at the special meeting.

DATE, TIME AND PLACE

     We will hold the special meeting at the corporate offices of CrossWorlds, 577 Airport Boulevard, Burlingame, California 94010, at 9:00 A.M., local time,
on [            ] [JANUARY   ], 2002.

PURPOSE OF SPECIAL MEETING

     At the special meeting, we will ask holders of CrossWorlds' common stock to adopt the merger agreement. The CrossWorlds board of directors has approved the merger agreement and the merger, has determined that the merger agreement and the merger are fair to and in the best interests of CrossWorlds and its stockholders, and recommends that CrossWorlds' stockholders vote "for" the adoption of the merger agreement.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Only holders of record of CrossWorlds' common stock at the close of
business on [DECEMBER   ], 2001, the record date, are entitled to notice of and
to vote at the special meeting. On the record date,           shares of
CrossWorlds common stock were issued and outstanding and held by approximately holders of record. A quorum is present at the special meeting if a majority of the shares of CrossWorlds' common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of CrossWorlds' common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement.

VOTES REQUIRED

     The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of CrossWorlds' common stock outstanding on the record date. If a CrossWorlds stockholder abstains from voting or does not vote, either in person or by proxy, it will count as a vote against the adoption of the merger agreement.

VOTING BY CROSSWORLDS' DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS

     At the close of business on the record date, directors and executive officers of CrossWorlds and their affiliates owned and were entitled to vote shares of CrossWorlds' common stock, which represented approximately % of the shares of CrossWorlds' common stock outstanding on that date.
Under the terms of a stockholders agreement, the directors and certain stockholders of CrossWorlds have agreed to vote their shares of CrossWorlds' common stock, and the shares over which they have voting control, in each case as owned or controlled on October 29, 2001, for the adoption of the merger agreement. On the record date, these directors and stockholders of CrossWorlds
owned and were entitled to vote           shares of CrossWorlds' common stock,
or approximately % of the shares of CrossWorlds' common stock outstanding on the record date.

VOTING OF PROXIES

     All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "for" the adoption of the merger agreement.

     Shares of CrossWorlds' common stock represented at the special meeting but not voting, including shares of CrossWorlds' common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a CrossWorlds' stockholder abstains from voting or does not execute a proxy, it will effectively count as a vote against the adoption of the merger agreement. Brokers who hold shares of CrossWorlds' common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares will effectively count as votes against the adoption of the merger agreement.

     The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

     CrossWorlds does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, the CrossWorlds board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by (a) filing with the Secretary of CrossWorlds a duly executed revocation of proxy, (b) submitting a duly executed proxy to the Secretary of CrossWorlds bearing a later date or (c) appearing at the special meeting and voting in person. Attendance at the special meeting will not in and of itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by CrossWorlds. CrossWorlds has retained Georgeson Shareholder to aid in the solicitation of proxies and to verify records relating to the solicitation. Georgeson Shareholder will receive customary fees and expense reimbursement for these services. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail without delay. CrossWorlds also reimburses brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

     Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of CrossWorlds' common stock certificates will be mailed to CrossWorlds' stockholders as soon as practicable after completion of the merger.

                                 THE COMPANIES

CROSSWORLDS

     CrossWorlds provides business integration software to extend and unite a company's evolving business processes. CrossWorlds' products help companies streamline and improve internal operations and trading relationships through a cohesive business process management approach. With a patented, unified architecture for integrating processes within the enterprise and across the Internet to trading partners, CrossWorlds' products reduce information technology costs, increase productivity and improve responsiveness to customer demands.

     CrossWorlds was incorporated in Delaware in March 1996. CrossWorlds' principal executive offices are located at 577 Airport Boulevard, Burlingame, California 94010, and its telephone number is (650) 685-9000. Additional information regarding CrossWorlds is contained in CrossWorlds' filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 48.

IBM

     IBM, a New York corporation, develops and manufactures advanced information technologies, including computer systems, software, networking systems, storage drives and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services worldwide. IBM's principal executive offices are located at One New Orchard Road, Armonk, New York 10504 and its telephone number is (914) 499-1900. Additional information regarding IBM is contained in IBM's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 48.

IBM MERGER SUBSIDIARY

     Duke Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of IBM. Duke was organized solely for the purpose of entering into the merger agreement with CrossWorlds and completing the merger and has not conducted any business operations.

                                   THE MERGER

     The following discussion summarizes the material terms of the merger, the merger agreement and the stockholders agreement. Stockholders should read the merger agreement and the stockholders agreement, which are attached as Annexes A and B to this proxy statement.

BACKGROUND TO THE MERGER

     Beginning in March 2001 the CrossWorlds board of directors held a series of meetings to discuss how best to competitively position CrossWorlds following the consolidation that had occurred in the enterprise application integration industry over the previous year. Through consolidation in the enterprise application integration industry, several competitors of CrossWorlds had become much larger companies able to offer a broader array of services to their customers. At the same time, the industry began to experience a migration of customers from smaller companies, such as CrossWorlds, to these larger companies due to customer perception that the larger companies were more financially stable and would, therefore, be more likely to provide better continuity of service and continued resources for investment in product development than their smaller competitors. This consolidation trend was furthered by the emergence of technological standards such as J2EE and .NET which converged the application server and integration server functionalities. In response to this changing environment in the enterprise application integration industry, the board of directors began considering various strategies, including, among others: (i) CrossWorlds could continue to operate as an independent company; (ii) CrossWorlds could merge with another company of approximately equal size and, by becoming a larger entity, attract new customers; or (iii) CrossWorlds could be acquired by a larger corporation competing in the infrastructure software market.

     On April 2, 2001, the CrossWorlds board of directors held a meeting to continue its deliberations regarding the strategic options available to CrossWorlds. Following these deliberations, the CrossWorlds board of directors determined that the best course of action for CrossWorlds was to maximize shareholder value by leveraging the assets and capabilities that it had created to those industry participants who it believed inevitably would be building enterprise application integration solutions to achieve a time-to-market advantage or to catch up to their competitors in the industry. Accordingly, the CrossWorlds board determined that it would be in the best interests of CrossWorlds and its stockholders to canvas the market to determine what possibility, if any, existed for CrossWorlds to be acquired by one of the larger infrastructure software corporations. The board then authorized and directed Alfred J. Amoroso, the President and chief executive officer of CrossWorlds, to begin making inquiries of possible acquiror candidates with the objective of maximizing the possible price paid by an acquiror and thereby maximizing the value for CrossWorlds stockholders. In addition, after deliberation by the board as to various alternatives, it was determined that it would be appropriate to engage Thomas Weisel Partners LLC to provide strategic and financial advice in connection with a potential sale of CrossWorlds and to assist Mr. Amoroso with the canvassing process.

     On April 2, 2001, following the CrossWorlds board meeting, Terence J. Garnett, a director and principal stockholder of CrossWorlds, contacted Thomas Weisel Partners to communicate the board's interest in engaging them to provide strategic and financial advice in connection with a potential sale of CrossWorlds.

     On April 3, 2001, Mr. Garnett and Mr. Amoroso met with representatives of Thomas Weisel Partners to discuss the terms of their engagement and to discuss possible strategies for commencing a sale process.

     On April 5, 2001, CrossWorlds executed an engagement letter with Thomas Weisel Partners, to provide strategic and financial advice in connection with the potential sale of CrossWorlds, and CrossWorlds and Thomas Weisel Partners agreed to jointly begin making inquiries of potential candidates to purchase CrossWorlds. Over the course of this process, CrossWorlds and Thomas Weisel Partners contacted a total of 25 potential acquirors (including IBM), of which six (including IBM) held management meetings and conducted varying levels of due diligence evaluation of CrossWorlds.

     Also during the first week of April 2001, Mr. Amoroso began contacting a number of large infrastructure corporations to ascertain their potential interest in initiating discussions regarding a possible acquisition of CrossWorlds. In the course of such calls, Mr. Amoroso made a telephone call to Steven Mills, Senior Vice President and Group Executive of IBM Software Group, to ascertain whether IBM might be interested in acquiring CrossWorlds. Mr. Amoroso and Mr. Mills agreed to meet in person on April 13, 2001.

     During early April 2001, CrossWorlds and its representatives prepared materials to use as marketing documents with potential acquirors. Following such preparation, the materials were delivered to a potential acquiror (referred to as Company A), with whom CrossWorlds had conducted preliminary discussions regarding a potential merger transaction in November 2000, which preliminary discussions had been terminated by Company A in December 2000. Although Company A indicated that it did not have an interest in discussing a potential merger transaction with CrossWorlds when approached in early April 2001, in early August 2001, CrossWorlds contacted Company A to see whether Company A might have re-evaluated its decision. On August 7, 2001, Company A requested that it be allowed to conduct a technical due diligence of CrossWorlds. From August 7, 2001 through September 13, 2001, the management of Company A conducted its due diligence review. Following preliminary discussions with the management of CrossWorlds, management of Company A concluded that, due to a significant overlap in technologies and the lack of other synergies, Company A was not interested in a merger transaction.

     On April 13, 2001, Mr. Amoroso, Steven Mills, Senior Vice President and Group Executive of IBM Software Group, John Swainson, General Manager of the Application and Integration Middleware Division of IBM Software Group, Bill Reedy, VP of Business Development of IBM Websphere Division and other IBM representatives met and engaged in discussions concerning whether an acquisition by IBM of CrossWorlds made commercial, strategic and financial sense. In addition, IBM indicated that it would be interested in beginning a due diligence investigation of CrossWorlds' business.

     On April 18, 2001, a meeting was held at the offices of Thomas Weisel Partners in Menlo Park, California at which CrossWorlds presented its technology capabilities and product offerings to IBM. Attendees at the meetings included representatives of both IBM and CrossWorlds.

     On April 19, 2001, Mr. Amoroso contacted another potential acquiror (referred to as Company B) regarding a merger transaction. Company B, a major infrastructure company, responded to this inquiry by requesting that CrossWorlds present an overview of CrossWorlds and its architecture and products. CrossWorlds presented the requested materials on May 7, 2001. Several days following this presentation, Company B indicated that it was not interested in a merger transaction. In September 2001, Thomas Weisel Partners again contacted Company B and was told by Company B that it was still not interested in a merger transaction with CrossWorlds.

     On April 23, 2001, CrossWorlds' board of directors held a special telephonic meeting to discuss IBM's interest in CrossWorlds. Following an extended discussion, the board of directors authorized and directed senior management to continue discussions with IBM as well as to continue to pursue alternative transactions.

     From May 3, 2001 through May 31, 2001, IBM engaged in discussions with CrossWorlds and Thomas Weisel Partners.

     On May 15, 2001, the CrossWorlds board of directors held a meeting to continue its deliberations regarding the options currently available to the company and discuss inquiries by, and approaches to, potential acquirors of CrossWorlds. Following a discussion of the status of the possible alternatives by management, Thomas Weisel Partners presented an update as to the results of their efforts to locate a potential acquiror for CrossWorlds, the timing and accounting treatment of a potential acquisition and other related matters.

     In May 2001, Thomas Weisel Partners contacted another potential acquiror (referred to as Company C) with respect to a potential merger transaction. In late June 2001, Mr. Amoroso was approached by a financial advisor representing Company C with respect to a potential merger transaction and Mr. Amoroso agreed to meet with Company C. On August 16, 2001, Mr. Amoroso met with the chief executive officer of Company C, as well as Company C's financial advisor. At this meeting, the parties engaged in a discussion regarding a potential merger transaction between the companies and valuation issues. At the conclusion of this meeting, discussions between the parties with respect to a potential merger transaction were terminated.

     In mid-June 2001, Mr. Amoroso contacted another potential acquiror (referred to as Company D) with respect to a potential merger transaction. From mid-June 2001 to late-June 2001, representatives of CrossWorlds and Company D exchanged several telephone calls and agreed to hold a meeting among the management of both parties. On July 2, 2001, senior management of Company D and CrossWorlds' management met to discuss the potential synergies between the two companies. On July 6, 2001, Mr. Amoroso had a discussion with Company D's chief executive officer to discuss possible next steps and, on July 12, 2001, CrossWorlds' management and senior management of Company D continued discussions regarding the potential synergies between the two parties. Following these further discussions, senior management of Company D began to question the value of the potential synergies between the two companies and began discussions with respect to valuation issues. On July 18, 2001, Mr. Amoroso met in person with Company D's chief executive officer, and it became clear during these discussions that it was unlikely that Company D and CrossWorlds could reach agreement because of the lack of sufficient synergies between the companies and the potential negative impact of the merger on Company D's existing business. Accordingly, discussions between the parties with respect to a possible merger transaction were terminated.

     On July 11, 2001, IBM delivered a due diligence request list to CrossWorlds and representatives of IBM and CrossWorlds exchanged telephone calls with a view towards preparing for subsequent due diligence meetings.

     On July 11, 2001, IBM delivered a letter to CrossWorlds indicating that all discussions regarding the acquisition of CrossWorlds by IBM were preliminary and not binding, that any exchanged terms would not be definitive unless included in definitive agreements, and that each of them remained free to negotiate with others. CrossWorlds agreed and countersigned this letter.

     On July 13, 2001, IBM and CrossWorlds entered into a Supplement to the Agreement for Exchange of Confidential Information dated as of March 23, 1998 between IBM and CrossWorlds (which agreement governed the existing business relationship of IBM and CrossWorlds) in which the parties agreed to keep confidential any information received in the course of conducting their respective due diligence investigations and negotiating the proposed transaction.

     On July 17 and July 18, 2001, further CrossWorlds management presentations were made to IBM at the Embassy Suites hotel in Burlingame, California. Attendees at the meetings included representatives of both IBM and CrossWorlds.

     On August 8, 2001, Mr. Amoroso met in person at CrossWorlds' Burlingame office with Jeffrey J. Doyle, Corporate Development Executive of IBM, discussed the status of IBM's due diligence of CrossWorlds and engaged in discussions concerning the potential terms of a transaction between the two companies. On the same date, Mr. Doyle discussed with Thomas Weisel Partners IBM's preliminary interest in a transaction at a price between $5.50 and $5.60 per share for all of the outstanding shares of common stock of CrossWorlds, contingent on detailed due diligence investigations of CrossWorlds. Mr. Amoroso responded that he did not accept the price indicated, and left open the price discussion pending review by the CrossWorlds board.

     From mid-May 2001 through mid-August 2001, Mr. Amoroso kept the members of the CrossWorlds board of directors apprised of his discussions with various companies including IBM, as well as the progress made by Thomas Weisel Partners with respect to other potential buyers of CrossWorlds.

     On August 23, 2001, at a regular meeting of CrossWorlds' board of directors, the board, together with certain members of the company's senior management and representatives of Thomas Weisel Partners, discussed the status of the inquiries and negotiations with the potential acquirors. The board also discussed possible alternatives to a sale of the company, including remaining as an independent company. After management apprised the members of the CrossWorlds board of directors of the status of the discussions with IBM, Thomas Weisel Partners presented additional information with respect to the current status of CrossWorlds' and Thomas Weisel Partners' inquiries of various prospective acquirors, including IBM, and, in particular, IBM's preliminary interest in a transaction at a price between $5.50 and $5.60 per share for all of the outstanding shares of common stock of CrossWorlds.

     At this regular meeting of the board of directors, CrossWorlds' board established an executive management retention plan with the purpose of providing incentives to certain key employees to continue their service prior to and following the occurrence of certain change of control transactions. The board considered this action necessary, under the circumstances, to retain key personnel in order to protect CrossWorlds' franchise and to maximize shareholder value. A retention bonus pool in an amount of between $3,400,000 and $5,500,000 based on the value of CrossWorlds in a merger transaction was established. Awards as to percentage of the ultimate pool under the plan were made by the board of CrossWorlds on August 24, 2001 to certain CrossWorlds' employees. The plan provided, among other things, for the payment of such awards on, and 90 days after, a change of control transaction.

     On August 27, 2001, IBM delivered an additional due diligence request list to CrossWorlds seeking to expand their original due diligence inquiries, and IBM continued its investigations. Mr. Doyle and Mr. Amoroso exchanged telephone calls with a view towards preparing for subsequent due diligence meetings.

     On August 27, 2001, at a meeting of the CrossWorlds board of directors, management updated the board on the status of discussions with IBM and potential alternative transactions, including a status report on Company A's due diligence efforts.

     From September 11, 2001 through September 14, 2001, additional due diligence meetings were held at the offices of Thomas Weisel Partners in Menlo Park, California to review and discuss the materials produced as a result of IBM's August 27 additional due diligence request. Attendees at the meetings included representatives of both IBM and CrossWorlds.

     From September 17, 2001 through October 29, 2001, IBM continued to make various due diligence inquiries of CrossWorlds' personnel regarding CrossWorlds and its business.

     On September 28, 2001, Mr. Amoroso met with Mr. Doyle and David L. Johnson, Vice President of Corporate Development of IBM, at the executive offices of IBM in White Plains, New York. At that meeting, Mr. Johnson presented the preliminary proposed terms for an acquisition of CrossWorlds by IBM for cash. In this discussion, Mr. Johnson indicated that the due diligence investigation was only partially complete. He then indicated that based on such investigation and on market uncertainty related to the global economic downturn, IBM's view on value had changed and, subject to completion of due diligence, IBM would be willing to acquire all of the outstanding shares of common stock of CrossWorlds for a price of $4.60 per share in cash. After further negotiations, IBM increased its offered price to $4.80 per share, in cash. Mr. Johnson also indicated that IBM would be willing to increase the price from $4.80 per share to $5.00 per share if certain principal stockholders of CrossWorlds would be willing to set aside $5.5 million of the purchase price proceeds of their CrossWorlds shares to be placed in an escrow account that would be drawn upon to satisfy any potential post-closing claims of IBM for breaches of representations, warranties and covenants of CrossWorlds that would be included in the definitive acquisition agreement to be executed by the parties. He also indicated that IBM would insist upon stockholder agreements from certain of the larger CrossWorlds stockholders in which they would agree to vote in favor of, and provide further support for, the transaction as ultimately agreed upon, and upon the execution of non-competition agreements from certain CrossWorlds principal stockholders and members of management. Mr. Amoroso agreed to present these terms to the CrossWorlds board of directors.

     On October 1, 2001, a telephonic meeting of the CrossWorlds board of directors was convened to discuss the terms of the potential acquisition as proposed by Mr. Johnson. Representatives of Thomas Weisel Partners were present at the meeting and led a discussion regarding the proposed terms of the transaction, including an extended analysis of the $4.80 per share offer by IBM, as well as a summary of the status of their contacts with other potential acquirors, including that none of such other parties contacted remained engaged in evaluating a potential acquisition and no other discussions were ongoing at that time. Representatives of Venture Law Group, legal counsel to CrossWorlds, reviewed with the board their fiduciary duties in considering a cash transaction such as the one proposed by IBM. After an extended discussion, the board determined that the prices that were proposed by IBM were within an acceptable range and authorized management to communicate back to IBM that discussions should continue and that the terms associated with the two proposed pricing scenarios should be explored further.

     During the period from October 2, 2001 through October 11, 2001, CrossWorlds and IBM engaged in various discussions regarding the terms of the proposed transaction. Specifically, IBM again communicated the fact that it viewed the execution of non-competition agreements from certain CrossWorlds principal stockholders and key members of CrossWorlds' management to be a condition to the transaction and indicated that the stockholder agreement to be executed by certain of the CrossWorlds directors and management would include, in addition to a voting commitment, an option to acquire the principal stockholders' CrossWorlds shares and provisions requiring the principal stockholders to disgorge to IBM profits, if any, obtained by the stockholders in connection with a competing proposal.

     On October 11, 2001, attorneys for IBM prepared and provided to attorneys for CrossWorlds initial drafts of the merger agreement, an escrow and indemnification agreement and a stockholder agreement. Discussions between the parties and their representatives regarding the terms presented in the draft agreements continued over the following week. At the conclusion of the initial negotiations, it was mutually determined that IBM and the relevant stockholders would be unable to agree upon mutually acceptable terms for the stockholder post-closing escrow and indemnification that had been proposed by IBM and therefore that portion of the proposal was dropped, which left the proposed price at $4.80 per share.

     Also, during this period, the respective legal counsel for the various stockholders that were being asked to execute the stockholder agreement communicated to counsel for IBM that the portions of such agreement that contemplated an option to acquire their shares and require them to disgorge to IBM profits, if any, obtained by the stockholders in connection with a competing proposal, were not acceptable terms.

     On October 17, 2001, at a meeting of the CrossWorlds board, Thomas Weisel Partners made a presentation to the board with respect to the terms and conditions of IBM's currently proposed $4.80 offer, including the principal stockholder voting, option and profit disgorgement agreements. The board considered the proposal and possible alternatives to the proposal including remaining as a stand-alone company and exploring a possible alternative transaction with Company E (described below). The board then authorized management to continue discussions with IBM and to explore a possible alternative transaction with Company E.

     On October 18, 2001, representatives of IBM contacted Mr. Amoroso to indicate that IBM no longer believed the originally offered price of $4.80 per share to be a viable price due to, among other reasons, IBM's analysis of CrossWorlds' weakness in third quarter bookings and CrossWorlds' weakened working capital position resulting therefrom and therefore CrossWorlds should view that price as being withdrawn. IBM indicated that the price to be offered subsequently would be below $4.50 per share. Numerous discussions regarding this topic continued over the following weekend. Several informal discussions among CrossWorlds' board members also occurred to consider the appropriate next steps for CrossWorlds in light of the withdrawn offer, including exploring a possible alternative transaction with Company E (described below). After extended negotiations, CrossWorlds and IBM agreed to proceed on the basis of a revised price of $4.65 per share on October 22, 2001, but IBM communicated that its other transaction terms that had been proposed by IBM would have to be accepted by CrossWorlds and its principal stockholders for the revised price to hold.

     While the IBM price negotiations were continuing, Mr. Amoroso contacted the chief executive officer of another potential acquiror (referred to as Company E) regarding a proposed merger transaction, at which time Company E requested that the parties hold a conference call to discuss the financial impact of a proposed merger transaction.

     On October 22, 2001, the CrossWorlds board met twice. In its morning meeting, among other items discussed, the board reviewed the status of the potential IBM transaction and Mr. Amoroso updated the board on his conversations with Company E. After the review, the board authorized Mr. Amoroso to continue to explore a possible transaction with Company E, and to continue to negotiate with IBM. In its afternoon meeting, following a lunch meeting between Mr. Amoroso and the chief executive officer of Company E, the board authorized Mr. Amoroso to continue to negotiate with IBM while continuing discussions with Company E.

     On October 24, 2001, CrossWorlds held a conference call with Company E during which CrossWorlds presented its views on certain transaction and due diligence matters, including with respect to CrossWorlds' third quarter bookings. Following the presentation, Company E indicated it would not be interested in pursuing a potential merger transaction with CrossWorlds.

     From October 22, 2001 through October 29, 2001, representatives of CrossWorlds and IBM, together with their respective advisors, held a series of discussions concerning mutually acceptable terms for the proposed merger agreement and stockholder agreement.

     During the week of October 22, 2001, representatives of CrossWorlds initiated contact with Georgeson Shareholder, a nationally recognized firm of proxy solicitors, to discuss various potential stockholder voting and trading scenarios following announcement of the merger, in light of the stockholder agreement that had been proposed by IBM, assuming such agreement applied only to shares currently owned by principal stockholders, and not to shares which might thereafter be acquired by them.

     On October 26, 2001, IBM reiterated, through its counsel, that all remaining proposed transaction terms that had been proposed by IBM would have to be accepted by CrossWorlds and the principal stockholders for the revised price of $4.65 to hold, and communicated a deadline for completion of negotiations of early the following week. After extended discussions during this period, the CrossWorlds principal stockholders that were asked to execute the stockholder agreement ultimately agreed to grant to IBM an option to acquire their shares and to disgorge to IBM profits, if any, obtained by the stockholders in connection with competing proposal. IBM, in turn, agreed that the stockholder voting and support agreement and option applied only to shares currently owned by the principal stockholders, and not to shares which might thereafter be acquired by them. IBM, together with its legal representatives, also engaged in discussions with various employees of CrossWorlds with respect to the terms of the employment arrangements that would govern their employment upon and after the consummation of the merger.

     On October 29, 2001, CrossWorlds' board of directors met with senior management and CrossWorlds' legal and financial advisors at a special telephonic meeting of the board of directors to discuss the status of the negotiations with IBM and the directors' comments on the draft of the proposed merger agreement. CrossWorlds' management then provided its view of the proposed merger, after which representatives of Thomas Weisel Partners presented its analysis of various information to serve as the basis for evaluating the proposed merger consideration and delivered its written opinion to the CrossWorlds board of directors that, based upon certain assumptions and qualifications, the merger consideration to be received by the stockholders of CrossWorlds pursuant to the merger was fair to such stockholders from a financial point of view as of
October 29, 2001. See "-- Opinion of Thomas Weisel Partners LLC" on page   and
the full text of the written opinion of Thomas Weisel Partners attached hereto as Annex C. Representatives of Thomas Weisel Partners also responded to questions raised by members of CrossWorlds' board of directors regarding its analysis and opinion. Specifically, Thomas Weisel Partners confirmed that they and CrossWorlds had contacted a total of 25 potential acquirors and only IBM had elected to continue with their discussions with CrossWorlds to the point of making a formal offer to acquire CrossWorlds. Following their presentation, representatives of Venture Law Group, CrossWorlds' legal advisors, then presented a detailed review of the terms of the merger agreement and the related documents and reviewed for the CrossWorlds' board of directors the issues related to the board's fiduciary duties with respect to the proposed transaction. Included in this discussion was a summary of the advice that CrossWorlds had received from Georgeson Shareholder, the company's proxy solicitation firm, regarding various potential stockholder voting and trading scenarios following announcement of the merger, in light of the stockholder support arrangements that had been proposed by IBM. CrossWorlds' board of directors then engaged in a full discussion of the terms of the proposed merger agreement and related documents, the factors described under "Reasons for the
Merger" on page   , and the analysis and opinion of Thomas Weisel Partners.
CrossWorlds' board of directors concluded that the merger was in the best interests of, and favorable to, CrossWorlds and its stockholders, and that the merger consideration was fair to the CrossWorlds stockholders from a financial point of view as of the date of the board meeting. Accordingly, the CrossWorlds board of directors approved the merger and the merger agreement and related documents and authorized management to proceed with the execution of the merger agreement and the related documents.

     In the evening of October 29, 2001, CrossWorlds and IBM entered into the merger agreement, and certain CrossWorlds principal stockholders entered into the stockholders agreement with IBM.

     Prior to the opening of the market on October 30, 2001, IBM and CrossWorlds issued a joint press release announcing the execution of the merger agreement.

REASONS FOR THE MERGER AND BOARD OF DIRECTORS' RECOMMENDATION

     In the course of reaching its decision to approve and adopt the merger and the merger agreement, the board of directors of CrossWorlds consulted with senior management, legal counsel to CrossWorlds and the financial advisor to CrossWorlds, reviewed a significant amount of information and considered a number of factors, including the following factors:

     - the value of the consideration to be received by CrossWorlds' stockholders in the merger pursuant to the merger agreement, as well as the fact that stockholders would receive the consideration in cash with no financing condition;

     - CrossWorlds' prospects if it were to remain independent, the relative size of CrossWorlds and its competitors and CrossWorlds' future prospects as an independent company in light of weakness in third quarter bookings, decreases in deferred revenue amounts in the third quarter, fears of continued customer delays or deferrals of purchases in the fourth quarter and beyond, risks of personnel retention and a weak and uncertain current and anticipated worldwide economic environment;

     - the fact that the companies operating in the application server market were beginning to adopt standards that included integration capabilities, thereby creating an inevitable convergence between the integration and application server markets, thus reducing the potential market for the products of CrossWorlds;

     - the current status of the integration server market and the perceived competitive advantage in the industry of large infrastructure software players with significant distribution capacity, compatible product and service offerings and substantial financial resources;

     - possible alternatives to the merger (including the possibility of continuing to operate CrossWorlds as an independent entity, and the perceived risks thereof), the range of possible benefits to CrossWorlds' stockholders of such alternatives and the timing and the likelihood of accomplishing the goal of any of such alternatives, and the board of directors' assessment that none of such alternatives were reasonably likely to present superior opportunities for CrossWorlds, or reasonably likely to create greater value for CrossWorlds' stockholders, than the merger;

     - the financial condition, historical results of operations and business and strategic objectives of CrossWorlds, as well as the risks involved in achieving those objectives;

     - other historical information concerning CrossWorlds' business, prospects, financial performance and condition, operations, technology, management and competitive position;

     - the fact that the $4.65 per share to be paid as the consideration in the merger represents a premium of approximately 62.0% over the one-month trailing average of $2.87 per share, a premium of approximately 37.6% over the one-week trailing average of $3.38 per share, and a premium of approximately 31.4% over the $3.54 closing sale price for the shares on The Nasdaq National Market on October 29, 2001, the last trading day prior to the public announcement of the execution of the merger agreement;

     - the fact that Thomas Weisel Partners and members of CrossWorlds' management had contacted 25 selected companies (including IBM) in the application server, enterprise application integration, application vendor and other infrastructure software segments of the market regarding their interest in a possible acquisition transaction with CrossWorlds and, although each party was afforded ample time and information to submit an offer, of those contacted only IBM had made a formal offer to acquire CrossWorlds;

     - the then current financial market conditions, and historical market prices, volatility and trading information with respect to the common stock of CrossWorlds;

     - the opinion of Thomas Weisel Partners, dated October 29, 2001, that, as of that date, the merger consideration to be received by CrossWorlds' stockholders pursuant to the merger was fair to such stockholders from a financial point of view. A copy of the Thomas Weisel Partners opinion is attached to this proxy statement as Annex C. Such opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered and limitations of the review undertaken by Thomas Weisel Partners;

     - the likelihood that the proposed acquisition would be consummated, in light of the experience, reputation and financial capabilities of IBM;

     - the likely impact of the merger on CrossWorlds' employees and customers;

     - the expected effect of the merger on CrossWorlds' existing relationships with third parties;

     - the interests that certain directors and executive officers of CrossWorlds may have with respect to the merger in addition to their interests as stockholders of CrossWorlds generally as described in "-- Interests of CrossWorlds' Directors and Management in the Merger" on page 25;

     - the terms of the merger agreement and related documents, including the parties' representations, warranties and covenants, and the conditions to their respective obligations; and

     - the fact that pursuant to the merger agreement, CrossWorlds is not prohibited from responding in the manner provided in the merger agreement to any unsolicited takeover proposal (as described below in "The Merger Agreement and The Stockholders Agreement -- No Solicitation" on page 34) that CrossWorlds' board of directors reasonably determines in good faith constitutes or is reasonably likely to lead to a superior proposal (as described below in "The Merger Agreement and The Stockholders
       Agreement -- No Solicitation" on page 34).

     The preceding discussion of the information and factors considered by the board of directors of CrossWorlds is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters the board of directors of CrossWorlds did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, the board of directors of CrossWorlds did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board of directors, but rather, the board of directors of CrossWorlds conducted an overall analysis of the factors described above, including discussions with and questioning of CrossWorlds' senior management and legal and financial advisors.

     CrossWorlds' board of directors recognized that, while the consummation of the merger gives CrossWorlds' stockholders the opportunity to realize a premium over the price at which the shares were traded during the period prior to the public announcement of the merger, consummation of the merger would eliminate the opportunity for such stockholders to participate in the future growth and profits of CrossWorlds. CrossWorlds' board of directors believes that the loss of this opportunity was fully reflected in the merger price of $4.65 per share. CrossWorlds' board of directors recognized that there could be no assurance as to the level of growth or profits to be attained by CrossWorlds, if it remained independent, or by CrossWorlds as the surviving corporation in the merger in the future.

OPINION OF THOMAS WEISEL PARTNERS LLC

     A copy of the Thomas Weisel Partners LLC opinion is attached as Annex C to this Proxy Statement. You are urged to read the Thomas Weisel Partners opinion carefully in its entirety for the assumptions made, the procedures followed, the matters considered and the limits of the review made by Thomas Weisel Partners in connection with its opinion.

     On April 5, 2001, CrossWorlds' board of directors engaged Thomas Weisel Partners to act as its exclusive financial advisor concerning the possible sale of CrossWorlds based on its qualifications, expertise and reputation. Thomas Weisel Partners is a nationally recognized merchant bank specializing in advising and investing in companies participating in the growth sectors of the economy including: health care, technology, consumer, business services and telecommunications. On October 29, 2001, Thomas Weisel Partners delivered to the board of directors its verbal opinion that, as of that date, the consideration to be received by CrossWorlds' stockholders was fair to the stockholders from a financial point of view. This opinion was confirmed in writing in an opinion letter dated October 29, 2001.

     CrossWorlds' board of directors determined the consideration CrossWorlds' stockholders would receive in the transaction through negotiations with IBM. The board did not impose any limitations on Thomas Weisel Partners with respect to the investigations made or procedures followed in rendering its opinion.

     The full text of the written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Thomas Weisel Partners in delivering its opinion to CrossWorlds' board of directors is attached as Annex C. You should read this opinion carefully and in its entirety. However, a summary of the Thomas Weisel Partners opinion is included below.

     Thomas Weisel Partners directed its opinion to CrossWorlds' board of directors. The opinion does not constitute a recommendation to you as to how you should vote with respect to the merger. The opinion addresses only the fairness of the consideration to be received by CrossWorlds' stockholders from a financial point of view. It does not address the relative merits of the merger or any alternatives to the merger. Further, it does not address CrossWorlds' underlying decision to proceed with or effect the merger or any other aspect of the merger. In furnishing its opinion, Thomas Weisel Partners did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act, nor did it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act of 1933 and the rules and regulations promulgated thereunder. The Thomas Weisel Partners opinion includes statements to these effects.

     In connection with its opinion, Thomas Weisel Partners, among other things:

     - reviewed certain publicly available financial and other data with respect to CrossWorlds, including the consolidated financial statements for recent years and interim periods to September 30, 2001, and certain other relevant financial and operating data relating to CrossWorlds made available to us from published sources and from the internal records of CrossWorlds;

     - reviewed the financial terms and conditions of a draft of the merger agreement dated October 27, 2001 and drafts of other related agreements;

     - reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of CrossWorlds;

     - compared CrossWorlds from a financial point of view with certain other companies in the enterprise application integration industry and the software industry generally which Thomas Weisel Partners deemed to be relevant;

     - considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the enterprise application integration industry and the software industry generally which Thomas Weisel Partners deemed to be relevant, in whole or in part, to the merger;

     - reviewed and discussed with representatives of CrossWorlds' management certain information of a business and financial nature regarding CrossWorlds, furnished by CrossWorlds' management, including financial forecasts and related assumptions of CrossWorlds;

     - reviewed publicly available financial forecasts regarding CrossWorlds;

     - made inquiries regarding and discussed the merger and a draft of the merger agreement dated October 27, 2001, other related agreements and other matters related thereto with CrossWorlds' counsel; and

     - performed other analyses and examinations as it deemed appropriate.

     In preparing its opinion, Thomas Weisel Partners did not assume any responsibility to independently verify the information referred to above and relied on its being accurate and complete in all material respects. Thomas Weisel Partners made the following assumptions, in each case with CrossWorlds' consent:

     - with respect to the financial forecasts for CrossWorlds provided to Thomas Weisel Partners by CrossWorlds' management, Thomas Weisel Partners assumed for purposes of its opinion, upon the advice of CrossWorlds' management, that the forecasts for CrossWorlds have been reasonably prepared on bases reflecting the best available estimates and judgments of CrossWorlds' management at the time of preparation as to the future financial performance of CrossWorlds, and these forecasts provide a reasonable basis upon which Thomas Weisel Partners could form its opinion;

     - that the merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations; and

     - that the merger will be consummated in accordance with the terms described in the October 27, 2001 draft of the merger agreement and other related agreements, without further amendment thereto, and without any waiver by CrossWorlds of any of the conditions to any party's obligations thereunder.

     In addition, for purposes of its opinion:

     - Thomas Weisel Partners relied on advice of CrossWorlds' counsel and independent accountants as to all legal and financial reporting matters with respect to CrossWorlds, the merger and the merger agreement.

     - Thomas Weisel Partners did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of CrossWorlds, nor was Thomas Weisel Partners furnished with any of these appraisals.

     - CrossWorlds informed Thomas Weisel Partners, and Thomas Weisel Partners assumed, that the transaction would be recorded as a purchase transaction under generally accepted accounting principles.

     The Thomas Weisel Partners opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to Thomas Weisel Partners, as of the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel Partners has not assumed any obligation to update, revise or reaffirm its opinion.

     The following represents a brief summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to CrossWorlds' board of directors. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners.

     Comparable Companies Analysis. Based on public and other available information, Thomas Weisel Partners calculated the multiples of aggregate value, which Thomas Weisel Partners defined as equity value plus debt less cash and cash equivalents, to estimated revenues for 2001 and 2002, and price to estimated earnings for 2002 for relevant companies in the software industry. Thomas Weisel Partners believes that the following seven companies listed below have operations similar to some of the operations of CrossWorlds, but noted that none of these companies have the same management, composition, size or combination of businesses as CrossWorlds: BEA Systems, Inc., Mercator Software, Inc., SeeBeyond Technology Corporation, Talarian Corporation, TIBCO Software, Inc., Vitria Technology, Inc. and webMethods, Inc.

     The following table sets forth multiples indicated by the analysis and the implied share price range resulting from such analysis.

                                                                                       IMPLIED SHARE
                      METRIC                         CROSSWORLDS     VALUATION RANGE    PRICE RANGE
                      ------                        --------------   ---------------   -------------
Aggregate Value / 2001 Estimated Revenue            $86.0 million      0.8x-2.2x        $3.27-$6.97
Aggregate Value / 2002 Estimated Revenue            $111.5 million     0.5x-2.0x        $2.82-$7.88
Price / 2002 Estimated Earnings                          $.10         12.5x-48.0x       $1.31-$5.04

     Thomas Weisel Partners noted that the per share value of the consideration to be received by CrossWorlds' stockholders in connection with the merger, $4.65, fell within these ranges.

     While the comparable company analysis compared CrossWorlds to seven public companies in the software industry, Thomas Weisel Partners did not include every company that could be deemed to be a participant in this same industry, or in the specific sectors of this industry.

     Comparable Transactions Analysis. Based on public and other available information, Thomas Weisel Partners calculated the multiples of aggregate value to Last Twelve Months (LTM) (defined as the estimated 12 months ended September 30, 2001) and Next Twelve Months (NTM) (defined as the estimated 12 months ended September 30, 2002) revenues, and equity value to NTM net income, for CrossWorlds implied in the following 19 comparable transactions of comparable software companies that have been announced since May 1, 2000:

ANNOUNCEMENT DATE      NAME OF ACQUIROR              NAME OF TARGET COMPANY
-----------------  -------------------------   -----------------------------------
     9/18/01       divine, Inc.                Eprise Corporation
     6/11/01       Peregrine Systems, Inc.     Remedy Corporation
     4/24/01       IBM Corporation             Informix Corp.'s Database Unit
     4/9/01        Kana Communications, Inc.   Broadbase Software, Inc.
     3/21/01       Citrix Systems, Inc.        Sequoia Software, Inc.
     3/12/01       Novell, Inc.                Cambridge Technology Partners, Inc.
     3/12/01       Peregrine Systems, Inc.     Extricity, Inc.
     2/20/01       Sybase Inc.                 New Era of Networks, Inc.
     2/15/01       IONA Technologies PLC       Netfish Technologies, Inc.
     1/29/01       Ariba, Inc.                 Agile Software Corporation
     1/17/01       NetIQ Corporation           WebTrends Corporation
     1/16/01       Macromedia, Inc.            Allaire Corporation
     1/8/01        Chordiant Software, Inc.    Prime Response, Inc.
    12/21/00       Microsoft Corporation       Great Plains Software, Inc.
    11/27/00       Agilent Technologies,       Objective Systems Integrators, Inc.
                   Inc.
     11/2/00       Software AG                 SAGA Systems, Inc.
    10/24/00       Hewlett-Packard Company     BlueStone Software, Inc.
     5/22/00       Vignette Corporation        OnDisplay, Inc.
     5/22/00       webMethods, Inc.            Active Software, Inc.

     The following table shows the multiples indicated by this analysis and the multiples implied share price of the proposed merger.

                                                                                      IMPLIED SHARE
METRIC                                              CROSSWORLDS     VALUATION RANGE    PRICE RANGE
------                                             --------------   ---------------   -------------
Aggregate Value / LTM Revenue                      $80.6 million      0.7x-4.3x       $2.84-$11.13
Aggregate Value / NTM Estimated Revenue            $102.0 million     0.6x-2.2x        $3.01-$7.92
Equity Value / NTM Estimated Net Income             $0.6 million     14.4x-98.2x       $0.34-$2.33

     Thomas Weisel Partners noted that the per share value of the consideration to be received by CrossWorlds' stockholders in connection with the merger, $4.65, fell within or exceeded these ranges.

     No company or transaction used in the comparable company or comparable transactions analyses is identical to CrossWorlds or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which CrossWorlds and the transaction are being compared.

     Premiums Paid Analysis. Thomas Weisel Partners reviewed the premiums paid by acquirors in selected technology and software transactions to the closing stock price one day, average stock price one week and average stock price one month prior to the announcement of each transaction. The transactions selected were those with an aggregate value of at least $50 million and announced since January 1, 1998.

     The following tables set forth premiums indicated by this analysis and the implied share price range resulting from such analysis.

     TECHNOLOGY                      VALUATION RANGE   IMPLIED SHARE
    TRANSACTIONS       CROSSWORLDS      PREMIUMS        PRICE RANGE
    ------------       -----------   ---------------   -------------
        1 Day             $3.33        16.0%-50.0%      $3.86-$5.00
       1 Week             $3.38        19.0%-55.0%      $4.02-$5.24
       1 Month            $2.87        23.0%-63.0%      $3.53-$4.67

      SOFTWARE                       VALUATION RANGE   IMPLIED SHARE
    TRANSACTIONS       CROSSWORLDS      PREMIUMS        PRICE RANGE
    ------------       -----------   ---------------   -------------
        1 Day             $3.33        19.0%-54.0%      $3.96-$5.13
       1 Week             $3.38        21.0%-58.0%      $4.09-$5.34
       1 Month            $2.87        23.0%-68.0%      $3.53-$4.81

     Thomas Weisel Partners noted that the per share value of the consideration to be received by CrossWorlds' stockholders in connection with the merger, $4.65, fell within these ranges.

     The foregoing description is only a summary of the analyses and examinations that Thomas Weisel Partners deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to CrossWorlds. In addition, Thomas Weisel Partners may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of CrossWorlds.

     In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CrossWorlds. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the financial fairness of the consideration to be received by CrossWorlds' stockholders pursuant to the transaction, and were provided to CrossWorlds in connection with the delivery of the Thomas Weisel Partners opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

     As described above, Thomas Weisel Partners' opinion and presentation were among the many factors that the board of directors of CrossWorlds took into consideration in making its determination to approve, and to recommend that CrossWorlds' stockholders approve, the merger.

     CrossWorlds has agreed to pay Thomas Weisel Partners a customary fee for its financial advisory services, including delivery of its opinion, a majority of which is contingent upon the consummation of the merger and the remainder of which is a fixed fee. Further, CrossWorlds has agreed to indemnify Thomas Weisel Partners, its affiliates, and their respective, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws. During the two years prior to its engagement, Thomas Weisel Partners also acted as an underwriter in connection with offerings of securities of CrossWorlds and performed various investment banking services for CrossWorlds and has received customary fees for such services.

     In the ordinary course of its business, Thomas Weisel Partners may actively trade the equity securities of CrossWorlds or IBM for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

INTERESTS OF CROSSWORLDS' DIRECTORS AND MANAGEMENT IN THE MERGER

     In considering the recommendation of the CrossWorlds board of directors in favor of the merger, stockholders of CrossWorlds should be aware that members of the CrossWorlds board of directors and executive officers of CrossWorlds have interests in the merger that are different from, or in addition to, the interests of stockholders of CrossWorlds. Such interests relate to or arise from, among other things:

     - the terms of the merger agreement providing for the continued indemnification of current directors and officers of CrossWorlds;

     - officers and employees with options to acquire CrossWorlds' common stock will have these options converted to options to acquire IBM common stock;

     - officers and employees with shares of CrossWorlds' common stock that are subject to a right of repurchase by CrossWorlds will have those shares converted into a right to receive $4.65 in cash per share on a delayed basis. See "-- Restricted Shares" on page 24;

     - Alfred J. Amoroso is party to certain agreements that provide for a continuing consulting relationship with IBM following the merger. See "-- Amoroso Resignation and Release Letter and Consulting Agreement" on page 24;

     - certain executives are eligible to receive payments under the executive management retention plan adopted by CrossWorlds in August 2001. See "-- CrossWorlds' Retention Plan" on page 24; and

     - certain executive officers are parties to agreements that provide for bonus payments if such executive officers remain employed by IBM following the merger and certain performance milestones are achieved. See
       "-- IBM Retention Plan and Agreement" on page   .

     All such additional interests are described below, to the extent material, and except as described below such persons have, to the knowledge of CrossWorlds, no material interest in the merger apart from those of stockholders generally. The CrossWorlds board of directors was aware of, and considered the interests of, their directors and executive officers in approving the merger agreement and the merger.

     Indemnification and Insurance. The merger agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring prior to the effective time of the merger existing in favor of the current and former directors or officers of CrossWorlds and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or other comparable organizational documents) and existing indemnification agreements of CrossWorlds as of the date of the merger agreement shall be assumed by the surviving corporation in the merger, and will continue in full force and effect in accordance with their terms. The merger agreement provides that for six years after the effective time of the merger, IBM will maintain directors' and officers' liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by CrossWorlds' directors' and officers' liability insurance policies, on terms no less favorable in any material respect than those in effect on the date of the merger agreement. IBM's obligation to provide this insurance coverage is subject to a cap of 150% of the current annual premium paid by CrossWorlds for its existing insurance coverage. If IBM cannot maintain the existing or equivalent insurance coverage without exceeding the 150% cap, IBM is required to maintain only that amount of insurance coverage that can be obtained by paying an annual premium equal to the 150% cap.

     Employee Benefits. IBM has agreed to honor all obligations of CrossWorlds under CrossWorlds' employee benefit plans and programs. See "-- Continuation of CrossWorlds' Employee Benefits" on page 34.

     Stock Options. Under the merger agreement, at the effective time of the merger, each stock option granted under CrossWorlds' stock option plans will be assumed by IBM and converted into an option to acquire, on the same terms and conditions as were applicable under such stock option (other than the exercise price, which is described below), the number of shares of IBM common stock determined by multiplying the number of shares of CrossWorlds' common stock subject to such stock option by an "option exchange ratio." The option exchange ratio is a fraction, the numerator of which is $4.65 and the denominator of which is the average closing price of IBM common stock on the New York Stock Exchange Composite Transactions Tape on the ten trading days immediately preceding the date on which the completion of the merger occurs. The exercise price per share of IBM common stock under the converted stock option will be equal to (a) the per share exercise price for the shares of CrossWorlds' common stock otherwise purchasable pursuant to such stock option divided by (b) the option exchange ratio. As soon as practicable after the completion of the merger, but in any event within 30 days of completion of the merger, IBM will prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the shares of IBM common stock subject to the assumed CrossWorlds' stock options. That registration statement will be kept effective, and the current status of the prospectus or prospectuses required by the SEC shall be maintained, for so long as any assumed CrossWorlds' stock options remain outstanding. See "-- Effect on Awards Outstanding Under CrossWorlds' Stock Plans" on page 34.

     Restricted Shares. Under the merger agreement, at the effective time of the merger, each share of CrossWorlds' common stock that is subject to a right of repurchase by CrossWorlds will be canceled and the holder will be eligible to receive $4.65 in cash per share, without interest. The payment for each such share will be made as of the time CrossWorlds' right to repurchase that share would have lapsed under the terms of the applicable equity program, except that no payment will be made if the holder of the share is not employed by IBM or its affiliates on the date payment would otherwise have been made.

     CrossWorlds' Retention Plan. In August 2001, CrossWorlds adopted an executive management retention plan that provides cash retention bonuses to certain designated employees of CrossWorlds in connection with certain qualifying transactions involving CrossWorlds. Under the executive management retention plan, a retention bonus pool in an amount of between $3,400,000 and $5,500,000 based on the value of CrossWorlds in a merger transaction was established. The merger with IBM will be a qualifying transaction under the executive management retention plan, so that designated employees may become eligible for payments. Under the merger agreement, to be eligible for payments, the designated employees of CrossWorlds must be employed by IBM or its affiliates on the six-month anniversary of the effective time of the merger.

     Amoroso Resignation and Release Letter and Consulting Agreement. In connection with the execution of the merger agreement, Alfred J. Amoroso, the President and Chief Executive Officer of CrossWorlds, has entered into a resignation and release letter and a consulting agreement with IBM. The resignation and release letter, which will take effect upon the completion of the merger, provides that Mr. Amoroso will tender his resignation as the President and Chief Executive Officer of CrossWorlds on such date within six months following the consummation of the merger as is selected by IBM or on such later date as agreed in writing between IBM and Mr. Amoroso. Upon the acceptance by IBM of such resignation, Mr. Amoroso will be entitled to certain severance payments and the acceleration of all outstanding stock options pursuant to his employment agreement with CrossWorlds. In addition, if Mr. Amoroso's resignation is accepted prior to 180 days following the completion of the merger, Mr. Amoroso will be entitled to receive the benefits he would have been paid under the CrossWorlds' executive management retention plan if he had been employed by IBM or its affiliates on the six-month anniversary of the effective time of the merger. See "-- CrossWorlds' Retention Plan" on page 26. In addition, Mr. Amoroso and IBM have entered into a consulting agreement pursuant to which Mr. Amoroso will, at the option of IBM, provide consulting services to IBM for a period of up to 18 months following termination of Mr. Amoroso's employment with CrossWorlds for a fee of $41,667 per month. The consulting agreement also provides that Mr. Amoroso will observe certain noncompetition and nonsolicitation of customer and employee restrictions during the consulting period and for specified periods thereafter up to a maximum of 12 months.

     IBM Retention Plan and Agreement. IBM has adopted a retention plan for key senior CrossWorlds employees and entered into related retention agreements providing benefits to certain CrossWorlds employees, including certain CrossWorlds executive officers. The retention agreements, which will take effect upon completion of the merger, provide for retention bonus payments if certain business milestones (which milestones are to be established at the beginning of each period) are achieved during each 6-month measuring period, ending on each date that is 6 months, 12 months, 18 months and 24 months from the completion of the merger. If the business milestones under the retention plan are met, the aggregate retention payments to the Plan Participants, as a group, will be approximately as follows:

MEASURING PERIOD                                              POTENTIAL PAYMENTS
----------------                                              ------------------
6 Month.....................................................      $  375,000
12 Month....................................................      $  750,000
18 Month....................................................      $1,125,000
24 Month....................................................      $1,500,000
Total.......................................................      $3,750,000

     In addition to retention payments, the retention agreements provide for the conversion, in accordance with the merger agreement, of all vested and unvested options to purchase shares of CrossWorlds' common stock held by the executive officers into options to purchase shares of IBM common stock. See "-- Stock Options" on page 26 or "-- Effect on Awards Outstanding Under CrossWorlds' Stock Plans" on page 34. As part of the transaction, these executive officers agreed to terminate their existing employment agreements with CrossWorlds and waive their rights thereunder to severance or termination benefits, stock acceleration and lapse of repurchase rights as to restricted common stock of CrossWorlds held by them which would otherwise have vested in connection with the merger or upon termination following the merger.

     Non-Compete Agreements. As a condition to IBM's willingness to enter into the merger agreement, each executive officer who entered into a retention agreement has agreed that:

     - subject to certain exceptions, for two years following the completion of the merger, he or she will not have a "relationship" with any business in connection with which such executive officer shall engage in or assist such business with respect to the development, marketing, sales, delivery or distribution of enterprise application integration or business process integration middleware software, including enterprise application integration or business process integration middleware software integrated with an application server, or services principally implementing the foregoing middleware software, but excluding services principally implementing CrossWorlds or IBM software. The executive officer will be deemed to have a "relationship" with a business (other than holding less than 5% of the publicly traded securities of that business) if such executive officer (a) owns, manages, operates, joins or is employed by such business, (b) is a director, member, agent, stockholder, owner or general partner of such business, (c) acts as a consultant or advisor to such business, or (d) controls or participates in ownership, management or operation of such business. The noncompetition restrictions automatically will terminate if the executive officer resigns his or her employment during the first 12 months following the merger due to either a reduction in base salary or a relocation of such executive officer's work location by more than 50 miles from its current location;

     - during his or her employment and until the later of (a) one year after the termination of such employment or (b) two years following the completion of the merger, he or she will not, directly or indirectly, provide enterprise application integration or business process integration middleware software integrated with an application server product, or services principally implementing the foregoing middleware software, but excluding services principally implementing CrossWorlds or IBM software to any entity that is then, or during the one-year period prior was, a customer or active prospective customer of CrossWorlds or the related business unit of IBM unless (i) the executive officer is employed by IBM or a subsidiary thereof and such product is provided to the customer on behalf of such employer or the payment for such services is made by the customer to such employer or (ii) the executive officer has previously obtained a written release from an authorized representative of IBM specifically permitting the executive officer to provide such products or services;

     - during his or her employment and until the later of (a) one year after the termination of such employment or (b) two years following the completion of the merger, he or she will not, directly or indirectly, (i) solicit the employment of any employee or consultant of IBM or its subsidiaries or affiliates (or any person who had been such an employee or consultant in the past year) or (ii) hire or attempt to hire, or permit a business of which he or she is a director or executive officer to hire or attempt to hire, any employee or consultant of CrossWorlds or the related business unit of IBM (or any person who had been such an employee or consultant in the past year); and

     - during his or her employment and until the later of (a) one year after the termination of such employment or (b) two years following the completion of the merger, he or she will not, directly or indirectly, interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between CrossWorlds or the related business unit of IBM and any of their respective customers, suppliers or employees.

     Key Shareholder Agreements. As a condition to IBM's willingness to enter into the merger agreement, Terry and Katrina Garnett, key stockholders of CrossWorlds have agreed that:

     - subject to certain exceptions, for three years following the effective time of the merger he or she will not have a "relationship" with any business in which such stockholder shall engage in or assist such business with respect to the development, marketing, sales, delivery or distribution of enterprise application integration or business process integration middleware software, including enterprise application integration or business process integration middleware software integrated with an application server, or services principally implementing the foregoing middleware software, but excluding services principally implementing CrossWorlds or IBM software. Subject to certain exceptions, the stockholder will be deemed to have a "relationship" with a business (other than holding less than 5% of the publicly traded securities of that business) if such shareholder (a) owns, manages, operates, joins or is employed by such business, (b) is a director, member, agent, stockholder, owner or general partner of such business,
       (c) acts as a consultant or advisor to such business, or (d) controls or participates in ownership, management or operation of such business;

     - for three years following the effective time of the merger he or she will not, directly or indirectly, provide enterprise application integration or business process integration middleware software integrated with application server products, or services principally implementing the foregoing middleware software, but excluding services principally implementing CrossWorlds or IBM software to any entity that is, or at any time in the 12 month period prior to such time was, a customer of CrossWorlds or the related business unit of IBM unless the stockholder has previously obtained a written release from an authorized representative of IBM specifically permitting the stockholder to provide such products or services;

     - for the three years following the completion of the merger he or she will not, directly or indirectly, (a) solicit any employee or consultant of CrossWorlds or the related business unit of IBM (or any person who had been such an employee or consultant in the 12 month period prior to such time) to cease or curtail his or her relationship therewith or (b) hire or attempt to hire any employee or consultant of CrossWorlds or the related business unit of IBM (or any person who had been such an employee or consultant in the 12 month period prior to such time); and

     - for the three years following the completion of the merger he or she will not tortiously, directly or indirectly interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between CrossWorlds or the related business unit of IBM and any of their customers, suppliers or employees.

APPRAISAL RIGHTS

     The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex D. Stockholders intending to exercise appraisal rights should carefully review Annex D. Failure to follow precisely any of the statutory procedures set forth in Annex D may result in a termination or waiver of these rights.

     If the merger is consummated, dissenting holders of CrossWorlds' common stock who follow the procedures specified in Section 262 of the Delaware General Corporate Law within the appropriate time periods will be entitled to have their shares of CrossWorlds' common stock appraised by a court and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

     The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of CrossWorlds' common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

     Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must
be filed with CrossWorlds before the special meeting on January   , 2002. This
written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote "for" the merger. Any proxy or vote against the merger will not constitute a demand for appraisal within the meaning of Section 262.

     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in CrossWorlds' common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

     A CrossWorlds stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to CrossWorlds at its address at 577 Airport Boulevard, Burlingame, California 94010, Attention: President. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her CrossWorlds common stock. Within ten days after the effective time of the merger, CrossWorlds must provide notice of the effective time of the merger to all of its stockholders who have complied with Section 262 and have not voted for the merger.

     Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to CrossWorlds a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. CrossWorlds, as the surviving corporation in the merger, must mail such written statement to the stockholder no later than the later of 10 days after the stockholders' request is received by CrossWorlds or 10 days after the latest date for delivery of a demand for appraisal under Section 262.

     Within 120 days after the effective time of the merger (but not thereafter), either CrossWorlds or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the CrossWorlds shares of stockholders entitled to appraisal rights. CrossWorlds has no present intention to file such a petition if demand for appraisal is made.

     Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon CrossWorlds, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by CrossWorlds. If a petition is filed by CrossWorlds, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to CrossWorlds and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and the costs thereof will be borne by CrossWorlds. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendancy of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

     If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

     CrossWorlds stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See "Material United States Federal Income Tax Consequences of the Merger" on page 32.

     Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

     At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with the consent of CrossWorlds. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as CrossWorlds has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

     Failure by any CrossWorlds stockholder to comply fully with the procedures described above and set forth in Annex D to this proxy statement may result in termination of such stockholder's appraisal rights.

ACCOUNTING TREATMENT

     The merger will be accounted for as a purchase for accounting purposes.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Duke Acquisition Corp., a wholly-owned subsidiary of IBM and a party to the merger agreement, will merge with and into CrossWorlds. CrossWorlds will survive the merger as a wholly-owned Delaware subsidiary of IBM.

MERGER CONSIDERATION

     At the effective time of the merger, each outstanding share of CrossWorlds' common stock, other than treasury shares, shares held by IBM or Duke Acquisition Corp., those shares held by stockholders who perfect their appraisal rights (as described in "-- Appraisal Rights" on page 29) and certain restricted shares (as described in "-- Interest of CrossWorlds' Directors and Management in the Merger -- Restricted Shares" on page 26), will be converted into the right to receive $4.65 in cash, without interest. Treasury shares and shares held by IBM or Duke Acquisition Corp. will be canceled immediately prior to the effective time of the merger. Restricted shares will be canceled and converted into the right to receive $4.65 per share in cash, without interest, on the basis described in "-- Interest of CrossWorlds' Directors and Management in the Merger -- Restricted Shares" on page 26. As of the effective time of the merger, all shares of CrossWorlds' common stock will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any shares of CrossWorlds' common stock (other than stockholders who have perfected their appraisal rights) will cease to have any rights as a stockholder, except the right to receive $4.65 per share in cash. The price of $4.65 per share was determined through arm's-length negotiations between IBM and CrossWorlds.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     The conversion of CrossWorlds' common stock into the right to receive $4.65 per share in cash, without interest, will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, EquiServe Trust Company, the paying agent, will send a transmittal letter to each former CrossWorlds stockholder. The transmittal letter will contain instructions for obtaining cash in exchange for shares of CrossWorlds common stock. CrossWorlds' stockholders should not return stock certificates with the enclosed proxy.

     In the event of a transfer of ownership of CrossWorlds' common stock that is not registered in the records of CrossWorlds' transfer agent, the cash consideration for shares of CrossWorlds' common stock may be paid to a person other than the person in whose name the certificate so surrendered is registered if:

     - the certificate is properly endorsed or otherwise is in proper form for transfer; and

     - the person requesting such payment (a) pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate or (b) establishes to CrossWorlds, the surviving corporation in the merger, that the tax has been paid or is not applicable.

     The cash paid upon conversion of shares of CrossWorlds' common stock will be issued in full satisfaction of all rights relating to the shares of CrossWorlds' common stock.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by IBM and CrossWorlds and specified in the certificate of merger. The filing of the certificate of merger will occur not later than the second business day after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement.

DELISTING AND DEREGISTRATION OF CROSSWORLDS' COMMON STOCK

     If the merger is completed, CrossWorlds' common stock will be delisted from The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     This section discusses the material United States federal income tax consequences of the merger to CrossWorlds' stockholders whose shares of CrossWorlds' common stock are surrendered in the merger in exchange for the right to receive cash consideration of $4.65 per share or who receive cash in respect of dissenting shares of CrossWorlds' common stock. The discussion below applies only to CrossWorlds' stockholders that hold CrossWorlds' common stock as capital assets at the time of the merger, and the discussion may not apply to
(a) stockholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold common stock as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction), (b) persons with a "functional currency" other than the U.S. dollar, (c) investors in pass-through entities, (d) retirement plans and tax-exempt organizations, (e) stockholders who acquired CrossWorlds common stock pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation or (f) stockholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates. The discussion below is based upon United States federal income tax laws as now in effect and interpreted and does not take into account possible changes in these tax laws or interpretations, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to CrossWorlds' stockholders.

     For United States federal income tax purposes, a CrossWorlds stockholder generally will recognize capital gain or capital loss equal to the difference between the cash received by the stockholder pursuant to the merger or in respect of, a dissenting share, as the case may be and the stockholder's adjusted tax basis in the shares of CrossWorlds common stock surrendered. Gain or loss will be calculated separately for each block of shares converted in the merger or surrendered pursuant to the exercise of appraisal rights, as the case may be (i.e., shares acquired at the same cost in a single transaction). If at the time of the merger a non-corporate stockholder's holding period for the shares of CrossWorlds' common stock is more than one year, any gain recognized generally will be subject to United States federal income tax at a maximum rate of 20%. If the non-corporate stockholder's holding period for the shares of common stock is one year or less at the time of the merger, any gain will be subject to United States federal income tax at the same rate as ordinary income. There are limits on the deductibility of capital losses. However, gain recognized in the merger by a CrossWorlds stockholder who owns or has previously owned (actually or constructively, taking into account certain stock ownership attribution rules) more than 5% by value of CrossWorlds' stock could be treated as ordinary income if CrossWorlds were determined to be a "collapsible corporation" under Section 341(a) of the Internal Revenue Code of 1986.

     For corporations, capital gain is taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not deductible. Corporations, however, generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.

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

     Cash consideration received by CrossWorlds' non-corporate stockholders in the merger or in respect of a dissenting share of CrossWorlds' common stock, as the case may be, may be subject to backup withholding at a 30.5% rate (declining to 30% after the end of 2001). Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate stockholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent.

     Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder's United States federal income tax liability and may entitle the stockholder to a refund, provided the stockholder furnishes specified required information to the Internal Revenue Service.

     Holders of CrossWorlds' common stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of United States federal, state, local and foreign income and other tax laws in their particular circumstances.

REGULATORY MATTERS

     United States Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules thereunder, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On November 20, 2001, IBM and CrossWorlds each filed a notification and report form pursuant to the Hart-Scott-Rodino Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission, and expect the waiting period to expire at 11:59 p.m. on December 20, 2001, unless earlier terminated, or extended by a request for additional information and materials, by the Antitrust Division or the Federal Trade Commission. At any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of IBM or CrossWorlds. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

     General. It is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that IBM or CrossWorlds will be able to satisfy or comply with these conditions or be able to cause their respective subsidiaries to satisfy or comply with these conditions, or that compliance or noncompliance will not have adverse consequences for IBM after completion of the merger, or that the required regulatory approvals will be obtained within the time frame contemplated by IBM and CrossWorlds and referred to in this proxy statement or on terms that will be satisfactory to IBM and CrossWorlds. See "The Merger Agreement and Stockholders Agreement -- The Merger Agreement -- Conditions to the Completion of the Merger" on page 35.

LITIGATION

     On November 2, 2001, two actions, Neil Macklin vs. CrossWorlds Software, Inc. et al. and Carl Rongo vs. CrossWorlds Software, Inc. et al., were filed in the Superior Court of the State of California for the County of San Mateo. In these actions the plaintiffs named as defendants CrossWorlds and the directors of CrossWorlds. Each complaint purports to assert claims on behalf of all public stockholders of CrossWorlds who are similarly situated with the plaintiff. Each complaint alleges, among other things, that CrossWorlds and the members of CrossWorlds' board of directors have breached their fiduciary duties to CrossWorlds' public stockholders, that the directors engaged in self-dealing in connection with their approval of the merger and that the directors failed to take steps to maximize the value of CrossWorlds to its public stockholders. Each complaint seeks class certification and certain forms of equitable relief, including enjoining the consummation of the merger. CrossWorlds believes that the allegations are without merit and intends to

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vigorously contest each action. There can, however, be no assurance that
CrossWorlds or the other defendants will be successful in their defense of either action.

CONTINUATION OF CROSSWORLDS' EMPLOYEE BENEFITS

     IBM has agreed that the surviving corporation after the merger will honor all CrossWorlds obligations under current employee benefit plans. IBM may, however, amend or terminate any employee benefit plans in accordance with the terms thereof and with applicable law.

     CrossWorlds has agreed to amend its employee stock purchase plan to provide that (a) any ongoing offer periods as of October 31, 2001 will be terminated,
(b) no new offering periods will be begun after that date, (c) each participant's outstanding rights to purchase shares of CrossWorlds' common stock will terminate on November 1, 2001, and (d) CrossWorlds' employee stock purchase plan will terminate at the completion of the merger.

EFFECT ON AWARDS OUTSTANDING UNDER CROSSWORLDS' STOCK PLANS

     Under the merger agreement, at the effective time of the merger, each stock option granted to CrossWorlds' employees under CrossWorlds' stock option plans will be assumed by IBM and converted into an option to acquire, on the same terms and conditions as were applicable under the stock option (other than the exercise price, which is described below), the number of shares of IBM common stock determined by multiplying the number of shares of CrossWorlds' common stock subject to such stock option by an "option exchange ratio." The option exchange ratio is a fraction, the numerator of which is $4.65 and the denominator of which is the average closing price of IBM common stock on the New York Stock Exchange Composite Transactions Tape for the ten trading days immediately preceding the date on which the completion of the merger occurs. The exercise price per share of IBM common stock under the converted stock option will be equal to (a) the per share exercise price for the shares of CrossWorlds' common stock otherwise purchasable pursuant to such stock option divided by (b) the option exchange ratio. As soon as practicable after the completion of the merger, but in any event within 30 days of completion of the merger, IBM will prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the shares of IBM common stock subject to the assumed CrossWorlds' stock options. That registration statement will be kept effective, and the current status of the prospectus required by the SEC shall be maintained for so long as any assumed CrossWorlds' stock options remain outstanding.

     Under the merger agreement, at the effective time of the merger, each share of CrossWorlds' common stock that is subject to a right of repurchase by CrossWorlds will be canceled and the holder will be eligible to receive $4.65 in cash per share, without interest. The payment for each such share will be made as of the time CrossWorlds' right to repurchase that share would have lapsed under the terms of the applicable equity program, except that no payment will be made if the holder of the share is not employed by IBM or its affiliates on the date payment would otherwise have been made.

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

                THE MERGER AGREEMENT AND STOCKHOLDERS AGREEMENT

     The following description summarizes the material provisions of the merger agreement and the stockholders agreement. Stockholders should read carefully the merger agreement and the stockholders agreement, which are attached as Annexes A and B to this proxy statement.

THE MERGER AGREEMENT

     Conditions to the Completion of the Merger. IBM and CrossWorlds are obligated to complete the merger only if they satisfy or, in some cases, waive several conditions which include the following:

     - the holders of a majority of the outstanding shares of CrossWorlds' common stock must have voted in favor of adopting the merger agreement;

     - the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other applicable competition, merger control, antitrust or similar law must have expired or been terminated;

     - no temporary restraining order, preliminary or permanent injunction or other or decree issued by any court of competent jurisdiction or other legal restraint or prohibition which has the effect of preventing the completion of the merger may be in effect;

     - certain consents, approvals, authorizations, qualifications and orders must have been obtained by CrossWorlds (as further discussed below); and

     - IBM and CrossWorlds must not have breached in any material respect any of the representations, warranties and covenants contained in the merger agreement (as further discussed below).

     In addition, IBM will be obligated to complete the merger only if there is no pending suit, action or proceeding by any governmental entity or third party, or any such suit, action or proceeding threatened by a governmental entity (in each case, other than a suit, claim, action, investigation or proceeding brought by a third party based on state law fiduciary duty claims related to the transactions contemplated by the merger agreement):

     - challenging or seeking to restrain or prohibit the completion of the merger;

     - seeking to prohibit or limit in any material respect the ownership or operation by CrossWorlds or IBM (or their respective affiliates) of a material portion of the respective businesses or assets of CrossWorlds and its subsidiaries (taken as a whole) or IBM and its subsidiaries (taken as a whole) or to require any of them to dispose of or hold separate any material portion of the respective businesses or assets of CrossWorlds and its subsidiaries (taken as a whole) or IBM and its subsidiaries (taken as a whole) as a result of the merger;

     - seeking to impose limitations on the ability of IBM (or its affiliates) to acquire or hold, or exercise full rights or ownership of, any shares of CrossWorlds' common stock (including the right to vote those shares); or

     - seeking to prohibit IBM (or any of its affiliates) from effectively controlling in any material respect a substantial portion of the business or operations of CrossWorlds or its subsidiaries.

     IBM's obligation to complete the merger is subject to the further condition that there not be any restraining order, injunction or other court order or decree or legal restraint or prohibition in effect that could reasonably be expected to result in any of the effects described in the immediately preceding bullet points.

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

     In addition, each party's obligation to complete the merger is further subject to the satisfaction or waiver of the following additional conditions:

     - the representations and warranties of each other party set forth in the merger agreement that are qualified as to materiality being true and correct, and the representations and warranties that are not qualified as to materiality being true and correct in all material respects, in each case as of the date of the merger agreement and as of the date on which the merger is to be completed with the same effect as though made on and as of the date on which the merger is to be completed, or, if such representations and warranties expressly relate to an earlier date, then as of such date; and

     - each other party to the merger agreement having performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the date on which the merger is to be completed.

     Several of the representations and warranties of CrossWorlds contained in the merger agreement are qualified by reference to whether the item in question would have a "material adverse effect" on CrossWorlds. The merger agreement provides that a "material adverse effect" means, when used in connection with CrossWorlds, any state of facts, change, development, effect or occurrence that is, or could reasonably be expected to become, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of CrossWorlds and its subsidiaries, taken as a whole.

     CrossWorlds can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so. CrossWorlds cannot at this point determine whether it would resolicit proxies in the event that it decides to waive any of the items listed above. This decision would depend upon the facts and circumstances leading to CrossWorlds' decision to complete the merger and whether CrossWorlds believes there has been a material change in the terms of the merger and such change's effect on CrossWorlds' stockholders. In making its determination, CrossWorlds would consider, among other factors, the reasons for the waiver, the effect of the waiver on the terms of the merger, whether the requirement being waived was necessary in order to make the deal fair to the stockholders from a financial point of view, the availability of alternative transactions and the prospects of CrossWorlds as an independent entity. If CrossWorlds determines that a waiver of a condition would materially change the terms of the merger, it will resolicit proxies.

     No Solicitation. The merger agreement provides that CrossWorlds will not, nor will it permit any of its subsidiaries to, nor will it authorize any of its directors, officers or employees or any investment banker, attorney, accountant or other advisor or representative retained by it or any of its subsidiaries to, directly or indirectly:

     - solicit, initiate or encourage, or take any other action knowingly to facilitate, any takeover proposal, as described below, or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a takeover proposal; or

     - enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or cooperate in any way with, any takeover proposal.

     The merger agreement permits the board of directors of CrossWorlds, at any time prior to the adoption of the merger agreement at the special meeting, in response to a bona fide written takeover proposal that the board of directors reasonably determines in good faith constitutes or is reasonably likely to lead to a superior proposal, as described below, and which takeover proposal was unsolicited and did not otherwise result from a breach of the relevant provisions of the merger agreement, to participate in discussions or negotiations with the person making such takeover proposal (and its representatives) regarding such takeover proposal and furnish information with respect to CrossWorlds and its subsidiaries to the person making such takeover proposal (and its representatives) pursuant to a customary confidentiality agreement, so long as all such information is provided to IBM on a prior or substantially concurrent basis. CrossWorlds is also required to notify IBM in writing of any inquiries or takeover proposals and the identity of the person making such inquiry or takeover proposal, and to keep IBM informed of the status and details of any such inquiry or takeover proposal.

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

     The merger agreement further allows the CrossWorlds board of directors to make any disclosure to CrossWorlds' stockholders if, in the good faith judgment of the CrossWorlds board of directors, after consultation with outside legal counsel, failure to disclose would be inconsistent with applicable law.

     The merger agreement provides that the term "takeover proposal" means any inquiry, proposal or offer from any person relating to, or reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of (a) assets or businesses that constitute or represent 15% or more of the total revenue, operating income, EBITDA or assets of CrossWorlds and its subsidiaries, taken as a whole, or (b) 15% or more of the outstanding securities of CrossWorlds, or 15% or more of the outstanding securities of any subsidiary of CrossWorlds directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause
(a).

     The merger agreement provides that the term "superior proposal" means any bona fide binding written offer not solicited by or on behalf of CrossWorlds or any of its subsidiaries made by a third party that if consummated would result in such third party (or in the case of a direct merger between such third party and CrossWorlds, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the common stock of CrossWorlds or all or substantially all the assets of CrossWorlds and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities that the board of directors of CrossWorlds determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to have a higher value than the consideration to be received by CrossWorlds' stockholders in connection with the merger, taking into account, among other things, any changes to the terms of the merger agreement proposed by IBM in response to such superior proposal or otherwise.

     The merger agreement provides that neither the CrossWorlds board of directors nor any committee of the board will:

     - withdraw or propose publicly to withdraw, or modify or propose publicly to modify in a manner adverse to IBM, the recommendation or declaration of advisability of the merger agreement or the merger of the CrossWorlds board of directors or such committee, or resolve or agree to take any such action, unless the board of directors or such committee reasonably determines in good faith that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law;

     - recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any takeover proposal or withdraw its approval of the merger, or resolve or agree to take any such action; or

     - cause or permit CrossWorlds to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or relating to, or that is intended to or is reasonably likely to lead to, a takeover proposal, or resolve or agree to take any such action.

     Termination. The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by the stockholders of CrossWorlds:

     - by mutual written consent of IBM, Duke Acquisition Corp. and CrossWorlds;

     - by IBM or CrossWorlds, if the merger has not been completed by March 31, 2002 for any reason; provided, however, that this right to terminate the merger agreement will not be available to a party whose action or failure to act was a principal cause or resulted in the failure of the merger to be completed by that date and such action or failure constituted a breach of the merger agreement;

     - by IBM or CrossWorlds, if any restraining order, injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition is in effect which would prevent completion of the merger, and which has become final and nonappealable;

     - by either IBM or CrossWorlds, if the stockholders of CrossWorlds do not adopt the merger agreement at a stockholders' meeting duly convened therefor or at any adjournment or postponement of such meeting;

     - by IBM or CrossWorlds, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to the merger and cannot be cured or has not been cured within 25 days after written notice of such breach or failure;

     - by IBM if any restraining order, injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition having the effects described in any of the bullet points in the second paragraph under "-- Conditions to the Completion of the Merger" (on page 35) above has become final and non-appealable; or

     - by IBM in the event that CrossWorlds' board of directors or any committee thereof (a) withdraws or proposes publicly to withdraw, or modifies or proposes publicly to modify in a manner adverse to IBM, the recommendation or declaration of advisability by such board of directors or any such committee of the merger agreement or the merger, or resolves or agrees to take any such action or (b) fails to confirm its recommendation and declaration of advisability of the merger agreement and the merger within ten business days after a written request by IBM that it do so.

     Conduct of Business Pending the Merger. Under the merger agreement, CrossWorlds has agreed that, prior to the effective time of the merger, except with the prior consent of IBM, it will, and will cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use their reasonable best efforts to (a) comply with all applicable laws, rules and regulations, (b) keep available the services of their present officers and employees, (c) preserve their assets and technology and (d) preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, CrossWorlds has agreed that, among other things and subject to certain exceptions, neither it nor any of its subsidiaries may, without IBM's written consent:

     - declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or property) on any of its capital stock, other than dividends and distributions by a wholly-owned subsidiary to its parent, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire any shares of capital stock of CrossWorlds or its subsidiaries or any other of its securities or any options, warrants, calls, or rights to acquire any such securities, other than repurchases of CrossWorlds' common stock in connection with the termination of the services of any employee of CrossWorlds or any of its subsidiaries to the extent such repurchase is required by the CrossWorlds employee stock plans;

     - issue, deliver, sell, pledge or otherwise encumber any shares of capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire, any such securities, other than the issuance of shares of CrossWorlds' common stock upon the exercise of stock options, warrants or rights under CrossWorlds' employee stock purchase plan outstanding on the date of the merger agreement or the grant of rights under CrossWorlds' employee stock purchase plan;

     - amend or propose to amend the certificate of incorporation of CrossWorlds, the by-laws of CrossWorlds or other comparable organizational documents of any of its subsidiaries;

     - acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any entity (or any division thereof), or any assets other than inventory, components, raw materials or other immaterial assets in the ordinary course of business consistent with past practice;

     - sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, including securities, other than sales of inventory or used equipment and licenses of CrossWorlds' intellectual property rights to end-user customers for their internal use or solely as necessary for such customers to use CrossWorlds' products and services, in each case in the ordinary course of business consistent with past practice;

     - repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person, issue or sell any debt securities, options, warrants, calls or other rights to acquire any debt securities of CrossWorlds or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other person (other than CrossWorlds or any of its wholly-owned subsidiaries);

     - make any new capital expenditures, or incur any obligations or liabilities in connection therewith, individually in excess of $5,000 or in the aggregate in excess of $50,000;

     - pay, discharge, settle or satisfy any claims, liabilities, or obligations, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements or the notes thereto of CrossWorlds included in the documents filed by CrossWorlds with the Securities and Exchange Commission or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive, release, grant or transfer any right of material value, or waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce any confidentiality, standstill or similar agreement to which CrossWorlds or any of its subsidiaries is a party;

     - modify, amend or terminate any contract (including any contract with any major customer) to which CrossWorlds (or a subsidiary) is a party, including any arrangements involving material intellectual property, or waive, release or assign any material rights or claims thereunder that are materially adverse to CrossWorlds with respect to such contract, in each case in any manner which is in any way outside the ordinary course of business or inconsistent with past practice or which in any way could have an effect that is material and adverse to CrossWorlds and its subsidiaries, taken as a whole;

     - enter into any contract (including any contract with a major customer and any arrangements involving material intellectual property) which is in any way outside the ordinary course of business or inconsistent with past practice or which could in any way have an effect that is material and adverse to CrossWorlds and its subsidiaries, taken as a whole;

     - enter into any contract, or extend the term of any contract to which CrossWorlds or any of its subsidiaries is a party that (a) provides for any use restrictions on CrossWorlds or its subsidiaries with respect to confidential information, (b) includes any arbitration or similar dispute resolution provision, (c) does not contain a waiver of incidental, consequential, punitive, indirect and special damages in favor of CrossWorlds and its subsidiaries in all circumstances, (d) does not include a reasonable limitation on the payment of direct damages by CrossWorlds or any of its subsidiaries in connection therewith, (e) contains any non-competition, non-solicitation or similar provision that restricts CrossWorlds or any of its subsidiaries, (f) provides for exclusivity or any similar requirement or under which CrossWorlds or any of its subsidiaries is restricted, or under which IBM or any of its subsidiaries would after the completion of the merger be restricted, with respect to distribution, licensing, marketing, development or manufacturing or (g) provides for the assignment, sale or other transfer of any material rights in any intellectual property owned or used by CrossWorlds or any of its subsidiaries to any third party, in each of cases (a) to (g) in a manner that is not reasonably satisfactory to IBM;

     - except as required to comply with applicable law or any contract or benefit plan or benefit agreement of CrossWorlds or any of its subsidiaries existing on the date of the merger agreement (a) increase the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer, employee or consultant, (b) pay to any current or former director, officer, employee or consultant any benefit not provided for under any contract, benefit plan or benefit agreement other than the payment of cash compensation in the ordinary course of business consistent with past practice, (c) grant any awards under any benefit plan (including the grant of stock options, stock appreciation rights, other stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any contract, benefit plan or benefit agreement or awards made thereunder), (d) take any action to fund or in any other way secure compensation or benefits under any contract, benefit plan or benefit agreement or (e) take any action to accelerate the vesting or payment of any compensation or benefit under any contract, benefit plan or benefit agreement;

     - form any subsidiary;

     - enter into any contract if consummation of the merger or compliance with the provisions of the merger agreement will violate or conflict with, or result in any violation or breach of, or default under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of such contract or will result in the creation of any lien in or upon any of the properties or assets of CrossWorlds or IBM (or any of their respective subsidiaries) or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such contract;

     - enter into any contract containing any restriction on the ability of CrossWorlds or any of its subsidiaries to assign its rights, interests or obligations thereunder;

     - take or fail to take any action that would, or could reasonably be expected to, result in (a) any representation or warranty made by CrossWorlds in the merger agreement that is qualified as to materiality becoming untrue, (b) any representation or warranty that is not so qualified becoming untrue in any material respect or (c) any condition to the completion of the merger not being satisfied;

     - adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of CrossWorlds or any of its subsidiaries or terminate, whether expressly or constructively, the employment of any employee of CrossWorlds or any of its subsidiaries that has an employment, severance or similar agreement or arrangement with CrossWorlds or any of its subsidiaries;

     - maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

     - commence any suit, claim, action or proceeding;

     - change its fiscal year, revalue any of its material assets or, except as required by generally accepted accounting principles, make any changes in accounting methods, principles or practices;

     - engage in (a) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to periods prior to the consummation of the merger sales to the trade or otherwise that would otherwise be expected to occur in periods following the consummation of the merger, (b) any practice which would have the effect of accelerating to periods prior to the consummation of the merger collections of receivables that would otherwise be expected to be made in periods following the consummation of the merger, (c) any practice which would have the effect of postponing to periods following the consummation of the merger payments by CrossWorlds or any of its subsidiaries that would otherwise be expected to be made in periods prior to the consummation of the merger or (d) any other promotional sales, discount activity or inventory overstocking or understocking, in each case in a manner outside the ordinary course of business; or

     - authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

     Reasonable Best Efforts.

     Except as otherwise limited by the merger agreement, CrossWorlds and IBM have each agreed to use its reasonable best efforts to take actions necessary to complete the merger, including:

     - satisfying the conditions to the merger;

     - obtaining all necessary consents and approvals and the making of all necessary registrations, declarations and filings; and

     - taking steps to avoid any law or ruling preventing the merger.

     Neither CrossWorlds or IBM are bound under the merger agreement, however, to:

     - agree to divest or hold separate any assets or portion of the business of CrossWorlds or IBM; or

     - litigate any proceeding that:

        - challenges or seeks to restrain the completion of the merger;

        - seeks to prohibit or limit in any material respect the ownership or operation by CrossWorlds or IBM of a material portion of its businesses or assets; or

        - seeks to prohibit IBM from controlling in any material respect a substantial portion of the business or operations of CrossWorlds.

     Amendment; Extension and Waiver.  Subject to applicable law:

     - the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been adopted by the stockholders of CrossWorlds, no amendment may be entered into which requires further approval by CrossWorlds' stockholders unless such further approval is obtained; and

     - at any time prior to the effective time of the merger, the parties may, by written instrument signed on behalf of each party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and waive compliance by any other party with any agreements or conditions in the merger agreement, except that after the merger agreement has been adopted by the stockholders of CrossWorlds, no waiver may be made which requires further approval by CrossWorlds' stockholders or the approval of IBM stockholders unless such approval is obtained.

     Expenses. Whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement, the stockholders agreement and related transactions will be paid by the party incurring such fees or expenses.

     Termination Fee. The merger agreement requires that CrossWorlds pay IBM a termination fee of $4.8 million if, among other things:

     - the merger agreement is terminated by either IBM or CrossWorlds because the merger has not been consummated by March 31, 2002 and (i) at or prior to such termination, another takeover proposal from a third party has been made, announced or become known to the CrossWorlds stockholders, or any person or group has acquired ownership of 10% or more of CrossWorlds' common stock, and (ii) within 12 months following such termination CrossWorlds or any of its subsidiaries enters into an agreement with respect to, or consummates, any takeover proposal;

     - the merger agreement is terminated by either IBM or CrossWorlds because the special meeting of CrossWorlds stockholders was held and the CrossWorlds stockholders have failed to adopt the merger agreement and
       (i) at or prior to such termination, another takeover proposal from a third party has been made, announced or become known to the CrossWorlds stockholders, or any person or group has acquired ownership of 10% or more of CrossWorlds' common stock, and (ii) within 12 months following such termination CrossWorlds or any of its subsidiaries enters into an agreement with respect to, or consummates, any takeover proposal; or

     - the merger agreement is terminated by IBM because the board of directors or a committee thereof of CrossWorlds has (i) withdrawn or adversely modified or publicly proposed to withdraw or adversely modify the recommendation or declaration of advisability of the board of directors or such committee in favor of the merger or (ii) failed to confirm its recommendation and declaration of advisability of the merger agreement and the merger within 10 business days of a written request by IBM that it do so.

     Representations and Warranties. The merger agreement contains customary representations and warranties relating to, among other things:

     - corporate organization and similar corporate matters of each of IBM and CrossWorlds;

     - subsidiaries of CrossWorlds;

     - the capital structure of CrossWorlds, including outstanding indebtedness;

     - authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of each of IBM and CrossWorlds;

     - documents filed by CrossWorlds with the Securities and Exchange Commission, the accuracy of the financial statements and other information contained in such documents and the absence of undisclosed liabilities of CrossWorlds;

     - the accuracy of information supplied by each of IBM and CrossWorlds in connection with this proxy statement;

     - absence of certain changes or events concerning CrossWorlds;

     - outstanding and pending litigation of CrossWorlds;

     - certain contracts of CrossWorlds;

     - compliance with applicable laws by CrossWorlds;

     - absence of changes in benefit plans and employment agreements, and labor relations, of CrossWorlds;

     - environmental matters that might have material adverse effects on CrossWorlds;

     - matters relating to the Employee Retirement Income Security Act for CrossWorlds and other employee benefits matters;

     - filing of material tax returns and payment of material taxes by CrossWorlds;

     - title to material properties and assets of CrossWorlds;

     - intellectual property of CrossWorlds;

     - insurance policies of CrossWorlds;

     - disclosures made by CrossWorlds;

     - satisfaction of certain state takeover statutes' requirements for CrossWorlds;

     - required stockholder vote of CrossWorlds;

     - engagement and payment of fees of brokers, investment bankers, finders and financial advisors by CrossWorlds and amount of fees of other advisors to CrossWorlds in connection with the merger agreement and the merger;

     - receipt of fairness opinion by CrossWorlds from its financial advisor;
       and

     - interim operations of Duke Acquisition Corp.

     Restated Certificate of Incorporation. The merger agreement provides that, after the effective time of the merger, the certificate of incorporation of CrossWorlds, as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation of the surviving corporation.

     By-Laws. The merger agreement provides that the by-laws of Duke Acquisition Corp., as in effect immediately prior to the effective time of the merger, will be the by-laws of the surviving corporation following the merger until changed or amended.

THE STOCKHOLDERS AGREEMENT

     General. Simultaneously with the execution and delivery of the merger agreement, IBM entered into a stockholders agreement with the directors and certain stockholders of CrossWorlds, who on the record date together held
approximately      % of the outstanding CrossWorlds common stock.

     Voting. The stockholders signing the stockholders agreement agreed, among other things, to vote their shares of CrossWorlds' common stock in favor of the adoption of the merger agreement and of the approval of the terms thereof and of the merger at any meeting of CrossWorlds' stockholders at which such matters are considered and at every adjournment thereof. The stockholders signing the agreement also agreed to vote against any takeover proposal or amendment to CrossWorlds' certificate of incorporation or bylaws or other proposal, action or transaction involving CrossWorlds that could reasonably be expected to prevent, materially impede or delay the completion of the merger, or dilute in any material respects the benefits to IBM of the merger or change in any manner the voting rights of holders of CrossWorlds' common stock. In order to secure these obligations, the stockholders signing the stockholders agreement granted a proxy and power of attorney with respect to any of their CrossWorlds shares with respect to such matters to certain officers of IBM or a person designated by IBM.

     Restrictions on Transfer and Other Voting Arrangements. The stockholders party to the stockholders agreement have agreed not to sell, transfer, pledge, assign, tender or otherwise transfer any CrossWorlds shares subject to the stockholders agreement prior to the date of the stockholder meeting to consider adoption of the merger agreement, unless the transferee enters into a stockholder agreement with IBM that is substantially identical to the stockholders agreement. In addition, the stockholders have agreed not to enter into any other voting agreement or arrangement in connection with a takeover proposal or other transaction of a nature described above under the caption "Voting".

     No Solicitation. The stockholders have agreed that they will not, nor will they permit any of the directors, officers, employees or partners or any investment banker, attorney, accountant or other advisor or representative retained by him, her or it, in his, her or its capacity as a stockholder to, directly or indirectly solicit, initiate, encourage or otherwise facilitate any takeover proposal, as described in "-- The Merger Agreement -- No Solicitation" on page 36, or other transaction involving CrossWorlds that would prevent or delay the completion of the merger or enter into any agreement, or engage in or continue any discussions, relating to any of the foregoing, except in his or her capacity as a member of the board of directors of CrossWorlds.

     Option. The stockholders have granted IBM an option, exercisable at any time, to purchase their shares of CrossWorlds' common stock for $4.65 per share.

     Profit Disgorgement. The stockholders have agreed that, if (i) the merger agreement is terminated, CrossWorlds is obligated to pay IBM a termination fee of $4.8 million and a takeover proposal is consummated, or (ii) a takeover proposal for CrossWorlds is made and consummated by IBM which provides for merger consideration in excess of $4.65 per share, then the stockholders must pay to IBM an amount of cash for each share of CrossWorlds' common stock owned by them equal to the excess of the per share merger consideration received by such stockholder in the takeover proposal over $4.65, less certain taxes.

     Termination. The stockholders agreement provides that it will terminate upon the earlier of the completion of the merger or the termination of the merger agreement; provided, that, if:

     - the merger agreement is terminated by either IBM or CrossWorlds because the merger has not been consummated by March 31, 2002 and (i) at or prior to such termination, another takeover proposal from a third party has been made, announced or become known to the CrossWorlds stockholders, or any person or group has acquired ownership of 10% or more of CrossWorlds' common stock, and (ii) within 12 months following such termination CrossWorlds or any of its subsidiaries enters into an agreement with respect to, or consummates, any takeover proposal;

     - the merger agreement is terminated by either IBM or CrossWorlds because the special meeting of CrossWorlds' stockholders was held and the CrossWorlds stockholders have failed to adopt the merger agreement and
       (i) at or prior to such termination, another takeover proposal from a third party has been made, announced or become known to the CrossWorlds stockholders, or any person or group has acquired ownership of 10% or more of CrossWorlds' common stock, and (ii) within 12 months following such termination CrossWorlds or any of its subsidiaries enters into an agreement with respect to, or consummates, any takeover proposal; or

     - the merger agreement is terminated by IBM because the board of directors or a committee thereof of CrossWorlds has (i) withdrawn or adversely modified or publicly proposed to withdraw or adversely modify the recommendation or declaration of advisability of the board of directors or such committee in favor of the merger or (ii) failed to confirm its recommendation and declaration of advisability of the merger agreement and the merger within 10 business days of a written request by IBM that it do so.

then (i) the provision that such stockholders disgorge any profits made in connection with the completion of a takeover proposal will terminate 12 months following the termination of the merger agreement, and (ii) the option will terminate 6 months following the termination of the merger agreement.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the common stock beneficially owned by (i) each person who is known by us to beneficially own 5% or more of our outstanding common stock, (ii) each of the executive officers of CrossWorlds, (iii) each of our directors and (iv) all officers and directors as a group, as of October 31, 2001. The following table does not show the common stock beneficially owned by IBM pursuant to the stockholders agreement. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after October 31, 2001. Percentage of beneficial ownership is based on 27,023,627 shares outstanding as of October 31, 2001. Beneficial ownership calculations for 5% stockholders are based solely on publicly-filed Schedule 13D's or 13G's, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of October 31, 2001. Except as otherwise noted, the address of each person listed in the table is c/o CrossWorlds Software, Inc., 577 Airport Boulevard, Burlingame, CA 94010.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL    PERCENT OF
                      NAME AND ADDRESS                        OWNERSHIP    COMMON STOCK
                      ----------------                        ----------   ------------
Weiss, Peck & Greer LLC.....................................   1,955,300       7.24%
  One New York Plaza
  New York, NY 10004
Entities affiliated with Soros Private Equity Partners......   1,478,345       5.47%
  c/o Soros Fund Management LLC
  Attn: Michael C. Neus, Esq.
  888 Seventh Avenue
  New York, NY 10106(1)
Alfred J. Amoroso(2)........................................   2,141,720       7.35%
Mark Bishof(3)..............................................     340,231       1.24%
James W. Budge(4)...........................................     146,470       0.54%
Buff Jones(5)...............................................      36,458       0.13%
Arthur R. Matin(6)..........................................     445,370       1.02%
Katrina A. Garnett(7).......................................   7,407,810      27.41%
Terence J. Garnett(8).......................................   6,074,478      22.47%
Andrew K. Ludwick(9)........................................     440,205       1.63%
Albert A. Pimentel(10)......................................     146,248       0.54%
Colin F. Raymond(11)........................................       5,000       0.02%
All directors and executive officers as a group (10
  Persons)..................................................  11,114,512      36.83%

---------------

 (1) Includes 1,321,586 shares held by Quantum Industrial Partners LDC, 146,843 shares held by SFM Domestic Investments, LLC, 8,925 shares issuable upon exercise of a warrant issued to Quantum Industrial Partners LDC, and 991 shares issuable upon exercise of a warrant issued to SFM Domestic Investments LLC.

 (2) Beneficial ownership for Mr. Amoroso is comprised of 16,528 shares of common stock and 2,125,192 shares issuable upon the exercise of stock options held by Mr. Amoroso that are exercisable within 60 days of October 31, 2001. Excludes 100,000 shares of common stock held in trust for the benefit of Mr. Amoroso's children. Mr. Amoroso does not possess voting or dispositive power over the excluded shares.

 (3) Beneficial ownership from Mr. Bishof is comprised of 3,773 shares of common stock and 336,456 shares issuable upon the exercise of stock options held by Mr. Bishof that are exercisable within 60 days of October 31, 2001.

 (4) Beneficial ownership for Mr. Budge is comprised of 146,470 shares issuable upon the exercise of stock options held by Mr. Budge that are exercisable within 60 days of October 31, 2001.

 (5) Beneficial ownership for Ms. Jones is comprised of 36,458 shares issuable upon the exercise of stock options held by Ms. Jones that are exercisable within 60 days of October 31, 2001.

 (6) Beneficial ownership for Mr. Matin is comprised of 3,703 shares of common stock and 441,667 shares issuable upon the exercise of stock options held by Mr. Matin that are exercisable within 60 days of October 31, 2001.

 (7) Includes 6,069,478 shares held by a family trust, 1,333,332 shares held directly by Ms. Garnett and 5,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of October 31, 2001. Excludes 333,332 shares of common stock held in trust for the benefit of Mr. and Ms. Garnett's children. Ms. Garnett does not possess voting or dispositive power over the excluded shares.

 (8) Includes 6,069,478 shares held by a family trust and 5,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of October 31, 2001. Excludes 1,333,332 shares of common stock held by Ms. Garnett and 333,332 shares held in trust for the benefit of Mr. and Ms. Garnett's children. Mr. Garnett does not possess voting or dispositive power over the excluded shares.

 (9) Beneficial ownership for Mr. Ludwick is comprised of 393,539 shares of common stock and 46,666 shares issuable upon the exercise of stock options held by Mr. Ludwick that are exercisable within 60 days of October 31, 2001.

(10) Includes 5,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of October 31, 2001. Excludes 6,408 shares of common stock held in trust for the benefit of Mr. Pimentel's children.

(11) Includes 5,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of October 31, 2001. Excludes 1,321,586 shares held by Quantum Industrial Partners LDC, 146,843 shares held by SFM Domestic Investments, LLC, 8,925 shares issuable upon exercise of a warrant issued to Quantum Industrial Partners LDC, and 991 shares issuable upon exercise of a warrant issued to SFM Domestic Investments LLC. Mr. Raymond disclaims beneficial ownership of these shares except for his pecuniary interest in Quantum Industrial Partners, LDC and SFM Domestic Investments LLC.

                             STOCKHOLDER PROPOSALS

     CrossWorlds will hold a 2002 annual meeting of CrossWorlds' stockholders only if the merger is not completed.

     Proposals of stockholders intended to be presented at the regular annual meeting of CrossWorlds' stockholders for the fiscal year ended December 31, 2001 pursuant to SEC Rule 14a-8 must be received no later than the close of business on December 24, 2001 at CrossWorlds' principal executive offices in order to be included in CrossWorlds' proxy statement for that meeting. In order to curtail controversy as to the date on which a proposal was received by CrossWorlds, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to CrossWorlds Software, Inc., 577 Airport Boulevard, Burlingame, California 94010, Attention: Secretary.

     Under CrossWorlds' by-laws, stockholders who wish to make a proposal at the annual meeting of CrossWorlds' stockholders for the fiscal year ended December 31, 2001, must notify CrossWorlds no later than the close of business on February 21, 2002. If a stockholder who wishes to present a proposal fails to notify CrossWorlds by February 21, 2002, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of CrossWorlds' by-laws, the proposal is brought before the annual meeting of CrossWorlds' stockholders, then under the proxy rules of the Securities and Exchange Commission, the proxies solicited by management with respect to the next annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

                                 OTHER MATTERS

     As of the date of this proxy statement, the CrossWorlds board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

                      WHERE YOU CAN FIND MORE INFORMATION

     CrossWorlds and IBM file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that IBM and CrossWorlds file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

                             Public Reference Room
                       450 Fifth Street, N.W., Room 1024
                             Washington, D.C. 20549

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning CrossWorlds may also be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

     IBM has supplied all information contained in this proxy statement relating to IBM and CrossWorlds has supplied all such information relating to CrossWorlds.

     CrossWorlds' stockholders should not send in their CrossWorlds certificates until they receive the transmittal materials from the paying agent. CrossWorlds' stockholders of record who have further questions about their share certificates or the exchange of their CrossWorlds common stock for cash should call the paying agent.

     You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated December , 2001. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

                                                                         ANNEX A
                                                                  EXECUTION COPY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG
                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                             DUKE ACQUISITION CORP.
                                      AND
                           CROSSWORLDS SOFTWARE, INC.
                          DATED AS OF OCTOBER 29, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   THE MERGER

SECTION 1.01  Effective Time of the Merger................................   A-1
SECTION 1.02  Closing.....................................................   A-1
SECTION 1.03  Effect of the Merger........................................   A-1
SECTION 1.04  Certificate of Incorporation and By-laws....................   A-1
SECTION 1.05  Directors...................................................   A-2
SECTION 1.06  Officers....................................................   A-2

                                   ARTICLE II
                            CONVERSION OF SECURITIES

SECTION 2.01  Conversion of Capital Stock.................................   A-2
SECTION 2.02  Exchange of Certificates....................................   A-3

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01  Representations and Warranties of the Company...............   A-4
SECTION 3.02  Representations and Warranties of Parent and Sub............  A-21

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.01  Conduct of Business.........................................  A-22
SECTION 4.02  No Solicitation.............................................  A-25

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

SECTION 5.01  Preparation of the Proxy Statement; Stockholders Meeting....  A-27
SECTION 5.02  Access to Information; Confidentiality......................  A-27
SECTION 5.03  Reasonable Efforts; Notification............................  A-28
SECTION 5.04  Stock Options; Restricted Shares; Warrants..................  A-29
SECTION 5.05  Indemnification, Exculpation and Insurance..................  A-30
SECTION 5.06  Fees........................................................  A-31
SECTION 5.07  Employee Matters............................................  A-32
SECTION 5.08  Public Announcements........................................  A-33
SECTION 5.09  Closing Date Balance Sheet..................................  A-33

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

SECTION 6.01  Conditions to Each Party's Obligation to Effect the
              Merger......................................................  A-33
SECTION 6.02  Conditions to Obligations of Parent and Sub.................  A-34
SECTION 6.03  Conditions to Obligation of the Company.....................  A-34
SECTION 6.04  Frustration of Closing Conditions...........................  A-35

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01  Termination.................................................  A-35
SECTION 7.02  Effect of Termination.......................................  A-35
SECTION 7.03  Amendment...................................................  A-36
SECTION 7.04  Extension; Waiver...........................................  A-36

                                  ARTICLE VIII
                               GENERAL PROVISIONS

SECTION 8.01  Nonsurvival of Representations and Warranties...............  A-36
SECTION 8.02  Notices.....................................................  A-36
SECTION 8.03  Definitions.................................................  A-37
SECTION 8.04  Interpretation..............................................  A-38
SECTION 8.05  Counterparts................................................  A-38
SECTION 8.06  Entire Agreement; No Third-Party Beneficiaries..............  A-38
SECTION 8.07  Governing Law...............................................  A-38
SECTION 8.08  Assignment..................................................  A-38
SECTION 8.09  Consent to Jurisdiction.....................................  A-38
SECTION 8.10  Waiver of Jury Trial........................................  A-39
SECTION 8.11  Enforcement.................................................  A-39

     AGREEMENT AND PLAN OF MERGER dated as of October 29, 2001 (this "Agreement"), by and among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Parent"), DUKE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and CROSSWORLDS SOFTWARE, INC., a Delaware corporation (the "Company").

     WHEREAS the Board of Directors of each of the Company and Sub deems it in the best interests of their respective stockholders to consummate the merger (the "Merger"), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would become a wholly owned subsidiary of Parent, and such Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company, recommended that this Agreement be adopted by the Company's stockholders);

     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent and certain stockholders of the Company are entering into a stockholders agreement (the "Stockholders Agreement") pursuant to which, among other things, such stockholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger, in each case upon the terms and subject to the conditions set forth therein;

     WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01 Effective Time of the Merger. As soon as practicable on or after the Closing Date (as defined in Section 1.02), the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the General Corporation Law of the State of Delaware (the "DGCL") and (ii) make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as Parent and the Company shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

     SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after satisfaction or waiver of the conditions set forth in Article VI that by their terms are not to be satisfied or waived at the Closing (the "Closing Date"), at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company.

     SECTION 1.03 Effect of the Merger. At the Effective Time, Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.04 Certificate of Incorporation and By-laws. (a) The Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.05 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.06 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     SECTION 2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.001 per share, of the Company (the "Company Common Stock"), or any shares of capital stock of Sub:

        (a) Capital Stock of Sub. Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b) Cancelation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company, as treasury stock, Parent or Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

        (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled and retired in accordance with Section 2.01(b), the Appraisal Shares (as defined in Section 2.01(d)) and Restricted Shares (as defined in Section 3.01(c) and which shall be cancelled in the manner set forth in Section 5.04(a)(i)(B))) shall be converted into the right to receive $4.65 in cash, without interest (the "Merger Consideration"). At the Effective Time all such shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

        (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.

     The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

     SECTION 2.02 Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent"), and, from time to time after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

     (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to
Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares that is not registered in the stock transfer books of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

     (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

     (d) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration.

     (f) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01 Representations and Warranties of the Company. Except as set forth on the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent expressly specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") or, with respect to actions and matters arising after the date of this Agreement, as expressly and specifically provided for by this Agreement or the Company Disclosure Schedule, the Company represents and warrants to Parent and Sub as follows:

        (a) Organization, Standing and Corporate Power. Each of the Company and its subsidiaries (as defined in Section 8.03) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate, company or partnership power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except in the case of clause (i) above with respect to the Company) individually or in the aggregate could not reasonably be expected to have a material adverse effect (as defined in Section 8.03) on the Company. The Company has delivered to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation and its Amended and Restated By-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent and its representatives true and complete copies of the minutes (or in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its subsidiaries held since June 1, 2000 (it being understood and agreed that, in respect of minutes (or draft minutes) of meetings held after the date of this Agreement, the portions of such minutes (or drafts thereof) that relate to any Takeover Proposal (as defined in Section 4.02(a)) made after the date of this Agreement have been redacted).

        (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule lists each subsidiary of the Company. All the outstanding shares of capital stock of or other equity or voting interests in each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of or other equity or voting interests in its subsidiaries, the Company does not own, directly or indirectly, any capital stock of or other equity or voting interests in any corporation, partnership, joint venture, association or other entity.

        (c) Capital Structure. (i) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock. At the close of business on October 29, 2001, (A) 26,775,214 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, none of which were held by any subsidiary of the Company, (B) no shares of Company Common Stock were held by the Company in its treasury, (C) options to acquire 10,599,897 shares of Company Common Stock from the Company pursuant to the 1996 Stock Option Plan (as amended), the 1997 Stock Plan (as amended), the 1999 Executive Stock Plan, the 2000 Directors' Stock Option Plan and the 2000 Non-Executive Stock Plan (collectively, the "Company Stock Plans") were issued and outstanding, (D) stock purchase rights to acquire 6,666 shares of Company Common Stock pursuant to the Company Stock Plans were issued and outstanding, (E) 13,069 shares of Company Common Stock subject to a right of repurchase by the Company were held by service providers to the Company or its subsidiaries ("Restricted Shares"), (F) warrants to acquire 201,612 shares of Company Common Stock from the Company pursuant to the warrant agreements set forth on Schedule 3.01(c) of the Company Disclosure Schedule and previously provided in true and complete form to Parent or its counsel (the "Warrants") were issued and outstanding and (G) 804,301 shares of Company Common Stock were reserved and available for issuance pursuant to the 2000 Employee Stock Purchase Plan (the "ESPP"). The Company has delivered to Parent a complete and correct list, as of the close of business on October 29, 2001, of all outstanding stock options or other rights to purchase or acquire Company Common Stock granted under the Company Stock Plans or otherwise (collectively, the "Stock Options"), including all Restricted Shares and all outstanding Warrants, the number of shares of Company Common Stock subject to each such Stock Option or Warrant, the grant dates and exercise prices and vesting schedule of each such Stock Option or Warrant, the repurchase price of each Restricted Share and the names of the holders of each Stock Option, Warrant or Restricted Share. Other than the Stock Options, the Warrants and rights under the ESPP, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plans or otherwise, or on a deferred basis or otherwise. As of the close of business on October 29, 2001, there were outstanding Stock Options and Warrants to purchase 4,025,526 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Stock Options and Warrants was equal to $3.7304. As of the close of business on October 29, 2001, there were outstanding rights to purchase no more than 303,000 shares of Company Common Stock under the ESPP. For the most recent bi-weekly payroll period ending prior to October 29, 2001, the aggregate amount of accumulated payroll deductions pursuant to the ESPP was $828,313.50 and the aggregate amount actually deducted for that payroll period was $68,972.40).

        (ii) Except as set forth above, as of the close of business on October 29, 2001, no shares of capital stock of or other equity or voting interests in the Company, or options, warrants or other rights to acquire or receive any such stock or interests were issued, reserved for issuance or outstanding. Since October 29, 2001, until the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of or other equity or voting interests in the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Stock Options, Warrants or rights under the ESPP, in each case outstanding on such date as required by their terms as in effect on the date of this Agreement and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other equity or voting interests from the Company, other than for rights that may have arisen under the ESPP. There are no outstanding stock appreciation rights or other rights (other than rights that may have arisen under the ESPP) that are linked in any way to the price of the Company Common Stock or the value of the Company or any part thereof that were not granted in tandem with a related Stock Option.

        (iii) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans, the Warrants and the ESPP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of it subsidiaries, and no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except as expressly permitted under Section 4.01(a), there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of or other equity or voting interests in the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. Each Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies and the exercise price of each other Stock Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Stock Option. As of the date of this Agreement, the Subject Shares (as such term is defined in the Stockholders Agreement) represent approximately 35.19% of the shares of Company Common Stock outstanding. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of any of its subsidiaries. The Company is not a party to any voting agreements with respect to any shares of the capital stock of or other equity or voting securities in the Company or any of its subsidiaries and, to the knowledge of the Company, as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock of or other equity or voting interests in the Company or any of its subsidiaries.

        (iv) All Stock Options may, by their terms, be converted into an option to acquire Parent Common Stock (as defined in Section 5.04(a)) in accordance with and to the extent required by Section 5.04(a).

        (v) The information set forth on Section 3.01(c)(v) of the Company Disclosure Schedule with respect to the Warrants is true and complete and each Warrant either (A) terminates automatically, without the need for any action by any person, upon the consummation of the Merger or (B) has an exercise price that is more than the Merger Consideration and becomes exercisable on or after the Effective Time solely for the Merger Consideration (the Warrants having the terms described in this clause (B), the "Surviving Warrants").

        (vi) The outstanding indebtedness of the Company and its subsidiaries is as set forth on Section 3.01(c)(vi) of the Company Disclosure Schedule. There are no outstanding guarantees (or any similar instruments or contracts) of indebtedness by the Company or any of its subsidiaries.

        (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval (as defined in Section 3.01(r)), and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the Stockholders Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws). The Board of Directors of the Company, at a meeting duly called and held at which all but one of the directors of the Company were present either in person or by telephone, duly and with the unanimous approval of those directors in attendance adopted resolutions

     (i) approving and declaring advisable the Merger, this Agreement and the transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as reasonably practicable following the date of this Agreement, (v) recommending that such stockholders adopt this Agreement and (vi) approving the Stockholders Agreement and the transactions contemplated thereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as is expressly and specifically permitted under Section 4.02(b). The execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or the certificate of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries, (ii) any loan or credit agreement (including the Amended and Restated Loan and Security Agreement dated as of September 18, 2000, as amended to the date hereof, between the Company and Silicon Valley Bank), bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license, whether oral or written (each, including all amendments thereto, a ' 'Contract") to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any other applicable competition, merger control, antitrust or similar law, (2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of The Nasdaq Stock Market Inc. and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

        (e) SEC Documents. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since June 1, 2000 (together with all information incorporated therein by reference, the "SEC Documents"). No subsidiary of the Company is required to file any report, schedule, form, statement or other document with the SEC. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document filed and publicly available prior to the date of this Agreement (a "Filed SEC Document") has been revised or superseded by a later filed Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of the Company included in the SEC Documents complied, as of the date filed, or will comply when filed, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented or will present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments and the absence of footnotes). Except as set forth in the Filed SEC Documents, the Company and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which are or could reasonably be expected to become material to the Company and its subsidiaries, taken as a whole.

        (f) Information Supplied. None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 5.01(b)) or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        (g) Absence of Certain Changes or Events. (i) Since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (A) any material adverse effect on the Company or any state of facts, change, development, effect or occurrence that could reasonably be expected to result in a material adverse effect on the Company, (B) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, except for dividends by a wholly owned subsidiary of the Company to its parent, (C) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities of the Company or any of its subsidiaries, (D) (w) any granting by the Company or any of its subsidiaries of any increase in compensation or benefits, except for normal increases of cash compensation prior to the date of this Agreement in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made prior to the date of this Agreement in the ordinary course of business consistent with past practice, in each case to any current or former director, officer, employee or consultant, (x) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee or consultant of any increase in severance or termination pay, (y) any entry by the Company or any of its subsidiaries into, or any amendment of, (1) any employment, deferred compensation, severance, termination, employee benefit, loan, indemnification, stock repurchase, stock option, consulting or similar agreement between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, or (2) any agreement between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or the Stockholders Agreement (all such agreements under this clause (y), collectively, "Benefit Agreements"), or (z) any amendment to, or modification of, any Company Stock Plan, any Stock Option, any Restricted Share award, any Warrant or the ESPP, (E) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company,
     (F) any change in financial or tax accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP or applicable law, (G) any tax election that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability, (H) any revaluation by the Company of any of its material assets or (I) any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 3.01(p)) or rights thereto.

        (ii) Since December 31, 2000, each of the Company and its subsidiaries has continued all pricing, sales, receivables and payables production practices in accordance with the ordinary course of business consistent with past practice and has not engaged in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to pre-Closing periods sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in post-Closing periods, (B) any practice which would have the effect of accelerating to pre-Closing periods collections of receivables that would otherwise be expected (based on past practice) to be made in post-Closing periods, (C) any practice which would have the effect of postponing to post-Closing periods payments by the Company or any of its subsidiaries that would otherwise be expected (based on past practice) to be made in pre-Closing periods or (D) any other promotional sales, discount activity or inventory overstocking or understocking, in each case in this clause (D) in a manner outside the ordinary course of business.

        (h) Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries (other than, in respect of suits, claims, actions, investigations or proceedings arising after the date of this Agreement, those that individually or in the aggregate could not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole), nor is there any statute, law, ordinance, rule, regulation, judgment, order or decree, of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries (other than statutes, laws, ordinances, rules, regulations, judgments, orders or decrees arising after the date of this Agreement that individually or in the aggregate could not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole).

        (i) Contracts. (i) None of the Company or any of its subsidiaries is a party to or bound by, and none of their properties or assets are bound by or subject to, any written or oral:

           (A) Contract not made in the ordinary course of business entered into prior to the date of this Agreement;

           (B) Contract pursuant to which the Company or any of its subsidiaries has agreed not to compete with any person or to engage in any activity or business, or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

           (C) Contract pursuant to which the Company or any of its subsidiaries is restricted in any material respect in the development, marketing or distribution of their respective products or services;

           (D) Contract with (i) any stockholder of the Company or any of its subsidiaries, (ii) any affiliate of the Company or any of its subsidiaries, (iii) any current or former director, officer, employee or consultant of the Company or any of its subsidiaries or of any affiliate of the Company or any of its subsidiaries (other than employment agreements referred to in Section 3.01(k));

           (E) license or franchise granted by the Company or any of its subsidiaries pursuant to which the Company or any such subsidiary has agreed to refrain from granting license or franchise rights to any other person;

           (F) Contract under which the Company or any of its subsidiaries has incurred any indebtedness (other than payables in the ordinary course of business) that is currently owing or given any guarantee in respect of indebtedness;

           (G) Contract creating or granting a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices);

           (H) material Contract (except for this Agreement) that requires consent, approval or waiver of, or notice to, a Governmental Entity or other third party in the event of or with respect to the Merger or the transactions contemplated by the Stockholders Agreement, including in order to avoid termination of or loss of a material benefit under any such Contract;

           (I) Contract providing for future performance by the Company or such subsidiary in consideration of amounts previously paid to the Company or such subsidiary;

           (J) as of the date hereof, Contract providing for future performance by the Company or such subsidiary with less than the standard or usual Company or subsidiary charges to be due for such performance;

           (K) Contract of a nature for which the Company or such subsidiary has a standard form agreement but that materially deviates from such standard form agreement;

           (L) Contract containing (whether in the Contract itself or by operation of law) any provisions (w) dealing with a "change of control" or similar event with respect to the Company or such subsidiary, (x) prohibiting or imposing any restrictions on the assignment of all or any portion thereof by the Company or any of its subsidiaries to any other person (without regard to any exception permitting assignments to subsidiaries or affiliates), or (y) having the effect of providing that the consummation of any of the transactions contemplated by this Agreement or the Stockholder Agreement or the execution, delivery or effectiveness of this Agreement or the Stockholder Agreement will conflict with, result in a violation or breach of, or constitute a default under (with or without notice or lapse of time or both), such Contract or give rise under such Contract to any right of, or result in, a termination, right of first refusal, amendment, revocation, cancelation or acceleration, or loss of material benefit, or to any increased, guaranteed, accelerated or additional rights or entitlements or any person or (z) having the effect of providing that the consummation of any of the transactions contemplated by this Agreement or the Stockholder Agreement or the execution, delivery or effectiveness of this Agreement or the Stockholder

        Agreement will require that a third party be provided with access to source code or that any source code be released from escrow and provided to any third party (any such provision of the nature described in clauses (w), (x), (y) or (z), a "Restrictive Provision");

           (M) Contract providing for payments of royalties or other license fees to third parties;

           (N) Contract granting a third party any license to Intellectual Property that is not limited to the internal use of such third party;

           (O) as of the date hereof, Contract pursuant to which the Company or any of its subsidiaries has been granted any license to Intellectual Property;

           (P) Contract providing confidential treatment by the Company or any of its subsidiaries of third party information other than non-disclosure agreements entered into by the Company in the ordinary course of business consistent with past practice;

           (Q) Contract granting the other party to such Contract or a third party "most favored nation" status that, following the Merger, would in any way apply to Parent or any of its subsidiaries (other than the Company and its subsidiaries and their products or services (other than any similar products or services produced or offered by Parent or its subsidiaries (other than the Company and its subsidiaries)));

           (R) as of the date hereof, Contract that guarantees or warrants that any of the products or services of the Company are fit for any particular purpose or that guarantees a result or commits to performance levels; or

           (S) Contract providing for any license or franchise granted by the Company or any of its subsidiaries pursuant to which the Company or any of its subsidiaries has agreed to provide any third party with access to source code or to provide for source code to be put in escrow or to refrain from granting license or franchise rights to any other person (any such Contract, an "Escrow Agreement");

           (T) Contract containing any "non-solicitation" or similar provision that restricts the Company or any of its subsidiaries;

           (U) Contract providing for "exclusivity" or any similar requirement or under which the Company or any of its subsidiaries is restricted, or which after the Closing would restrict Parent or any of its subsidiaries, with respect to distribution, licensing, marketing, development or manufacture;

           (V) Contract providing for arbitration or any similar dispute resolution process;

           (W) Contract not containing a waiver of incidental, consequential, punitive and special damages in favor of the Company and its subsidiaries (and their respective assignees) in all circumstances;

           (X) Contract not containing a reasonable limitation on the payment of direct damages by the Company or any of its subsidiaries in connection herewith;

           (Y) Contract entered into in the last five years in connection with the settlement or other resolution of any suit, claim, action, investigation or proceeding; and (Z) Contract which (A) has aggregate future sums due from the Company or any of its subsidiaries in excess of $50,000 and is not terminable by the Company or any such subsidiary for no cost or (B) is entered into prior to the date of this Agreement and is otherwise material to the business of the Company and its subsidiaries, taken as a whole, as presently conducted or as proposed to be conducted.

     Each Contract of the Company and its subsidiaries is in full force and effect and is a legal, valid and binding agreement of the Company or such subsidiary and, to the knowledge of the Company or such subsidiary, of each other party thereto, enforceable against the Company or any of its subsidiaries, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect, to be legal valid and binding or to be enforceable that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws. Each of the Company and its subsidiaries has performed or is performing all material obligations required to be performed by it under its Contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of the Company or such subsidiary, no other party to any of its Contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such breaches or defaults that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries knows of any circumstances that are reasonably likely to occur that could reasonably be expected to materially adversely affect its ability to perform its obligations under any material Contract.

        (ii) The Company has delivered to Parent true and complete copies of all material Contracts of the Company and its subsidiaries, including copies of any (A) Escrow Agreements and (B) Contracts between the Company or any of its subsidiaries and any of the ten largest customers of the Company and its subsidiaries (determined on the basis of revenues received by the Company or any of its subsidiaries in the four consecutive fiscal quarter period ended September 30, 2001) (the "Major Customers"). The Company has disclosed to Parent the material terms and status of all negotiations in respect of any proposed Contracts with any Major Customer. None of the Major Customers has terminated, failed to renew or requested any material amendment to any of its Contracts, or any of its existing relationships, with the Company or any of its subsidiaries.

        (iii) Each Contract between the Company or any of its subsidiaries, on the one hand, and any affiliate of the Company (excluding any subsidiaries of the Company), on the other hand, was entered into in the ordinary course of business consistent with past practice on an arm's-length basis.

        (j) Compliance with Laws. The Company and its subsidiaries are, and since December 31, 1998, have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of possible noncompliance that individually or in the aggregate could not reasonably be expected to (i) have a material adverse effect on the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (iii) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. None of the Company or any of its subsidiaries has received, since December 31, 1998, a notice or other written communication alleging a possible violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations, except for such violations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries have in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, concessions, franchises, licenses and rights (collectively "Permits") necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits, which lack of Permits, violations or defaults individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Merger, in and of itself, could not reasonably be expected to cause the revocation, cancelation, non-renewal or adverse modification of any such Permit, which revocation, cancelation, non-renewal or adverse modification could reasonably be expected to have a material adverse effect on the Company.

        (k) Absence of Changes in Benefit Plans; Employment Agreements; Labor Relations. Except as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, none of the Company or any of its subsidiaries has terminated, adopted, amended or agreed to amend in any material respect any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other welfare benefit or other material plan, program, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company, its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries and whether or not subject to United States law (collectively, "Benefit Plans"), unless such amendment or agreement to amend is required under applicable law, or has made any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan that is a Pension Plan (as defined in Section 3.01(m)), or any material change in the manner in which contributions to any such Pension Plan are made or the basis on which such contributions are determined. Except as disclosed in the Filed SEC Documents, neither the Company nor any of its subsidiaries is party to any Benefit Agreement. There are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which it is bound. Since December 31, 1998, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

        (l) Environmental Matters. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on the Company, (i) the Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined below); and (ii) there are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of a claim against, the Company or any of its Subsidiaries in connection with any Environmental Law. As used in this Agreement, the term "Environmental Laws" shall mean any applicable Federal, state or local, domestic or foreign, statutes, laws, regulations, ordinances, rules, codes, enforceable requirements, agreements, orders, decrees, judgments or injunctions issued, promulgated or entered into by any Governmental Entity relating to protection of the environment, natural resources or human health and safety.

        (m) Employee Benefits Matters. (i) Section 3.01(m)(i) of the Company Disclosure Schedule contains a list of all Benefit Plans and all material Benefit Agreements, including without limitation each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended "ERISA")) and "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan"). The Company has provided to Parent true, complete and correct copies of (1) each Benefit Plan and each material Benefit Agreement (or, in the case of any unwritten Benefit Plans or Benefit Agreements, descriptions thereof), (2) the two most recent annual reports required to be filed with respect to each Benefit Plan (including reports filed on Form 5500), (3) the most recent summary plan description prepared for each Benefit Plan, (4) each trust agreement and group annuity contract relating to any Benefit Plan and
     (5) the most recent determination or qualification letter issued by any Government Entity for each Benefit Plan intended to qualify for favorable tax treatment. Each Benefit Plan has been administered in accordance with its terms, except where the failure so to be administered individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries and all the Benefit Plans are in compliance with all applicable provisions of ERISA, the Code, and all other applicable laws, whether Federal, state or local, domestic or foreign, except for instances of possible noncompliance that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. All Pension Plans intended to be tax-qualified have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code or have remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain such a favorable determination as to the qualified status of each such Pension Plan; no such determination letter has been revoked (or, to the knowledge of the Company, has revocation been threatened); in the event any Pension Plan has not applied for such a determination letter, the Company is in the process of preparing an application for such determination letter and the Company is not aware of any reason why such determination letter would not be issued by the IRS; no event occurred relating to any such Pension Plan that would adversely affect the qualification of such Pension Plan or materially increase the costs relating thereto or require security under
     Section 307 of ERISA.

        (ii) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any Benefit Plan that is subject to Title IV of ERISA.

        (iii) With respect to any Benefit Plan that is an employee welfare benefit plan (each, a "Welfare Plan"), there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time. No Welfare Plan provides benefits after termination of employment except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code. The Company and its subsidiaries comply in all material respects with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in
     Section 5000(b)(1) of the Code.

        (iv) No current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan or Benefit Agreement as a result of the transactions contemplated by this Agreement or the Stockholders Agreement or any benefits under any Benefit Plan or Benefit Agreement the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stockholders Agreement.

        (v) The deduction of any amount payable pursuant to the terms of the Benefit Plans, Benefit Agreements or any other employment contracts or arrangements will not be subject to disallowance under Section 162(m) of the Code.

        (vi) All reports, returns and similar documents with respect to all Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed, except for failures to file or distribute that individually or in the aggregate have not had and could not reasonably be expected to have a material adverse effect on the Company. The Company has received no notice of and, to the knowledge of the Company there are no, pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under, any Benefit Plan that could give rise to any material liability, and, to the knowledge of the Company, there are not any facts that individually or in the aggregate have had or could reasonably be expected to have a material adverse effect on the Company.

        (vii) All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made by the Company or any of its subsidiaries as of the date of this Agreement in accordance with the terms of the Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. Neither the Company nor any of its subsidiaries has incurred, or would reasonably be expected to incur, any unfunded liabilities in relation to any Benefit Plan. No Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

        (viii) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company, any of its subsidiaries or any of their employees has engaged that could subject the

     Company, its subsidiaries or any of their employees, or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA and (B) neither the Company nor, to the knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or, to the knowledge of the Company, any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated hereby.

        (ix) The Company and its subsidiaries do not have any material liability or obligations, including under or on account of a Benefit Plan or Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any of its subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or its subsidiaries.

        (x) There are no grievances, unfair labor practices, employment discrimination charges, wrongful dismissal, pay equity or employment equity complaints or claims against the Company or any of its subsidiaries pending or threatened before any Governmental Entity, except those that would not reasonably be expected to lead to material liability on the part of the Company or any of its subsidiaries. The Company and its subsidiaries are in material compliance with all labor, employment and workplace safety laws.

        (xi) On or prior to the date of this Agreement, the Company has taken all such actions with respect to the Company's Executive Management Retention Plan (such plan with an effective date of August 23, 2001) (as set forth in Section 3.01(m)(xi) of the Company Disclosure Schedule, the "Retention Plan") necessary (including amending the Retention Plan pursuant to Section 10 thereof or obtaining any required consents) to provide that, except to the extent required by Section 6(c) of the Retention Plan, no Participant (as defined in the Retention Plan) shall be eligible to receive any payments under the Retention Plan unless and until such Participant is continuously employed by the Company or its successor during the 180 day period following the Effective Time.

        (n) Taxes. (i) Each of the Company and its subsidiaries and each Company Affiliated Group (as defined in clause (x) below) has timely filed all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other tax returns and reports required to be filed by it and all such returns and reports are complete and correct, except for such failures to file or to be complete and correct that individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries. Each of the Company and its subsidiaries and each Company Affiliated Group has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other taxes, except where the failures so to pay individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

        (ii) No Federal, state or local, domestic or foreign, income or franchise tax return or report or any other material tax return or report of the Company or any of its subsidiaries or any Company Affiliated Group is currently under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries, except for such audits or examinations that individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by the Company, any of its subsidiaries or any Company Affiliated Group, except for those that individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries. Each deficiency resulting from any audit or examination or any concluded litigation relating to taxes by any taxing authority has been timely paid, except where the failures so to pay individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries. No issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period, in each case except for those that individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries. All assessments for taxes due and owing by the Company, any of its subsidiaries or any Company Affiliated Group with respect to completed and settled audits or examinations or concluded litigation have been paid. No Federal, state or other material local, domestic or foreign, tax return or report of the Company or any of its subsidiaries or any Company Affiliated Group has ever been under audit or examination by any taxing authority.

        (iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material taxes, and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

        (iv) No material Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes not yet due.

        (v) None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

        (vi) None of the Company or any of its subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or
     Section 481 of the Code or comparable provisions of state or local, domestic or foreign, tax law or for any other reason, except where the inclusions of such income in a taxable period ending after the Effective Time individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries.

        (vii) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement or the Stockholders Agreement by any director, officer, employee or independent contractor of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan, Benefit Agreement or other compensation arrangement currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code) and no such disqualified individual is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

        (viii) The Company and its subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local, domestic or foreign, laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except where the failures to so comply, withhold and pay over individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its subsidiaries.

        (ix) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or
     (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        (x) Each of the Company and its subsidiaries has disclosed on its Federal income tax returns and reports all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Code Section 6662.

        (xi) Each of the Company and its subsidiaries has delivered, or will deliver prior to Closing, to Parent and Sub complete and correct copies of all resale certificates required to claim an exemption from sales and use taxes by the taxing authority of any state in which the Company or any of its subsidiaries has claimed an exemption from sales and use taxes.

        (xii) All related-party transactions involving the Company or any of its subsidiaries are at arm's-length and in compliance with Code Section 482 and the Treasury Regulations promulgated thereunder. Each of the Company and its subsidiaries has maintained all necessary documentation in connection with such related-party transactions in accordance with Code Sections 482 and 6662 and the Treasury Regulations promulgated thereunder.

        (xiii) As used in this Agreement, "taxes" shall include all (i) Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto, and any obligations under any agreements or arrangements with any other person with respect to such amounts, (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (iii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii). As used in this Agreement, "Company Affiliated Group" shall mean each affiliated, combined, consolidated or unitary group of which the Company or any of its subsidiaries is or has been a member.

        (o) Title to Properties. (i) The Company and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets except for such material properties and assets as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

        (ii) Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such instances of noncompliance or failures to be in full force and effect that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

        (iii) Neither the Company nor any of its subsidiaries holds any fee or other ownership interest in any real property. Section 3.01(o)(iii) of the Company Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Company.

        (p) Intellectual Property. (i) Section 3.01(p)(i) of the Company Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, tradenames, service marks, registered copyrights and applications therefor and unregistered copyrightable works of authorship, if any, owned by or licensed to the Company or any of its subsidiaries as of the date of this Agreement. The Company has made available to Parent true and correct copies of, and Section 3.01(p)(i) of the Company Disclosure Schedule lists, all license agreements relating to Intellectual Property (as defined below in clause (iv)) to which the Company or any of its subsidiaries is a party as of the date of this Agreement.

        (ii) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on the Company:

           (A) the Company and each of its subsidiaries owns, or is licensed or otherwise has the right to use (in each case, without payments to third parties and free and clear of any Liens), all Intellectual Property used in or necessary to carry on its business as now being conducted;

           (B) all issued patents, patent applications, trademarks, trademark applications, tradenames, service marks and copyrights of the Company or any of its subsidiaries have been duly registered and/or filed, as applicable, with or issued by each appropriate Governmental Entity in each appropriate jurisdiction, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect;

           (C) none of the Company or any of its subsidiaries or any of its or their products or services has infringed upon or otherwise violated, or is infringing on or otherwise violating, the rights of any person with regard to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries;

           (D) there is no suit, written claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened with respect to, and the Company has not been notified of, any possible infringement or other violation by the Company or any of its subsidiaries of the rights of any person with regard to any Intellectual Property;

           (E) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by, licensed to and/or otherwise used by the Company or any of its subsidiaries;

           (F) each of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of Intellectual Property owned or used by the Company or any of its subsidiaries, have assigned or otherwise transferred to the Company all ownership and other rights of any nature whatsoever (to the extent permitted by law) of such person in any Intellectual Property owned or used by the Company or any of its subsidiaries and none of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of Intellectual Property owned or used by the Company or any of its subsidiaries, have a valid claim against the Company or any of its subsidiaries in connection with the involvement of such persons in the conception and development of Intellectual Property owned or used by the Company or any of its subsidiaries, and no such claim has been asserted or threatened;

           (G) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right, license or encumbrance relating to, Intellectual Property owned by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries now has or has had any agreement with any third party, or any right of termination, cancelation or acceleration of any material Intellectual Property right or obligation set forth in any agreement to which the Company or any of its subsidiaries is a party, or the loss or encumbrance of any Intellectual Property or benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right;

           (H) to the extent third party software is marketed to customers of the Company or any of its subsidiaries together with the Intellectual Property of the Company or any of its subsidiaries, (x) the third party rights have been identified in Section 3.01(p) of the Company Disclosure Schedule, (y) all necessary licenses have been obtained and (z) no royalties or payments are due (or such royalties and payments are identified in Section 3.01(p) of the Company Disclosure Schedule);

           (I) none of the trade secrets of the Company or any of its subsidiaries has been published or disclosed by the Company or any of its subsidiaries except pursuant to a non-disclosure agreement that is in the standard form used by the Company that has been provided to Parent prior to the date of this Agreement, or, to the knowledge of the Company or any of its subsidiaries, by any other person to any person except pursuant to licenses or Contracts requiring such other persons to keep such trade secrets confidential;

           (J) no person has any marketing rights to the Intellectual Property of the Company or any of its subsidiaries;

           (K) neither the Company nor any of its subsidiaries has assigned, sold or otherwise transferred ownership of any issued patent, patent application, trademark, trademark application, service mark, copyright or application therefor;

           (L) except in the ordinary course of business consistent with past practice, no licenses or rights have been granted to a third party to distribute the source code of, or to use the source code to create Derivative Works (as defined below in clause (iii)) of, any product currently marketed by, commercially available from or under development by the Company or any of its subsidiaries for which the Company legally owns the source code; and

           (M) the Company and each of its subsidiaries has taken all reasonable and necessary steps to protect their Intellectual Property and their rights thereunder, and to the knowledge of the Company no material rights to Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its subsidiaries.

        (iii) As used in this Agreement, "Derivative Work" shall have the meaning set forth in 17 U.S.C. Section 101.

        (iv) As used in this Agreement, "Intellectual Property" shall mean trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; computer programs and software (including source code, object code and data), know-how and any other technology; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by a third party; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing.

        (q) Insurance. Section 3.01(q) of the Company Disclosure Schedule sets forth a complete and accurate list of all policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance presently in effect with respect to the Company's and its subsidiaries' business, true and complete copies of which have been delivered to, or made available for review by, Parent. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of the Company and each of its subsidiaries, of the kinds, in the amounts and against the risks required to comply with applicable law. Neither the Company nor any of its subsidiaries has been refused any insurance with respect to any aspect of the operations of its business, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancelation or termination has been received with respect to any such policy. The activities and operations of the Company and each of its subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

        (r) Disclosure. Neither the Company nor any of its subsidiaries has knowingly failed to disclose to Parent any fact (other than those generally affecting the lines of business in which the Company or any of its subsidiaries operates) that could reasonably be expected to have a material adverse effect on the Company or on the ability of the Company to perform its obligations under this Agreement. No representation or warranty of the Company contained in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading in any material respect.

        (s) State Takeover Statutes. The approval of the Merger and the Stockholders Agreement and the transactions contemplated thereby by the Board of Directors of the Company referred to in Section 3.01(d) constitutes approval of the Merger and the Stockholders Agreement and the transactions contemplated thereby for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution and delivery of this Agreement or the Stockholders Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement.

        (t) Voting Requirements. The affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement, the Stockholders Agreement or the consummation of the transactions contemplated hereby and thereby.

        (u) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Thomas Weisel Partners LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Stockholders Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement will not exceed the fees and expenses set forth and identified by category of advisor in
     Section 3.01(u) of the Company Disclosure Schedule.

        (v) Opinion of Financial Advisor. The Company has received the written opinion of Thomas Weisel Partners LLC, in customary form and based on customary assumptions, to the effect that the Merger Consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view as of the date hereof, a copy of which opinion has been delivered to Parent.

     SECTION 3.02 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

        (a) Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted.

        (b) Authority; Noncontravention. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of Parent or Sub, (ii) any Contract to which Parent or Sub is party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement or the compliance by Parent or Sub with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act or any other applicable competition, merger control, antitrust or similar law, (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

        (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (d) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and Sub has engaged in no business other than in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.01  Conduct of Business.  (a) Conduct of Business by the
Company. During the period from the date of this Agreement to the Effective Time, except with the prior consent of Parent or as expressly and specifically contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use their reasonable best efforts to comply with all applicable laws, rules and regulations and, to the extent consistent therewith, use their reasonable best efforts to keep available the services of their present officers and employees and to preserve their assets and technology and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent, as expressly and specifically contemplated by this Agreement or as expressly and specifically set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its subsidiaries to:

        (i)(x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities (including any Stock Option or Warrant), other than repurchases of Company Common Stock in connection with the termination of the services of any employee of the Company or any of its subsidiaries to the extent such repurchase is required by the Company Stock Plans;

        (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible securities (other than (A) the issuance of shares of Company Common Stock upon the exercise of Stock Options, Warrants or rights under the ESPP outstanding on the date of this Agreement and in accordance with their present terms and (B) the granting of rights that may arise under the terms of the ESPP, as modified by Section 5.07(b));

        (iii) amend or propose to amend its certificate of incorporation or by-laws (or similar organizational documents);

        (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof or (y) any assets other than acquisitions in the ordinary course of business consistent with past practice of inventory, components, raw materials or other immaterial assets;

        (v) sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including any shares of capital stock, voting securities or other rights, instruments or securities), except sales of inventory or used equipment and licenses of Intellectual Property to end-user customers for their internal use or solely as necessary for such customers to use the Company's products and services, in each case in the ordinary course of business consistent with past practice;

        (vi) (x) repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned subsidiary of the Company;

        (vii) make any new capital expenditure or expenditures, or incur any obligations or liabilities in connection therewith, which, individually is in excess of $5,000 or, in the aggregate, are in excess of $50,000;

        (viii) (x) pay, discharge, settle or satisfy any claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (y) waive, release, grant or transfer any right of material value or (z) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

        (ix) modify, amend or terminate any Contract (including any Contract with any Major Customer) to which the Company or such subsidiary is a party, including any arrangements involving material Intellectual Property, or waive, release or assign any material rights or claims thereunder, in each case in any manner which is in any way outside the ordinary course of business or inconsistent with past practice or which in any way could have an effect that is material and adverse to the Company and its subsidiaries, taken as a whole;

        (x) enter into any Contract (including any Contract with any Major Customer), including any arrangements involving material Intellectual Property, which is in any way outside the ordinary course of business or inconsistent with past practice or which could in any way have an effect that is material and adverse to the Company and its subsidiaries, taken as a whole;

        (xi) enter into any Contract, or extend the term of any Contract to which the Company or any of its subsidiaries is a party as of the date hereof, that (A) provides for any use restrictions on the Company or any of its subsidiaries with respect to confidential information, (B) includes any arbitration or similar dispute resolution provision, (C) does not contain a waiver of incidental, consequential, punitive, indirect and special damages in favor of the Company and its subsidiaries (and their respective assignees) in all circumstances, (D) does not include a reasonable limitation on the payment of direct damages by the Company or any of its subsidiaries in connection therewith, (E) contains any non-competition, non-solicitation or similar provision that restricts the Company or any of its subsidiaries, (F) provides for "exclusivity" or any similar requirement or under which the Company or any of its subsidiaries is restricted, or under which Parent or any of its subsidiaries would after the Closing be restricted, with respect to distribution, licensing, marketing, development or manufacturing, or (G) provides for the assignment, sale or other transfer of any material rights in any Intellectual Property owned or used by the Company or any of its subsidiaries to any third party, in each of cases (A) to (G) in a manner that is not reasonably satisfactory to Parent;

        (xii) except as required to comply with applicable law or any Contract, Benefit Plan or Benefit Agreement existing on the date of this Agreement,
     (A) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, (B) pay to any current or former director, officer, employee or consultant of the Company or any of its subsidiaries any benefit not provided for under any Contract, Benefit Plan or Benefit Agreement other than the payment of cash compensation in the ordinary course of business consistent with past practice, (C) grant any awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Contract, Benefit Plan or Benefit Agreement or awards made thereunder), (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract, Benefit Plan or Benefit Agreement or (E) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract, Benefit Plan or Benefit Agreement;

        (xiii) form any subsidiary of the Company;

        (xiv) enter into any Contract if consummation of the transactions contemplated hereby or compliance by the Company with the provisions of this Agreement will violate or conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or Parent or any of their respective subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract;

        (xv) enter into any Contract containing any restriction on the ability of the Company or any of its subsidiaries to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent or any of its subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

        (xvi) take any action (or omit to take any action) if such action (or omission) would or could reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or (C) any condition to the Merger set forth in Article VI not being satisfied;

        (xvii) adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any subsidiary thereof or terminate, either expressly or constructively, the employment of any employee of the Company or any subsidiary thereof that has an employment, severance or similar agreement or arrangement with the Company or any of its subsidiaries;

        (xviii) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

        (xix) commence any suit, claim, action or proceeding (other than a suit, claim, action or proceeding in connection with the collection of accounts receivable, to enforce the terms of this Agreement or as a result of a suit, action or proceeding commenced against the Company or any of its subsidiaries);

        (xx) change its fiscal year, revalue any of its material assets or, except as required by GAAP, make any changes in accounting methods, principles or practices;

        (xxi) engage in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to pre-Closing periods sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in post-Closing periods, (B) any practice which would have the effect of accelerating to pre-Closing periods collections of receivables that would otherwise be expected (based on past practice) to be made in post-Closing periods, (C) any practice which would have the effect of postponing to post-Closing periods payments by the Company or any of its subsidiaries that would otherwise be expected (based on past practice) to be made in pre-Closing periods or (D) any other promotional sales, discount activity or inventory overstocking or understocking, in each case in this clause (D) in a manner outside the ordinary course of business; or

        (xxii) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

     (b) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its subsidiaries shall timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports ("Post-Signing Returns") required to be filed by each such entity (after taking into account any extensions) and all Post-Signing Returns shall be complete and correct; (ii) the Company and each of its subsidiaries will timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its subsidiaries will promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any tax and will not settle or compromise any such Action without Parent's consent; and (v) none of the Company or any of its subsidiaries will make or change any material tax election without Parent's consent, which consent shall not be unreasonably withheld.

     (c) Advice of Changes; Filings. The Company and each of its subsidiaries shall (i) confer on a regular and frequent basis with Parent to report on operational matters and other matters requested by Parent and (ii) promptly advise Parent orally and in writing of any change or event that could reasonably be expected to have a material adverse effect on the Company. Upon obtaining knowledge thereof, the Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

     (d) Litigation. The Company shall provide to Parent immediate written notice and copies of all pleadings and correspondence in connection with any suit, claim, action, investigation or proceeding before or by a Governmental Entity against the Company, any of its subsidiaries and/or any of their respective directors relating to the transactions contemplated by this Agreement.

     (e) Other Actions. Neither the Company nor its Board of Directors shall take any action that would, or that could reasonably be expected to, prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement, the Stockholders Agreement (including pursuant to the option to purchase Subject Shares granted under Section 3(h) thereof) or have the effective result, directly or indirectly, of depriving Parent of any material right or benefit to which it is entitled under the Stockholders Agreement. The covenants and agreements of the Company relating to the Stockholders Agreement contained in this Section 4.01(e) shall survive termination of this Agreement.

     SECTION 4.02 No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal; provided, however, that at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, in response to a bona fide written Takeover Proposal that such Board of Directors reasonably determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), and which Takeover Proposal was unsolicited and did not otherwise result from a breach of this Section 4.02, and subject to compliance with Section 4.02(c) and (d), (A) furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement, provided that all such information is provided on a prior or substantially concurrent basis to Parent, and (B) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation in any material respect of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

     The term "Takeover Proposal" means any inquiry, proposal or offer from any person (other than by Parent or Sub) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 15% or more of the total revenue, operating income, EBITDA or assets of the Company and its subsidiaries, taken as a whole, or (B) 15% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, any of the Company's subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (A) above, in each case other than the transactions contemplated by this Agreement or the Stockholders Agreement.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Parent or Sub) or propose publicly to withdraw (or modify in a manner adverse to Parent or Sub) the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger, or resolve or agree to take any such action (any such action or any such resolution or agreement to take such action being referred to herein as an "Adverse Recommendation Change"), unless the Board of Directors or a committee thereof reasonably determines in good faith that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law, (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal, or withdraw its approval of the Merger, or resolve or agree to take any such action, or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) or resolve or agree to take any such action.

     The term "Superior Proposal" means any bona fide binding written offer not solicited by or on behalf of the Company or any of its subsidiaries made by a third party that if consummated would result in such third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to have a higher value than the consideration to be received by the Company's stockholders in connection with the Merger, taking into account, among other things, any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.02, the Company promptly shall advise Parent in writing of any request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent material amendment or modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company shall keep Parent informed on a current basis in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

     (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or
(ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b)(i) (after giving effect to the final clause thereof) or 4.02(b)(ii).

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01  Preparation of the Proxy Statement; Stockholders
Meeting. (a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent an opportunity to review, comment on and approve (which approval shall not be unreasonably withheld or delayed) such document or response, (ii) include in such document or response all comments reasonably proposed by Parent and (iii) not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed.

     (b) The Company shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval, regardless of whether the Board of Directors of the Company determines at any time that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it or any other Adverse Recommendation Change has occurred. The Company shall cause the Stockholders Meeting to be held as promptly as reasonably practicable after the date of this Agreement. Subject to
Section 4.02(b)(i), the Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

     SECTION 5.02 Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, full access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors (and, to the extent within the Company's control, former auditors), other advisors and representatives and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to Parent (a) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of Federal, state or local, domestic or foreign, laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including the work papers of KPMG
LLP). Except as required by law, Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the

Agreement for Exchange of Confidentiality Information dated March 23, 1998, as supplemented on July 13, 2001, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement").

     SECTION 5.03 Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement, including using its reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including filings under the HSR Act and other registrations, declarations and filings with Governmental Entities, if any), (iii) the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity and
(iv) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholders Agreement, the Merger or any of the other transactions contemplated hereby or thereby, use their reasonable efforts to ensure that the Merger and the other transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby or thereby. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to
(A) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective subsidiaries or (B) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, (1) challenging or seeking to restrain or prohibit the consummation of the Merger; (2) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; or (3) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries. The Company and Parent will provide such assistance, information and cooperation to each other as is reasonably required to obtain any such nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, will notify the other person promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and will supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

     (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (d) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement at the sole expense of Parent.

     SECTION 5.04 Stock Options; Restricted Shares; Warrants. (a) Stock Options; Restricted Shares. (i) As soon as practicable following the date of this Agreement, the Company agrees that the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (including obtaining any required consents) as may be required to effect the following:

        (A) The terms of each outstanding Stock Option, whether vested or unvested, shall be adjusted as necessary to provide that, at the Effective Time, each such Stock Option outstanding immediately prior to the Effective Time shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Stock Option, the number of shares of Parent common stock, par value $0.20 per share ("Parent Common Stock") (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by a fraction (the "Option Exchange Ratio"), the numerator of which is the Merger Consideration and the denominator of which is the average closing price of Parent Common Stock on the New York Stock Exchange Composite Transactions Tape on the ten trading days immediately preceding the date on which the Effective Time occurs, at an exercise price per share of Parent Common Stock equal to (A) the per share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (B) the Option Exchange Ratio (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent.

        (B) At the Effective Time, each Restricted Share shall be canceled and shall cease to exist. In lieu of payment of the Merger Consideration for each Restricted Share, Parent agrees to pay the Applicable Amount (as defined below) to each holder of Restricted Shares promptly after each Lapse Date (as defined below); provided that if such holder is not employed by Parent or its affiliates on a Lapse Date, Parent shall not be required to make, and such holder shall not be entitled to receive, the Applicable Amount. For purposes hereof, (i) "Applicable Amount" means, in respect of a holder of Restricted Shares, an amount equal to the product of the Merger Consideration and the number of Restricted Shares held by such holder with respect to which the Company's right to repurchase would have lapsed on the applicable Lapse Date if such Restricted Shares had remained outstanding and (ii) "Lapse Date" means, in respect of any Restricted Shares, each date on which the Company's right to repurchase such Restricted Shares would have lapsed if such Restricted Shares had remained outstanding. Both the Applicable Amount and the Lapse Date shall be determined (i) after giving effect to Section 5.07(c) and Section 5.07(d) and (ii) with respect to each CIC Employee (as defined below), without giving effect to the lapse of any Company repurchase rights that would not have occurred (or would have occurred on a later date) if the transactions contemplated by this Agreement had not occurred. For purposes hereof, a "CIC Employee" means any employee of the Company or its subsidiaries who, as of the date hereof, (A) participates in the Retention Plan or (B) is party to a contract with the Company or its subsidiaries that provides benefits or eligibility for enhanced severance payments in connection with a corporate transaction involving the Company.

        (C) Such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger shall be made.

        (D) The adjustments provided in Section 5.04(a)(i)(A) with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

     (ii) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

     (iii) As soon as reasonably practicable after the Effective Time, but in any event within 30 business days thereof, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Adjusted Options may remain outstanding.

     (iv) As soon as reasonably practicable after the Effective Time, Parent shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and related agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.04 after giving effect to the Merger).

     (v) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

     (vi) The Company agrees to take all actions (if any) necessary to ensure that (except as otherwise expressly and specifically contemplated by this Section 5.04 and Section 5.07(c) and (d), and except to the extent required under the respective terms of the Stock Options or Company Stock Plans which terms are expressly and specifically disclosed in Section 5.04(a)(vi) of the Company Disclosure Schedule) all restrictions or limitations on transfer and vesting and all repurchase rights with respect to Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options in accordance with their terms after giving effect to the Merger and the assumption by Parent as set forth above.

     (b) Warrants. As soon as practicable following the date of this Agreement, the Company shall use its reasonable efforts to take such actions as may be required to amend each outstanding Surviving Warrant such that, immediately prior to the Effective Time, each such Surviving Warrant shall be cancelled.

     (c) Rule 16b-3 Exemption. The Company shall take all reasonable steps as may be required to cause the transactions contemplated by this Section 5.04 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the Interpretive Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     SECTION 5.05 Indemnification, Exculpation and Insurance. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other agreements of the Company and/or its subsidiaries as in effect on the date of this Agreement shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall ensure that the Surviving Corporation complies with and honors the foregoing obligations.

     (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all its properties and assets to any person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.

     (c) For six years after the Effective Time, Parent shall maintain in effect either (i) the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable in any material respect to such directors and officers than those of such policy in effect on the date of this Agreement (provided that Parent may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the insurance coverage otherwise required under this Section 5.05(c)(i)); provided, however,that in no event shall Parent be required to pay annualized aggregate premiums for insurance under this Section 5.05(c)(i) in excess of 150% of the amount of the aggregate premiums paid by the Company for the period from May 31, 2001, to May 31, 2002, for such purpose (which premiums for such period are hereby represented and warranted by the Company to be $619,725) (such 150% amount, the "Maximum Premium"), provided that Parent shall nevertheless be obligated to provide such coverage as may be obtained for the Maximum Premium, or (ii) policies of a reputable insurance company for the entirety of such six year period (or if any insurance maintained under Section 5.05(c)(i) expires or is terminated or canceled during such six-year period, for the remainder of such six year period) the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the insurance coverage otherwise required under Section 5.05(c)(i), provided, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 5.05(c)(ii) in respect of such entire six year period in excess of the maximum amount that Parent is obligated to pay under
Section 5.05(c)(i) in respect of directors' and officers' liability insurance.

     (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 5.06 Fees. (a) Except as expressly set forth in this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     (b) In the event that (i) (A) a Takeover Proposal has been made to the Company or its stockholders or any person has announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal or a Takeover Proposal otherwise becomes known to the stockholders of the Company or any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) acquires ownership, directly or indirectly, beneficially or of record of 10% or more of the Company Common Stock, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) or 7.01(b)(iii) and (C) within 12 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 5.06(b)(i)(C), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 10% shall be deemed references to 40%), or (ii) this Agreement is terminated by Parent pursuant to
Section 7.01(c), then the Company shall pay Parent a fee equal to $4,800,000 (the "Termination Fee") by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by Parent pursuant to
Section 7.01(c), within two business days after such termination and (y) in the case of a payment as a result of any event referred to in Section 5.06(b)(i)(C), upon the first to occur of such events. The Company acknowledges that the agreements contained in this Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.06(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 5.06(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

     SECTION 5.07 Employee Matters. (a) Following the Effective Time, the Surviving Corporation shall honor, or cause to be honored, all obligations of the Company and its subsidiaries under Benefit Agreements and Benefit Plans in accordance with the terms thereof. Nothing herein shall be construed to prohibit the Surviving Corporation from amending or terminating such Benefit Agreements and Benefit Plans in accordance with the terms thereof and with applicable law or from terminating the employment of any employee of the Company or its subsidiaries at any time following the Effective Time.

     (b) The Company shall amend the ESPP on or prior to the date of this Agreement, or take such other actions with respect to the ESPP (including making any required determination under Section 20(a) of the ESPP) as are necessary,
(i) to terminate any ongoing Offering Periods (as defined in the ESPP) effective as of the October 31, 2001 Purchase Date (as defined in the ESPP) after the purchase scheduled to occur on such date, (ii) to ensure that no Offering Period or Purchase Period (as defined in the ESPP) commences or continues between October 31, 2001 and the date of termination of this Agreement (if any such termination occurs), (iii) to ensure that on and after November 1, 2001, there are no rights outstanding under the ESPP to acquire Common Stock, and (iv) to terminate, contingent on the occurrence of the Closing, the ESPP effective as of the Closing Date.

     (c) The Company shall take all necessary actions (including obtaining all required consents but, except as consented to in writing by Parent, excluding the payment of any money or the provision of any other benefit) so that (i) each employment, severance, termination or change in control agreement between the Company or its affiliates and the individuals listed in Section 5.07(c) of the Company Disclosure Schedule (each, an "Executive") is terminated immediately prior to the Closing Date and (ii) each Executive irrevocably waives any right or entitlement such Executive has to (A) severance or termination benefits under existing agreements with, or plans or programs of, the Company or its affiliates or (B) any other payment or benefit that is related to, or contingent upon, the consummation of the transactions contemplated by this Agreement, including, without limitation, the accelerated vesting of Stock Options, the lapse of rights to repurchase shares of Company Common Stock held by such Executive or the forgiveness of indebtedness owed by such Executive; provided that (i) the Executives may participate in the Retention Plan, (ii) any Executive party to an expatriate employment agreement shall not be required to waive the provisions of such agreement regarding tax equalization obligations for calendar years 2000 and 2001 and (iii) any Executive party to an employment contract subject to German law shall terminate such contract as of the effective time of the merger of the Company or its subsidiaries with and into Parent or the Subsidiary. The effectiveness of any waiver required above shall be contingent on the Closing, so that in the event of termination of this Agreement, such waiver shall have no force and effect. For the avoidance of doubt, if any Executive has received any benefit or payment described above prior to the date the Company obtained the Executive's consent to the foregoing, the Company shall be required to take all necessary actions (including obtaining any required consents) to have such Executive relinquish or refund such benefit or payment immediately prior to the Effective Time.

     (d) The Company shall take all necessary actions (including obtaining required consents but, except as consented to in writing by Parent, excluding the payment of any money or the provision of any other benefit) to amend any contract, agreement or plan that the Company sponsors or to which it is a party to provide that no "Good Reason Trigger" (as defined below) included in such contract, agreement or plan may be exercised by any CIC Employee for any reason during the period beginning on the date hereof and ending on the six-month anniversary of the Effective Time (the "Suspension Period"), provided that as of the end of the Suspension Period, any event occurring without the CIC Employee's consent during such the Suspension Period that would have allowed such CIC Employee to exercise a Good Reason Trigger shall be treated as if such event had occurred on the last day of the Suspension Period. For this purpose, a "Good Reason Trigger" is any provision or agreement that permits an CIC Employee to unilaterally terminate his or her relationship with the Company or its subsidiaries (or otherwise claim that the CIC Employee has been constructively terminated) and receive severance or other benefits or payments.

     (e) Notwithstanding anything to the contrary contained herein, in the event that (i) either (A) an Executive does not consent to each of the actions described in Section 5.07(c) and Section 5.07(d) or (B) the consent of an Executive to any of the actions described in Section 5.07(c) and Section 5.07(d) would be invalid under the law of any jurisdiction applicable to such Executive and (ii) Parent and Sub elect to proceed with the transactions contemplated by this Agreement, then (I) the Company shall take promptly after the date hereof all necessary actions to exclude such Executive from participation in the Retention Plan and (II) such Executive shall not be entitled to participate in any program or plan established or maintained by Parent to provide additional compensation to Executives in connection with the transactions contemplated by this Agreement.

     SECTION 5.08 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby and thereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Stockholders Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.09 Closing Date Balance Sheet. The Company shall prepare and deliver to Parent prior to Closing (i) an unaudited consolidated balance sheet of the Company as of the last business day of the most recently completed full month ending immediately preceding the Closing Date (or, if the Closing Date is before the 15th day of the month, as of the last business day of the month immediately preceding the most recently completed full month ending immediately preceding the Closing Date), which balance sheet shall be prepared in accordance with GAAP (except as permitted by Form 10-Q of the SEC) and on a basis consistent with the unaudited balance sheets of the Company included in the SEC Documents and shall fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the date thereof, and (ii) the Company's best estimate (using actual data through at least the end of the third business day immediately preceding the Closing Date) of closing account information for all line items that would appear on a consolidated balance sheet of the Company other than deferred revenue and line items relating to stockholders' equity (deficit) as of the business day immediately preceding the Closing Date. The Company shall provide to Parent any information and back-up materials (including bank account information) reasonably requested by Parent with respect thereto.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.01  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

        (b) Antitrust. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable competition, merger control, antitrust or similar law shall have been terminated or shall have expired.

        (c) No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") which has the effect of preventing the consummation of the Merger shall be in effect.

     SECTION 6.02 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Company contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

        (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

        (c) No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Entity or any other third party (or any such suit, action or proceeding threatened by any Governmental Entity)
     (i) challenging or seeking to restrain or prohibit the consummation of the Merger; or (ii) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; or (iii) seeking to impose limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company; or (iv) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries, in each case other than any suit, action or proceeding referred to on Section 6.02(c) of the Company Disclosure Schedule.

        (d) Legal Restraint. No Legal Restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of paragraph (c) of this Section 6.02 shall be in effect.

        (e) Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained (i) all consents, approvals, authorizations, qualifications and orders of all Governmental Entities or third parties required in connection with this Agreement and the transactions contemplated by this Agreement, except for those set forth in Section 6.02(e)(i) of the Company Disclosure Schedule, and (ii) waivers of all Restrictive Provisions, except for those set forth in Section 6.02(e)(ii) of the Company Disclosure Schedule.

     SECTION 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The

     Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

        (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

     SECTION 6.04 Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement, as required by and subject to Section 5.03.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.01 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained:

        (a) by mutual written consent of Parent, Sub and the Company;

        (b) by either Parent or the Company:

           (i) if the Merger shall not have been consummated by March 31, 2002 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

           (ii) if any Legal Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

           (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

        (c) by Parent in the event (i) an Adverse Recommendation Change has occurred or (ii) the Board of Directors of the Company or any committee thereof shall have failed to confirm its recommendation and declaration of advisability of this Agreement and the Merger within ten business days after a written request by Parent that it do so;

        (d) by Parent (i) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
     (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b), and (B) has not been or is incapable of being cured by the Company within 25 days after its receipt of written notice thereof from Parent; (ii) if any Legal Restraint having any of the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable; or

        (e) by the Company, if Parent shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
     (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b), and (ii) has not been or is incapable of being cured by Parent within 25 days after its receipt of written notice thereof from the Company.

     SECTION 7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(u), Section 4.01(e), the last sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII, which shall survive any such termination, and except to the extent that such termination results from a material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.03 Amendment. This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained; provided, however, that, after the Stockholder Approval has been obtained, there shall be made no amendment that by law requires further approval by stockholders of the parties without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that, after the Stockholder Approval has been obtained, there shall be made no waiver that by law requires further approval by stockholders of the parties without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to Parent or Sub, to:

     International Business Machines Corporation
     New Orchard Road Avenue
     Armonk, NY 10504
     Attention: David L. Johnson
     Telecopy: (914) 499-7802
    with a copy to:

    International Business Machines Corporation
     New Orchard Road Avenue
     Armonk, NY 10504
     Attention: Gregory C. Bomberger, Esq.
     Telecopy: (914) 499-7392

     and with a copy to:

     Cravath, Swaine & Moore
     Worldwide Plaza
     825 Eighth Avenue
     New York, NY 10019
     Attention: Scott A. Barshay, Esq.
     Telecopy: (212) 474-3700

     if to the Company, to:

     CrossWorlds Software, Inc.
     577 Airport Boulevard
     Suite 800
     Burlingame, CA 94010
     Attention: Alfred J. Amoroso
     Telecopy: (650) 685-3353

     with a copy to:

     CrossWorlds Software, Inc.
     577 Airport Boulevard
     Suite 800
     Burlingame, CA 94010
     Attention: Stacey A. Giamalis
     Telecopy: (650) 685-9960

     and with a copy to:

     Venture Law Group
     2775 Sand Hill Road
     Menlo Park, CA 94025
     Attention: Jon E. Gavenman, Esq.
     Telecopy: (650) 233-8386

     and with a copy to:

     Venture Law Group
     Pier 1, Bay 3
     The Embarcadero
     San Francisco, CA 94111
     Attention: Steven J. Tonsfeldt, Esq.
     Telecopy: (415) 315-4700

     SECTION 8.03  Definitions.  As used in this Agreement:

        (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

        (b) as it relates to the Company, "knowledge" means, with respect to any matter in question, that any officer of the Company has actual knowledge of such matter;

        (c) "material adverse effect" on or with respect to the Company means any state of facts, change, development, effect or occurrence that is, or could reasonably be expected to become, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole;

        (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity; and

        (e) a "subsidiary" of any person means another person of which more than 50% of any class of capital stock, voting securities or other equity interests are owned or controlled, directly or indirectly, by such first person.

     SECTION 8.04 Interpretation. When a reference is made in this Agreement to an Article or to a Section, Subsection, Exhibit or Schedule, such reference shall be to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

     SECTION 8.05 Counterparts. This Agreement may be executed in one or more counterparts (including by telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement and any agreement entered into by the parties on the date of this Agreement, and (b) except for the provisions of Section 5.05, is not intended to confer upon any person other than the parties hereto any rights or remedies.

     SECTION 8.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.09 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (a) any Delaware State court and (b) any Federal court of the United States of America sitting in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) any Delaware State court or (b) any Federal court of the United State of America sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 8.10 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.10.

     SECTION 8.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          INTERNATIONAL BUSINESS MACHINES
                                          CORPORATION,

                                          By: /s/ DAVID L. JOHNSON
                                            ------------------------------------
                                            Name: David L. Johnson
                                            Title: Vice President, Corporate
                                              Development

                                          DUKE ACQUISITION CORP.,

                                          By: /s/ JEFFREY J. DOYLE
                                            ------------------------------------
                                            Name: Jeffrey J. Doyle
                                            Title: President

                                          CROSSWORLDS SOFTWARE, INC.,

                                          By: /s/ ALFRED J. AMOROSO
                                            ------------------------------------
                                            Name: Alfred J. Amoroso
                                            Title: President and CEO

                                                                         ANNEX B
                                                                  EXECUTION COPY

     STOCKHOLDER AGREEMENT dated as of October 29, 2001 (this "Agreement"), between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Parent") and each of THE INDIVIDUALS AND OTHER PARTIES LISTED ON SCHEDULE A ATTACHED HERETO (each, a "Stockholder" and, collectively, the "Stockholders").

     WHEREAS Parent, Duke Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and CrossWorlds Software Inc., a Delaware corporation (the "Company"), have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS each Stockholder owns (of record or beneficially) the number of shares of capital stock of the Company set forth opposite such Stockholder's name on Schedule A hereto (such shares of capital stock of the Company being referred to herein as such Stockholder's "Subject Shares"); and

     WHEREAS as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, each party hereto agrees as follows:

     SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, only as to itself, represents and warrants to Parent as follows:

        (a) Organization; Authority; Execution and Delivery;
     Enforceability. With respect to each Stockholder that is not a natural person, such Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite corporate or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and the compliance by such Stockholder with the terms hereof have been duly authorized by all necessary corporate or other action on the part of such Stockholder and no other corporate or other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due execution by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of such Stockholder, (ii) any Contract to which such Stockholder is a party or any of the properties or assets of such Stockholder is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to such Stockholder or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated by this Agreement or the compliance by such Stockholder with the provisions of this Agreement, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

        (b) The Subject Shares. Such Stockholder is the record and beneficial owner of the Subject Shares of such Stockholder set forth opposite his or her or its name on Schedule A hereto, and if such Stockholder is a record owner of Subject Shares such Stockholder has good and marketable title to such Subject Shares, free and clear of any Liens. Such Stockholder does not own of record any shares of capital stock of the Company other than the Subject Shares as set forth opposite his or her or its name on Schedule A hereto. Such Stockholder has the sole right to vote and Transfer (as defined in Section 3(c)) the Subject Shares owned (of record or beneficially) by such Stockholder, and none of the Subject Shares owned (of record or beneficially) by such Stockholder is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, except as set forth in Sections 3 and 4 of this Agreement.

        (c) Private Offering. Such Stockholder has not, nor has any affiliate of such Stockholder nor has anyone acting on behalf of such Stockholder issued, sold or offered any security of the Company to any person under circumstances that would cause the sale, if any, of the Subject Shares of any Stockholder to Parent (or its designee or assignee) as contemplated by
     Section 3(h) of this Agreement, to be subject to the registration requirements of the Securities Act. Assuming the representations of Parent contained in the last sentence of Section 2 are true and correct, the sale and delivery, if any, of the Subject Shares of such Stockholder hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

     SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows: Parent has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery of this Agreement by Parent, consummation by Parent of the transactions contemplated hereby and compliance by Parent with the terms hereof have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming due execution by each Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of Parent, (ii) any Contract applicable to Parent or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation and (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby. Any Subject Shares purchased by Parent pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and Parent shall not offer to sell or otherwise dispose of any Subject Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

     SECTION 3. Covenants of Each Stockholder. Each Stockholder, severally and not jointly, only as to itself, covenants and agrees as follows:

        (a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any adjournment thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder (owned of record or beneficially) in favor of, and shall consent to (or cause to be consented
     to), the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

        (b) At any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder (owned of record or beneficially) against, and shall not consent to (and shall cause not to be consented to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any Takeover Proposal or (ii) any amendment of the Company's Amended and Restated Certificate of Incorporation or Amended and Restated By-laws or other proposal, action or transaction involving the Company or any of its subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement or to dilute in any material respect the benefits to Parent of the Merger and the other transactions contemplated by the Merger Agreement or the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company Common Stock (collectively, "Frustrating Transactions").

        (c) Such Stockholder shall not (i) prior to the Stockholders Meeting, sell, transfer, pledge, assign, tender or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any Contract, option or other arrangement with respect to the Transfer (including any profit sharing or other derivative arrangement) of any Subject Shares or any interest therein, to any person other than pursuant to this Agreement or the Merger Agreement, unless prior to any such Transfer the transferee of such Subject Shares enters into a stockholder agreement with Parent on terms substantially identical to the terms of this Agreement or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Takeover Proposal or Frustrating Transaction with respect to any Subject Shares, other than pursuant to this Agreement.

        (d) Such Stockholder shall not, nor shall such Stockholder permit any of its subsidiaries to, or authorize or permit any director, officer, employee or partner of such Stockholder or any of its subsidiaries, or any investment banker, attorney or other advisor or representative of such Stockholder or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal or Frustrating Transaction, (ii) enter into any agreement with respect to any Takeover Proposal or Frustrating Transaction or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in any effort or attempt by any person with respect to, any Takeover Proposal or Frustrating Transaction. Notwithstanding the foregoing and notwithstanding Section 3(e), nothing in this Agreement shall limit or restrict a Stockholder that is a director of the Company or limit or restrict a partner or an employee or agent of a Stockholder that is a director of the Company from acting in his or her or its capacity as a member of the Board of Directors of the Company to the extent that such Board of Directors is engaging in activities expressly and specifically permitted under the proviso to Section 4.02(a) of the Merger Agreement.

        (e)(i) Such Stockholder shall use his or her or its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. Such Stockholder shall not commit or agree to take any action inconsistent with the transactions contemplated by this Agreement or the transactions contemplated by the Merger Agreement.

        (ii) Such Stockholder shall not, and such Stockholder shall not permit any of its subsidiaries to, or authorize or permit any director, officer, employee or partner of such Stockholder or any of its subsidiaries or any investment banker, attorney or other advisor or representative of such Stockholder or any of its subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or any of the transactions contemplated by this Agreement without the prior written consent of Parent, except as may be required by applicable law.

        (f) Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

        (g)(i) If (A) the Termination Fee becomes payable pursuant to Section 5.06(b) of the Merger Agreement and a Takeover Proposal is consummated or
     (B) a Takeover Proposal made by Parent (including any amendment of the Merger Agreement) which provides for Transaction Consideration in excess of $4.65 (the "Deal Price") per share is consummated (any Takeover Proposal referred to in clause (A) or (B)above is referred to herein as a "Transaction"), then such Stockholder shall pay to Parent an amount in cash equal to such Stockholder's Profit; provided, however, that if all or any part of the Transaction Consideration which such Stockholder is entitled to receive is not cash, then such Stockholder's Profit shall be paid to Parent in each type of consideration paid to such Stockholder and in the same proportions as the types of consideration comprising the Transaction Consideration which such Stockholder is entitled to receive, in each case determined at the close of business on the date of the consummation of the Transaction, such that (A) in respect of Transaction Consideration to be paid to such Stockholder in cash, Parent shall be paid Profits by such Stockholder in cash in an amount equal to the aggregate Transaction Consideration to be paid to such Stockholder in cash multiplied by a fraction (a) the numerator of which is equal to such Stockholder's Profit and (b) the denominator of which is equal to the aggregate Transaction Consideration to be received by such Stockholder (such fraction, the "Profit Percentage"), (B) in respect of Transaction Consideration to be paid to such Stockholder in the form of securities, Parent shall be paid Profits by such Stockholder, for each type of securities to be so paid, in the form of that number of such securities that is equal to the total number of such securities to be paid to such Stockholder multiplied by the Profit Percentage, and (C) in respect of Transaction Consideration to be paid to such Stockholder in consideration of a type other than cash or securities, Parent shall be paid Profits by such Stockholder in the form of such type of consideration and in an amount equal to the aggregate fair market value of such consideration to be paid to Stockholder, with such fair market value determined as of the date of the consummation of the Transaction, multiplied by the Profit Percentage; provided, however, that all such determinations shall be made as of the close of business on the date of the consummation of the relevant Transaction without any regard to any events or circumstances occurring thereafter (such as changes in the trading price of any securities). Such Profits shall be paid to Parent, for each type of consideration, within five business days after the receipt by such Stockholder of such consideration. Any payment of Profit under this
     Section 3(g) shall (A) if paid in cash, be paid by wire transfer of same day funds to an account designated by Parent, and (B) if paid through the transfer of securities or other non-cash consideration, be paid through the delivery of such securities or other non-cash consideration, suitably endorsed or otherwise documented for transfer (if applicable), to Parent at its address set forth in Section 8.02 of the Merger Agreement.

        (ii) The "Profit" of each Stockholder shall mean, as of the close of business on the date of consummation of a Transaction, the amount (if a positive number) equal to (A) the product of (1) the Transaction Consideration which such Stockholder is entitled to receive minus the Deal Price (as determined at such time) multiplied by (2) the number of Subject Shares held by such Stockholder on the date of this Agreement (other than any Subject Shares sold, transferred and delivered to Parent or its designee pursuant to Section 3(h) hereof), minus (B) any Profit Taxes.

        (iii) "Transaction Consideration" shall mean, with respect to any Transaction, the fair market value of the consideration which such Stockholder is entitled to receive (including any residual interest in the Company retained immediately following consummation of a Transaction) in respect of each share of Company Common Stock of such Stockholder in such Transaction, determined as of the close of business on the date of the consummation of such Transaction, provided that if different types or amounts of consideration are to be paid (or retained) in a Transaction, the "Transaction Consideration" shall be determined by dividing (1) the aggregate fair market value of all the consideration (determined as of the close of business on the date of the consummation of such Transaction) so paid to (and retained by) such Stockholder by (2) the number of Subject Shares held by such Stockholder on the date of this Agreement (other than any Subject Shares sold, transferred and delivered to Parent or its designee pursuant to Section 3(h) hereof).

        (iv) For purposes of this Section 3(g), the "fair market value" of any noncash consideration consisting of:

           (A) securities listed on a national securities exchange or traded on the NASDAQ shall be equal to the average closing price per share of such security as reported on such exchange or NASDAQ for the 10 trading days prior to the date of determination; and

           (B) consideration which is other than securities of the form specified in clause (A) of this clause (iv) shall be determined by a nationally recognized independent investment banking firm mutually selected, within three business days after the event requiring selection of such investment banking firm, by Parent and the Stockholders, which determination shall be made by such investment banking firm within 15 business days after the date of such event; provided, however, that if Parent and the Stockholders do not agree within three business days after the date of such event as to the selection of an investment banking firm, then, by the end of the fifth business day after the date of such event, each of Parent, on the one hand, and the Stockholders, on the other hand, shall select an investment banking firm, which two investment banking firms shall jointly make such determination within 20 business days after the date of such event, or, if such two investment banking firms are unable to agree on such determination, the two investment banking firms shall, by the end of the 20th business day after the date of such event, select a third investment banking firm and notify such third investment banking firm in writing (with a copy to Parent and each Stockholder) of their respective determinations of the fair market value of such noncash consideration, following which such third investment banking firm shall, within 15 business days after the date of its selection, notify Parent and each Stockholder in writing of its selection of one or the other of the two original determinations of the fair market value of such noncash consideration; provided further, that the reasonable and customary fees and expenses of all such investment banking firms shall be borne equally by Parent, on the one hand, and the Stockholders, on the other hand. The determination of the investment banking firm shall be binding upon the parties.

        (v) The "Profit Taxes" of each Stockholder shall mean the net amount of income taxes (U.S. federal, state and local) actually incurred by such Stockholder solely as a result of either the receipt of Profits by such Stockholder or the payment of Profits by such Stockholder to Parent in accordance with the terms of this Agreement, in each case determined taking into account any income, gain, deduction, loss or offset against income taxes attributable to the payment of Profits by such Stockholder to Parent in accordance with the terms of this Agreement; provided, however, that solely for the purposes of calculating Profit Taxes, clause (B) of the definition of Profits shall be disregarded. Solely for purposes of calculating Profit Taxes, in the case of a Stockholder that is treated as a pass-through entity for U.S. federal, state or local income tax purposes, as the case may be, the term "Stockholder" shall mean any direct member of such pass-through entity and any indirect member of such pass-through entity that owns its interest in such pass-through entity to the extent it owns such interest through one or more other pass-through entities. For the purposes of this clause, a "pass-through entity" includes, without limitation, a partnership, disregarded entity, trust, subchapter S corporation, controlled foreign corporation, foreign person holding company or a passive foreign investment company to the extent a qualifying electing fund election has been made with respect to it.

        (h) Such Stockholder agrees that, at the request of Parent (an "Option Exercise"), such Stockholder shall sell, transfer and deliver or cause to be sold, transferred and delivered to Parent (or its designees or assignees), and Parent (or its designees or assignees) shall purchase from such Stockholder, all or any portion (as specified by Parent) of the Subject Shares of such Stockholder within three business days following the later of (x) such request and (y) the last to occur of (i) the expiration or termination of any waiting period (and any extension thereof) applicable to such sale and purchase under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation and
     (ii) the receipt of any other regulatory approvals applicable to such sale and purchase, for a purchase price per share equal to the Deal Price.

     SECTION 4. Grant of Irrevocable Proxy; Appointment of Proxy. (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and David S. Hershberg, its Vice President -- Assistant General Counsel, Andrew Bonzani, its Assistant Secretary and Senior Counsel, and David L. Johnson, its Vice President of Corporate Development, in their respective capacities as designees of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder's Subject Shares (owned of record or beneficially), or grant a consent or approval in respect of such Subject Shares, (i) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement, (ii) against any Takeover Proposal or any Frustrating Transaction and (iii) otherwise in accordance with Section 3 of this Agreement. The proxy granted in this Section 4 shall expire upon the termination of this Agreement.

     (b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

     (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

     SECTION 5. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 4 of this Agreement.

     SECTION 6. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors, and each Stockholder further agrees to take all actions necessary to effectuate the foregoing. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Subject Shares listed on Schedule A hereto opposite the name of each Stockholder shall be adjusted appropriately and the Deal Price will be adjusted appropriately.

     SECTION 7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may in its sole discretion assign, in whole or in one or more parts, (x) any or all of its rights, interests or obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent and (y) any of or all its rights, interests and obligations under Section 3(g) or Section 3(h) to one or more of third parties, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment in violation of this Section 7 shall be void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

     SECTION 8. Termination. This Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, that if the Merger Agreement is terminated under any of the circumstances described in Section 5.06(b) of the Merger Agreement, then (A) Section 3(g) of this Agreement (and any other provisions of this Agreement related thereto (including Section 6 hereof)) shall continue in full force and effect during the 12 month period described in
Section 5.06(b)(i) of the Merger Agreement and (B) Section 3(h) of this Agreement (and any other provisions of this Agreement related thereto (including Sections 3(c) and 6 hereof)) shall continue in full force and effect for six months following the termination of the Merger Agreement). Notwithstanding the foregoing, this Agreement shall not terminate with respect to any Option Exercise until the sale, transfer and delivery of the Subject Shares with respect to such Option Exercise have been effected. No termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to termination.

     SECTION 9. General Provisions. (a) Amendments. This Agreement is between each Stockholder and Parent severally and not jointly and may not be amended except by an instrument in writing signed by Parent and such amending Stockholder. Any such amendment shall be effective only as to Parent and such amending Stockholder.

     (b) Notices. All notices, requests, clauses, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice), with a copy to:

     John M. Newell
     Latham & Watkins
     505 Montgomery Street
     Suite 1900
     San Francisco, CA 94111
     (415) 395-8095 (fax)

     Paul D. Ginsberg
     Paul, Weiss, Rifkind, Wharton & Garrison
     1285 Avenue of the Americas
     New York, NY 10019
     (212) 757-3990 (fax)

     (c) Interpretation. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

     (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

     (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto (and the persons specified as proxies in Section 4) any rights or remedies.

     (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

     (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

     SECTION 11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.

     IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                                          INTERNATIONAL BUSINESS
                                          MACHINES CORPORATION,

                                          By /s/ DAVID L. JOHNSON
                                            ------------------------------------
                                            Name: David L. Johnson
                                            Title: Vice President, Corporate
                                             Development

                                          STOCKHOLDERS:

                                          /s/ TERENCE J. GARNETT
                                          --------------------------------------
                                          Name: Garnett Family Trust
                                          By: Terence J. Garnett, Trustee

                                          /s/ KATRINA A. GARNETT
                                          --------------------------------------
                                          Name: Katrina A. Garnett

                                          /s/ RICHARD D. HOLAHAN JR.
                                          --------------------------------------
                                          Name: Quantum Industrial Partners LDC
                                          By: Richard D. Holahan Jr.
                                          Position: Attorney-in-Fact

                                          /s/ RICHARD D. HOLAHAN JR.
                                          --------------------------------------
                                          Name: SFM Domestic Investments LLC
                                          By: Richard D. Holahan Jr.
                                          Position: Attorney-in-Fact

                                          /s/ ALFRED J. AMOROSO
                                          --------------------------------------
                                          Name: Alfred J. Amoroso

                                          /s/ ANDREW LUDWICK
                                          --------------------------------------
                                          Name: Ludwick Family Trust
                                          By: Ludwick Andrew, Trustee

                                          /s/ ANDREW LUDWICK
                                          --------------------------------------
                                          Name: Ludwick Family Limited
                                          Partnership
                                          By: Andrew K. Ludwick
                                          Position: General Partner

                                          /s/ ALBERT A. PIMENTEL
                                          --------------------------------------
                                          Name: Albert A. Pimentel

                                          /s/ ALBERT A. PIMENTEL
                                          --------------------------------------
                                          Name: Albert A. and Laurie J. Pimentel
                                                Joint Trust
                                          By: Pimentel, Albert A., Trustee

                                   SCHEDULE A

                                                              NUMBER OF SUBJECT SHARES OWNED
              NAME AND ADDRESS OF STOCKHOLDER                   OF RECORD OR BENEFICIALLY
              -------------------------------                 ------------------------------
Katrina A. Garnett..........................................            1,333,332
  c/o Bergeson Eliopoulos, LLP
  55 Almaden Blvd., Suite 400
  San Jose, California 95113
  Attention: Daniel J. Bergeson
The Garnett Family Trust....................................            6,069,478
  c/o Bergeson Eliopoulos, LLP
  55 Almaden Blvd., Suite 400
  San Jose, California 95113
  Attention: Daniel J. Bergeson
Quantum Industrial Partners LDC.............................            1,321,586
  c/o Soros Fund Management LLC
  888 Seventh Avenue
  New York, NY 10106
  Attention: Richard Holahan, Esq.
SFM Domestic Investments LLC................................              146,843
  c/o Soros Fund Management LLC
  888 Seventh Avenue
  New York, NY 10106
  Attention: Richard Holahan, Esq.
Ludwick Family Trust........................................              226,873
  491 Santa Rita Avenue
  Palo Alto, CA 94301
Ludwick Family Limited Partnership..........................              166,666
  491 Santa Rita Avenue
  Palo Alto, CA 94301
Albert A. Pimentel..........................................              139,646
  c/o Red Point Ventures
  3000 Sand Hill Road
  Building 2, Suite 290
  Menlo Park, CA 94025
Albert A. and Laurie J. Pimentel Joint Trust................                1,602
  c/o Red Point Ventures
  3000 Sand Hill Road
  Building 2, Suite 290
  Menlo Park, CA 94025
Alfred J. Amoroso...........................................               16,528
  20 Farmhill Court
  Hillsborough, CA 94010

                                                                         ANNEX C

October 29, 2001

Board of Directors
CrossWorlds Software, Inc.
577 Airport Boulevard
Burlingame, CA 94010

Ladies and Gentlemen:

     We understand that CrossWorlds Software, Inc., a Delaware corporation ("Seller"), International Business Machines Corporation, a New York corporation ("Buyer"), and Duke Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Sub") have entered into an Agreement and Plan of Merger dated October 29, 2001 (the "Merger Agreement"), pursuant to which Sub will be merged with and into Seller, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement and other related agreements and as further described to us by management of Seller, we understand that each outstanding share of the common stock, $0.001 par value per share ("Seller Common Stock"), of Seller will be converted into the right to receive $4.65 in cash without interest (the "Merger Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement and other related agreements.

     You have asked for our opinion as investment bankers as to whether the Merger Consideration to be received by the stockholders of Seller pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof.

     In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller, including the consolidated financial statements for recent years and interim periods to September 30, 2001, and certain other relevant financial and operating data relating to Seller made available to us from published sources and from the internal records of Seller; (ii) reviewed the financial terms and conditions of a draft of the Merger Agreement, dated October 27, 2001 (the "Draft Merger Agreement"), and drafts of other related agreements; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock; (iv) compared Seller from a financial point of view with certain other companies in the Enterprise Application Integration industry and the software industry generally which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the Enterprise Application Integration industry and the software industry generally which we deemed to be relevant, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Seller certain information of a business and financial nature regarding Seller, furnished to us by them, including financial forecasts and related assumptions of Seller; (vii) reviewed publicly available financial forecasts regarding Seller, (viii) made inquiries regarding and discussed the Merger, the Draft Merger Agreement, other related agreements and other matters related thereto with Seller's counsel; and
(ix) performed such other analyses and examinations as we have deemed appropriate.

     In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by its management, upon its advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of its management at the time of preparation as to the future financial performance of Seller and that they provide a reasonable basis upon which we can form our opinion. We have relied on advice of counsel and independent accountants to Seller as to all legal and financial reporting matters with respect to Seller, the Merger, the Merger Agreement and other related agreements. We have assumed that the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or

Board of Directors
CrossWorlds Software, Inc.
October 29, 2001
Page  2

liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be accounted for as a purchase under generally accepted accounting principles. We have also assumed that the definitive Merger Agreement and other related agreements will not differ in any material respects from the drafts thereof furnished to us. Our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

     We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Draft Merger Agreement and other related agreements, without any further amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder.

     We have acted as financial advisor to Seller in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we may actively trade the equity securities of Seller and Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of Seller and performed various investment banking services for Seller and have received customary fees for such services.

     Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Merger Consideration to be received by the stockholders of Seller pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof.

     This opinion is directed to the Board of Directors of Seller in its consideration of the Merger and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Merger Consideration to the stockholders and does not address the relative merits of the Merger and any alternatives to the Merger, Seller's underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          THOMAS WEISEL PARTNERS LLC

                                                                         ANNEX D

                        DELAWARE GENERAL CORPORATION LAW
                                  SECTION 262

     SEC.262. APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depositary receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of (1) such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of (1) such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of (1) such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw (1) such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after (1) such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted (1) such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that (1) such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall also be made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded 1 appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of (1) such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

                           CROSSWORLDS SOFTWARE, INC.

                SPECIAL MEETING OF STOCKHOLDERS, JANUARY __, 2002
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           CROSSWORLDS SOFTWARE, INC.

       The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on January __, 2002 and the Proxy Statement, dated December __, 2001, and hereby appoints Alfred J. Amoroso and Stacey Giamalis, and each of them, as proxies of the undersigned, each with full power of substitution, with full authority to vote on behalf of the undersigned at the Special Meeting of Stockholders of CrossWorlds Software, Inc. to be held at the executive offices of CrossWorlds located at 577 Airport Boulevard, Burlingame, California, on January __, 2002 at 9:00 a.m., local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the following manner:

--------------------------------------------------------------------------------


       1. Adoption of the Agreement and Plan of Merger, dated as of October 29, 2001, by and among International Business Machines Corporation, Duke Acquisition Corp. and CrossWorlds Software, Inc.

             FOR                 AGAINST               ABSTAIN
             [ ]                   [ ]                   [ ]


It is not expected that any matters other than those described in the Proxy Statement will be presented at the Special Meeting. If any other matters are presented, the proxies are authorized to vote upon such other matters in accordance with their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Please date this proxy and sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority. In the case of shares owned by a corporation, an authorized officer should sign and state his or her title. In the case of shares owned by a partnership, an authorized partner or other person should sign. Please return the signed proxy in the enclosed envelope.

NUMBER OF SHARES BEING VOTED: _________________

Please be sure to sign and date this Proxy


      ____________________________________________________    ____________, 200_
                    Authorized Signature(s)                       Date

      Name:
      Title:


      ____________________________________________________
                    Authorized Signature(s)

      Name:
      Title:

Please print the name(s) appearing on each share certificate(s) over which you have voting authority: (Print name(s) on certificate(s)).